 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-270467
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 10, 2023)
MEDIUM-TERM NOTES, SERIES CC (SENIOR)
MEDIUM-TERM NOTES, SERIES DD (SUBORDINATED)
Due Nine Months or More from Date of Issue
U.S. Bancorp may from time to time offer senior medium-term notes, Series CC (“senior notes”), and subordinated medium-term notes, Series DD (“subordinated notes”). The specific terms of each note offered will be included in an underlying supplement or supplements, if any, and a pricing supplement. We sometimes refer to the applicable underlying supplement or supplements, if any, and pricing supplement collectively as the “pricing supplement.” The notes offered will specify whether they are senior or subordinated notes and, unless the applicable pricing supplement specifies otherwise, they will have the following general terms:
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The notes will mature nine months or more from the date of issue.

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The notes will be fixed rate notes, floating rate notes, fixed rate reset notes, indexed notes or a combination thereof, or original issue discount notes.

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Floating rate interest will be determined by reference to one or more of the following base rates, adjusted by a spread or a spread multiplier, or both:

• Canadian overnight repo rate average, or CORRA,	• prime rate,
• commercial paper rate,	• secured overnight financing rate, or SOFR,
• constant maturity treasury, or CMT, rate,	• Sterling overnight index average, or SONIA, rate,
• Euro interbank offered rate, or EURIBOR,	• treasury rate, or
• federal funds rate,	• any other rate or formula specified in the applicable pricing supplement.

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Fixed rate reset notes will bear interest at a fixed rate for a specified portion of their term and then reset that fixed rate at specified intervals for the remainder of their term as set forth in the applicable pricing supplement. Interest on fixed rate reset notes will be reset by reference to one or more of the base rates, adjusted by a spread or a spread multiplier, or both, including the U.S. treasury rate or any other rate specified in the applicable pricing supplement.

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Indexed notes will provide that the principal amount payable at maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:  securities of one or more issuers; one or more currencies; one or more commodities; one or more indices; any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or one or more baskets of the foregoing, which may be adjusted by a spread or a spread multiplier, or both.

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The notes may be issued at a discount or premium from the principal amount payable at maturity and may constitute original issue discount notes. Zero coupon notes will not pay interest.

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Payment of principal of the notes may be accelerated only in the case of our bankruptcy, insolvency or reorganization or, with respect to the senior notes, following a payment default that continues for 30 days, and there is no right of acceleration upon a default in the performance of any of our other covenants in the related indenture or upon a payment default on the subordinated notes.

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The notes may include redemption and/or repayment provisions, if specified in the applicable pricing supplement, whether mandatory, at our option, at the option of the holders or based on the occurrence of one or more conditions or events.

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The notes will be denominated in U.S. dollars or any other currency specified in the applicable pricing supplement. Notes denominated in U.S. dollars will be issued in minimum denominations of $1,000, or any integral multiple of $1,000 or any other denomination specified in the applicable pricing supplement.

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Each note will be represented either by a registered global note held by or on behalf of a depositary or by a certificate issued in definitive form.

The notes are not savings accounts, deposits or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are not secured.
Investing in the notes involves risks. Potential purchasers of the notes should consider the information set forth in the “Risk Factors” section beginning on page S-6 of this prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus supplement and the attached prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Offers to purchase the notes may be solicited from time to time by the agents listed below or other agents named in the applicable pricing supplement. We may sell notes to the agents as principal for resale at varying or fixed offering prices or through the agents who will use their reasonable efforts on our behalf. We also reserve the right to offer and sell notes directly to investors on our own behalf and to appoint other agents. We will pay an agent a commission in respect of any notes sold to or through such agent as agreed upon between U.S. Bancorp and such agent at the time of sale. Actual commissions payable in respect of any sale of notes will be specified in the applicable pricing supplement. In addition, affliates of U.S. Bancorp, including U.S. Bancorp Investments, Inc., may use this prospectus supplement and the attached prospectus in connection with a market-making transaction involving the notes after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. U.S. Bancorp and its affiliates may act as principal or agent in these transactions. Unless you are informed otherwise in the confirmation of sale, this prospectus supplement is being used in a market-making transaction.
There is no established trading market for the notes, and there is no assurance that the notes will be sold or that a secondary market for the notes will develop. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national securities exchange.
Our affiliate, U.S. Bancorp Investments, Inc., may participate in offerings of the notes. Any offering of the notes in which U.S. Bancorp Investments, Inc. participates will be conducted in compliance with the applicable requirements of Financial Industry Regulatory Authority (“FINRA”) Rule 5121. See “Plan of Distribution (Conflicts of Interest).”
U.S. Bancorp Investments, Inc.

Barclays BMO Capital Markets BNP PARIBAS BofA Securities Capital One Securities	CIBC Capital Markets Citigroup Deutsche Bank Securities Goldman Sachs & Co. LLC	HSBC J.P. Morgan Morgan Stanley PNC Capital Markets LLC	RBC Capital Markets TD Securities UBS Investment Bank Wells Fargo Securities
April 21, 2023

Prospectus Supplement
Prospectus
You should rely only on the information provided in this prospectus supplement and the attached prospectus and any pricing supplement and free writing prospectus we have authorized describing the terms of the specific notes being offered pursuant to this prospectus supplement. Neither we nor the agents or any of their affiliates have authorized anyone to provide you with any other information, and neither we nor the agents take any responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the attached prospectus, or in any pricing supplement or free writing prospectus we have authorized, is accurate as of any date other than the date of the applicable document. This prospectus supplement and the attached prospectus are not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.

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ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement sets forth certain terms of the notes that we may offer, and it supplements the general information contained in the attached prospectus. This prospectus supplement supersedes the attached prospectus to the extent that it contains information which differs from the information in the attached prospectus.
Each time we issue notes, we will provide a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the notes we are offering and the terms of the offering. The pricing supplement will supersede this prospectus supplement and the attached prospectus to the extent that it contains information which differs from the information contained in this prospectus supplement or the attached prospectus.
If you purchase your notes in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which U.S. Bancorp Investments, Inc. or another of our affiliates resells notes that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original sale of the note. See “Plan of Distribution (Conflicts of Interest)” below.
In making your investment decision, it is important for you to read and consider all information contained in this prospectus supplement, the attached prospectus and the applicable pricing supplement. You should also read and consider the information contained in the documents identified under the heading “Where You Can Find More Information” on page 1 of the attached prospectus.
References in this prospectus supplement and the attached prospectus to “U.S. Bancorp,” “we,” “us” and “our” refer to U.S. Bancorp. If we have used but not defined certain terms in this prospectus supplement or the attached prospectus, such terms shall have the meanings contained in the indentures described below.
In this prospectus supplement and the attached prospectus, references to “$” and “U.S. dollars” are to the currency of the United States. References to “€” and “euro” are to the currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the treaty establishing the European Community, as amended by the Treaty on European Union, references to “£,” “pounds sterling” or “sterling” are to the currency of the United Kingdom and references to “Canadian dollars” are to the currency of Canada.
The financial information presented in this prospectus supplement and the attached prospectus has been prepared in accordance with Generally Accepted Accounting Principles in the United States.
NOTICE TO INVESTORS
Notice to Prospective Investors in the United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related pricing supplement or free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement or free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement or free writing prospectus may only do so in circumstances in which no obligation arises for us or any of the agents to publish a prospectus pursuant to Section 85 of the UK Financial Services and Markets Act 2000, as amended (the “FSMA”), in relation to such offer. Neither we nor the agents have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the agents to publish a prospectus for such offer.

IMPORTANT — UK RETAIL INVESTORS — If the relevant pricing supplement in respect of any notes includes a legend titled “Prohibition of Sales to UK Retail Investors,” then such notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes: a retail investor means a person who is one (or more) of the following: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA, (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA, or (iii) to the extent so specified in the relevant pricing supplement, not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling such notes or otherwise making them available to retail investors in the United Kingdom has been prepared and, therefore, offering or selling such notes or otherwise making them available to any retail investor in the United Kingdom might be unlawful under the UK PRIIPs Regulation.
UK MIFIR PRODUCT GOVERNANCE / TARGET MARKET — The pricing supplement in respect of any notes may include a legend entitled “UK MiFIR Product Governance” that will outline the target market assessment in respect of such notes and which channels for distribution of such notes are appropriate. In those cases, any person subsequently offering, selling or recommending such notes (a “UK distributor”) should take into consideration the target market assessment; however, a UK distributor subject to FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) will remain responsible for undertaking its own target market assessment in respect of such notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.
A determination will be made in relation to each issue about whether, for the purpose of the UK MiFIR Product Governance Rules, any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise no agent or any of their respective affiliates will be a manufacturer for the purpose of the UK MiFIR Product Governance Rules.
The communication of this prospectus supplement, the accompanying prospectus, any related pricing supplement or free writing prospectus, and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related pricing supplement or free writing prospectus and any other document or material relates will be engaged in only with, relevant persons. Any person that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related pricing supplement or free writing prospectus or any of their contents.
Notice to Prospective Investors in the European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related pricing supplement or free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “EU Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related pricing supplement or free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under the EU Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related pricing supplement or free writing prospectus may only do so in circumstances in which no obligation arises for us or any of the agents to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation in relation to such offer. Neither we or the agents have authorized, nor do we or they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or the agents to publish a prospectus for such offer.
IMPORTANT — EEA RETAIL INVESTORS — If the relevant pricing supplement in respect of any notes includes a legend titled “Prohibition of Sales to EEA Retail Investors,” then such notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes: a retail investor means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) to the extent so specified in the relevant pricing supplement, not a qualified investor as defined in the EU Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “EU PRIIPs Regulation”) for offering or selling such notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling such notes or otherwise making them available to any retail investor in the EEA might be unlawful under the EU PRIIPs Regulation.
MIFID II PRODUCT GOVERNANCE / TARGET MARKET — The pricing supplement in respect of any notes may include a legend entitled “MiFID II Product Governance” that will outline the target market assessment in respect of such notes and which channels for distribution of such notes are appropriate. Any person subsequently offering, selling or recommending such notes (an “EU distributor”) should take into consideration the target market assessment; however, an EU distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of such notes (by either adopting or refining the target market assessment) and determining appropriate distribution channels.
A determination will be made in relation to each issue about whether, for the purpose of the Product Governance rules under EU Delegated Directive 2017/593 (the “MiFID Product Governance Rules”), any agent subscribing for any notes is a manufacturer in respect of such notes, but otherwise no agent or any of their respective affiliates will be a manufacturer for the purpose of the MiFID Product Governance Rules.

RISK FACTOR SUMMARY
Your investment in the notes will involve certain risks. Set forth below is a summary of the risks associated with an investment in the notes that are discussed in more detail in this prospectus supplement under “Risk Factors” below.
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The notes are structurally subordinated to debt of our subsidiaries, and payments related to the notes will be dependent upon our subsidiaries.

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Holders of the notes could be at greater risk of being structurally subordinated if we sell or transfer substantially all of our assets to one or more of our subsidiaries.

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The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.

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You may not be able to sell your notes if an active trading market for the notes does not develop.

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The trading value of the notes may be less than the principal amount of the notes.

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Changes in our credit ratings may affect the value of the notes.

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There are no financial covenants and only limited restrictive covenants in the indenture.

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The notes will have limited acceleration and enforcement rights.

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Hedging activities may affect your return at maturity and the market value of the notes.

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There are potential conflicts of interest between investors in the notes and the calculation agent.

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The amount of interest we may pay on the notes may be limited by state law.

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Changes in laws and regulations, including how they are interpreted and enforced in applicable jurisdictions, may affect the value of the notes.

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Holders of subordinated notes will have only limited acceleration rights and may be adversely impacted by acceleration of the senior notes.

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The subordinated notes will be subordinated in right of payment to all of our senior indebtedness.

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Any right of ours to redeem the subordinated notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.

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If you purchase redeemable notes, we may choose to redeem the notes when prevailing interest rates are relatively low. Redemption of any notes redeemable at our option is at our discretion, and an investor may not be able to reinvest the redemption proceeds at as effective a rate of return as that in respect of the notes.

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An investment in a note denominated or payable in a currency other than your home currency is subject to currency-related risks; changes in currency exchange rates can be volatile and may adversely affect an investment in a note denominated or payable in a currency other than your home currency.

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Judgments on foreign currency notes are subject to exchange rate fluctuations.

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There are limited facilities for conversion of U.S. dollars into foreign currencies, and vice versa.

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We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.

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Notes denominated or payable in currencies other than U.S. dollars permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.

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The interest rate on a series of fixed rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.

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Historical rates are not an indication of future rates.

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The value of and return on any fixed rate reset notes for which the reset reference rate is the treasury rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.

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We or our designee may make determinations with respect to the treasury rate that could affect the market value of your fixed rate reset notes.

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Floating rate notes bear additional risks.

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Historical rates are not an indication of future rates.

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Certain base rates described herein refer to “benchmarks,” including SOFR, EURIBOR, SONIA and CORRA, may be discontinued or reformed, which may adversely affect the value of and return on floating rate notes.

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SOFR may be more volatile than other benchmark or market rates.

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The interest rate on SOFR notes will be based on compounded SOFR, which is relatively new in the marketplace.

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Any failure of SOFR to maintain market acceptance could adversely affect SOFR notes.

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The secondary trading market for notes linked to SOFR may be limited.

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SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for SOFR notes.

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The amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

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Interest on SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur; the Benchmark Replacements may not be a suitable replacement for SOFR or may be altered or discontinued.

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We or our designee will have authority to make determinations, elections, calculations and adjustments with respect to SOFR notes that could affect the value of, return on and market for those notes.

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The rate of interest on SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.

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Interest on SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.

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The market continues to develop in relation to SONIA as a base rate for floating rate notes.

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The amount of interest payable on SONIA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

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SONIA or the SONIA Compounded Index may be modified or discontinued, which could adversely affect the return on, value of or market for SONIA notes.

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The secondary trading market for SONIA notes may be limited.

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Regulation, reform and the actual or potential discontinuation of EURIBOR may adversely affect the return on, value of and market for affected EURIBOR notes.

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Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR.

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CORRA may be more volatile than other benchmark or market rates.

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The interest rate on CORRA notes will be based on a daily compounded CORRA rate, which is relatively new in the marketplace.

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Any failure of CORRA to gain market acceptance could adversely affect the CORRA notes.

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The amount of interest payable on CORRA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.

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The secondary trading market for CORRA notes may be limited.

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CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for CORRA notes.

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Interest on CORRA notes will be calculated using a reference rate other than the applicable benchmark if an Index Cessation Event and related Index Cessation Effective Date occur; the Applicable Fallback Rate for CORRA notes may not be a suitable replacement for CORRA or may be altered or discontinued.

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We or our designee will have authority to make determinations, elections, calculations and adjustments with respect to CORRA notes that could affect the value of, return on and market for those notes.

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Investors in indexed notes could lose their investment.

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The return on indexed notes may be less than the return on notes with a similar term that are not indexed.

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The issuer of a security or currency that comprises an index could take actions that may adversely affect an indexed note.

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Investors in indexed notes will have no ownership of the underlying assets.

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An indexed note may be linked to a volatile index, which investment could adversely affect your investment.

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An index to which a note is linked could be changed or become unavailable.

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Information about indices will not be indicative of future performance.

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Pricing information about the assets underlying a relevant index may not be available due to time zone differences.

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We may engage in hedging activities that could adversely affect an indexed note.

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We may have conflicts of interest regarding an indexed note.

RISK FACTORS
Your investment in the notes will involve certain risks, not all of which are described in this prospectus supplement and the attached prospectus. Before making an investment decision, you should carefully consider the risks described below and the other information we have included or incorporated by reference in this prospectus supplement and the applicable underlying supplement or pricing supplement. Please see the “Company Information — Risk Factors” section contained in Exhibit 13 of our latest Annual Report on Form 10-K, as updated by our future filings with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus supplement. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of the notes. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these risks.
Risk Factors Related to the Notes Generally
The notes are structurally subordinated to debt of our subsidiaries, and payments related to the notes will be dependent upon our subsidiaries.
Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these subsidiaries. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The notes are not obligations of, nor guaranteed by, our subsidiaries, and our subsidiaries have no obligation to pay any amounts due on the notes. The indentures relating to the notes do not limit our ability or the ability of our subsidiaries to issue or incur additional debt or preferred stock.
The notes are our obligations but our assets consist primarily of equity in our subsidiaries and, as a result, our ability to make payments on the notes depends on our receipt of dividends, loan payments and other funds from our subsidiaries. The payment of dividends by a bank subsidiary is subject to federal law and regulatory restrictions as well as to the laws of such subsidiary’s state of incorporation. Each of these restrictions can reduce the amount of funds available to meet our obligations. Many of our subsidiaries, including our bank subsidiaries, are subject to laws and regulations that restrict dividend payments or authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us or other subsidiaries. In addition, our bank subsidiaries would not be permitted to distribute a dividend if doing so would constitute an unsafe and unsound practice or if the payment would reduce their capital to an inadequate level. Our subsidiaries may also choose to restrict dividend payments to us in order to increase their own capital or liquidity levels. Our bank subsidiaries are also subject to restrictions on their ability to lend to or transact with non-bank affiliates, minimum regulatory capital and liquidity requirements, and restrictions on their ability to use funds deposited with them in bank or brokerage accounts to fund their businesses. Further, we evaluate and manage liquidity on a legal entity basis, which may place legal and other limitations on our ability to utilize liquidity from one legal entity to satisfy the liquidity requirements of another, including us. Our bank subsidiaries hold a significant portion of their mortgage loan and investment portfolios indirectly through their ownership interests in direct and indirect subsidiaries.
Holders of the notes could be at greater risk of being structurally subordinated if we sell or transfer substantially all of our assets to one or more of our subsidiaries.
We may sell or transfer substantially all of our assets, in one or more transactions, to our subsidiaries, and our subsidiaries are not required to assume our obligations under the notes and the indentures. If we sell or transfer substantially all of our assets to our subsidiaries, third-party creditors of our subsidiaries could have additional assets from which to recover on their claims while holders of the notes could be structurally subordinated to creditors of our subsidiaries with respect to such assets. See “Description of Notes —  Consolidation, Merger and Sale of Assets.”
The notes are not deposits and are not insured or guaranteed by any governmental agency or any other person.
The notes are not deposits. The notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or any other person.
You may not be able to sell your notes if an active trading market for the notes does not develop.
There is currently no secondary market for the notes. We cannot assure you that a trading market for your notes will ever develop or be maintained if developed. The agents currently intend to make a market in the notes as permitted by applicable laws and regulations. However, they are not obligated to do so, and they may discontinue their market-making activities at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the notes. If the secondary market for the notes is limited, there may be few buyers should you choose to sell your notes prior to maturity and this may reduce the price you receive or your ability to sell your notes at all.
The trading value of the notes may be less than the principal amount of the notes.
The trading market for, and trading value of, the notes may be affected by a number of factors. These factors include, but are not limited to:
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our financial performance;

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our credit ratings;

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the level of liquidity of the notes;

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the time remaining to maturity of the notes;

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the aggregate amount outstanding of the relevant notes;

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any redemption or repayment features of the notes;

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any market-making activities with respect to the notes;

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the market for similar securities; and

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the level, direction, and volatility of market interest rates generally.

The only way to liquidate your investment in the notes prior to maturity will be to sell the notes. At that time, there may be an illiquid market for the notes or no market at all.
Changes in our credit ratings may affect the value of the notes.
Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings or outlook may affect the trading value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings or outlook will not reduce the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.
There are no financial covenants and only limited restrictive covenants in the indenture.
There are no financial covenants in the indentures. You are not protected under the indentures in the event of a highly leveraged transaction, reorganization, change of control, restructuring, merger or similar transaction that may adversely affect you, except to the limited extent described under “Description of Notes — Consolidation, Merger and Sale of Assets.” Further, unless stated otherwise in the applicable pricing supplement, the indentures governing the notes contain very limited restrictive covenants and neither we, nor any of our subsidiaries, are restricted from incurring additional debt (including senior debt) or other liabilities, paying dividends on or issuing or repurchasing our securities, making investments in third parties, entering into transactions with affiliates, creating restrictions on the payment of dividends or other amounts to us from our subsidiaries, or selling assets or granting liens on assets (in each case, other than certain restrictions, as set forth in “Description of Notes — Restrictive Covenants” and “Description of Notes — Consolidation, Merger and Sale of Assets”).
The notes will have limited acceleration and enforcement rights.
The indentures under which the notes will be issued provide that the only events of default will be insolvency events and, in the case of the senior notes, payment defaults that continue for 30 days. Any other default under or breach of the indentures or the notes will not give rise to an event of default, whether after notice, the passage of time or otherwise. As a consequence, if any such other default or breach occurs, neither the applicable trustee nor the holders of the notes will be entitled to accelerate the maturity of the notes — that is, they will not be entitled to declare the principal of any notes to be immediately due and payable. For example, the bankruptcy, insolvency or reorganization of U.S. Bank National Association, our principal subsidiary bank, whether in a voluntary or involuntary proceeding, will not constitute an event of default under either indenture.
The limitations on events of default and acceleration rights described in the prior paragraph do not apply with regard to our senior debt securities issued prior to March 11, 2020. Therefore, if certain defaults or breaches occur, holders of our senior debt securities issued before March 11, 2020 may be able to accelerate their securities so that such securities become immediately due and payable while the holders of notes may not be able to do so. In such an event, our obligation to repay the accelerated senior debt securities in full could adversely affect our ability to make timely payments on the notes thereafter. These limitations on the rights and remedies with respect to the notes could adversely affect the market value of the notes, especially during times of financial stress for us or our industry.
Hedging activities may affect your return at maturity and the market value of the notes.
Hedging activities may affect trading in the notes. At any time, we or our affiliates may engage in hedging activities contemporaneously with an offering of the notes. This hedging activity, in turn, may increase or decrease the value of the notes. In addition, we or our affiliates may acquire a long or short position in the notes from time to time. All or a portion of these positions may be liquidated at or about the time of the maturity date of the notes. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on the notes. However, we cannot assure you that our activities or the activities of our affiliates will not affect the prices at which you may sell your notes.
There are potential conflicts of interest between investors in the notes and the calculation agent.
U.S. Bank Trust National Association, our affiliate, will serve as the calculation agent for the notes, unless otherwise provided in the applicable pricing supplement. The calculation agent will, among other things, decide the amount, if any, of the return paid to investors on the notes. The calculation agent will exercise its discretion and judgment in performing its duties and is, in certain circumstances, entitled to act exclusively as directed by us or our designee (who may be our affiliate). Accordingly, references in this prospectus supplement to determinations made by the calculation agent may refer to actions taken exclusively at our direction or the direction of our designee (who may be our affiliate). Absent manifest error, all determinations by the calculation agent, including those made at our or our designee’s direction, will be final and binding on investors, without any liability on our part. So long as we or any of our affiliates is the calculation agent, investors will not be entitled to any compensation from us for any loss suffered as a result of any determinations by the calculation agent, even though the calculation agent may have a conflict of interest at the time of such determinations.
The amount of interest we may pay on the notes may be limited by state law.
New York law governs the notes. New York usury laws limit the amount of interest that can be charged and paid on loans, including debt securities like the notes. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than

$250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested. Floating rate notes may not have a stated rate of interest and may exceed this limit. While we believe that a state or federal court sitting outside of New York may give effect to New York law, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We do not intend to claim the benefits of any laws concerning usurious rates of interest.
Changes in laws and regulations, including how they are interpreted and enforced in applicable jurisdictions, may affect the value of the notes.
The terms and conditions of the notes and the indentures are based on the laws of the State of New York and all applicable U.S. federal laws and regulations. No assurance can be given as to the impact of any possible judicial decision or change to the laws of the State of New York or of the United States or administrative practice after the date of this prospectus supplement. In addition, the financial services industry is highly regulated, and we have experienced changes and increased complexity in regulatory requirements as governments and regulators around the world continue major reforms intended to strengthen the stability of the financial system and protect key markets and participants. As a result, there is the potential for higher capital requirements and increased regulatory and compliance costs which could lower our returns and affect our growth. Failure to comply with applicable legal and regulatory requirements may result in litigation, financial losses, regulatory sanctions, enforcement actions, an inability to execute our business strategies, a decline in investor and customer confidence and harm to our reputation.
Risk Factors Related to a Particular Issue of Notes
A wide range of notes may be issued under the program. A number of these notes may have features that contain particular risks for potential investors. Set out below is a description of certain of these features and risks.
Risks Relating to Subordinated Notes
Holders of subordinated notes will have only limited acceleration rights and may be adversely impacted by acceleration of the senior notes.
Holders of subordinated notes have the right to accelerate payment of indebtedness only upon our bankruptcy, insolvency or reorganization and not in the event of our failure to pay the principal of, or premium (if any) or interest on, such notes. However, the holders of senior notes may declare those notes in default and accelerate the due date of those notes if an event of default shall occur and be continuing, including payment defaults that continue for 30 days, which may adversely impact our ability to pay obligations on subordinated notes.
The subordinated notes will be subordinated in right of payment to all of our senior indebtedness.
The payment of the principal of and interest on the subordinated notes will, to the extent set forth in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness. In addition, the subordinated notes may be fully subordinate to interests held by the U.S. government in the event we enter into a receivership, insolvency, liquidation or similar proceeding, including a proceeding under the “orderly liquidation authority” provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act. The subordinated indenture does not limit or prohibit us from incurring senior indebtedness.
Any right of ours to redeem the subordinated notes is subject to certain limitations, including any required prior approval of the Federal Reserve Board.
Our right to redeem any subordinated notes is subject to any limitations established by the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). We may not redeem subordinated notes without having received the prior approval of the Federal Reserve Board or other appropriate federal banking agency as required under capital rules applicable to us. We cannot assure you that the

Federal Reserve Board will approve any redemption of the subordinated notes that we may propose. We understand that the factors the Federal Reserve Board will consider in evaluating a proposed redemption include its evaluation of the overall level and quality of our capital components, considered in light of our risk exposures, earnings and growth strategy, the capital plans and stress tests we submit to the Federal Reserve Board and our ability to meet and exceed minimum regulatory capital ratios under baseline and stressed conditions, and other supervisory considerations, although the Federal Reserve Board may change these factors at any time.
Risks Relating to Redeemable Notes
If you purchase redeemable notes, we may choose to redeem the notes when prevailing interest rates are relatively low. Redemption of any notes redeemable at our option is at our discretion, and an investor may not be able to reinvest the redemption proceeds at as effective a rate of return as that in respect of the notes.
If your notes are redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. In addition, if your notes are subject to mandatory redemption or to conditions outside your control, we may be required to redeem your notes also at times when prevailing interest rates are relatively low. If prevailing rates are lower at the time of redemption, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Although your notes may contain make-whole provisions designed to compensate you for the lost value of your notes if we redeem your notes prior to maturity, the make-whole provisions are only an approximation of this lost value and may not adequately compensate you. Any decision we may make at any time to redeem any notes that are redeemable at our option will depend upon, among other things, our evaluation of our capital position, the composition of our stockholders’ equity and general market conditions at that time. Our redemption right also may adversely impact the market value of or your ability to sell your notes as the optional redemption date or period approaches. During any period when we may redeem the notes, or during which there is an actual or perceived increased likelihood that we may elect to redeem the notes, the market value of the notes generally will not rise substantially above the price at which they can be redeemed.
Risks Relating to Notes Denominated or Payable In or Linked To a Currency Other than the Investor’s Home Currency
We may issue notes denominated in, or with respect to which the principal of, and any interest or premium on, are payable in, currencies that we may designate at the time of offering, which may be a currency other than the currency of the country in which you reside or the currency in which you conduct your business or activities (the “home currency”). Certain risks related to an investment in such notes are set forth below. This prospectus supplement does not describe all the risks of an investment in notes denominated in, or the payment of which is related to the value of, a currency (including any composite currency) other than a prospective purchaser’s home currency, and we disclaim any responsibility to advise prospective purchasers of such risks as they exist at the date of this prospectus supplement or as such risks may change from time to time. Prospective purchasers should consult their own financial, legal and tax advisors as to the risks entailed by an investment in notes denominated in, or the payment of which is related to the value of, currencies other than their particular home currency. Such notes are not an appropriate investment for persons who are not knowledgeable about the significant terms and conditions of such notes, foreign currency transactions or financial matters in general.
The applicable pricing supplement will describe the material risks relating to any notes denominated or payable in a currency other than your home currency. Such pricing supplement may contain historical exchange rates for the applicable specified currency against the U.S. dollar, a description of the specified currency and any exchange controls affecting such specified currency. If the pricing supplement includes that information, it should not be regarded as indicative of the range of or trends in fluctuations in currency exchange rates that may occur in the future.
An investment in a note denominated or payable in a currency other than your home currency is subject to currency-related risks; changes in currency exchange rates can be volatile and may adversely affect an investment in a note denominated or payable in a currency other than your home currency.
An investment in a note denominated or payable in a currency other than your home currency entails significant risks that are not associated with a similar investment in notes denominated or payable solely in your home currency. These risks include:

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the possibility of significant changes in the rate of exchange between your home currency and the applicable currency specified in the applicable pricing supplement; and

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the possibility of the imposition or modification of foreign exchange controls or other conditions by the United States or applicable governmental entities.

We have no control over a number of factors affecting the notes offered hereby and foreign exchange rates, including economic, financial and political events and the supply of and demand for the relevant currencies in the global markets that are important in determining the existence, magnitude and longevity of these risks and their effects. Changes in foreign currency exchange rates between two currencies result from the interaction over time of many factors directly or indirectly affecting economic and political conditions in the countries issuing such currencies, and economic and political developments globally and in other relevant countries. Foreign currency exchange rates may be affected by, among other factors, existing and expected rates of inflation, existing and expected interest rate levels, the balance of payments between countries, and the extent of governmental surpluses or deficits in various countries. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries important to international trade and finance. Moreover, political or economic crises and the actions taken or to be taken by various national governments in response to such crises could significantly affect the exchange rates between the applicable specified currency and the investor’s home currency.
In recent years, exchange rates between certain foreign currencies have been highly volatile, including exchange rates between the U.S. dollar and some foreign currencies in which the notes may be denominated, and between these foreign currencies and other foreign currencies. This volatility may continue and could spread to other currencies in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative of fluctuations in the rate that may occur during the term of any foreign currency note, and such changes in exchange rates may vary considerably during the life of that note. Depreciation of the specified currency applicable to a foreign currency note against the U.S. dollar could result in a decrease in:
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the U.S. dollar-equivalent yield of the note;

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the U.S. dollar-equivalent value of the principal or other amounts repayable at maturity or redemption of the note; and

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the U.S. dollar-equivalent market value of the security.

Governments or governmental bodies may intervene from time to time in their economies to alter the exchange rate or exchange characteristics of their currencies, including to devalue or revalue a currency or to replace an existing currency, which could adversely affect the amounts payable on and rate of return of a note denominated or payable in a currency other than your home currency. A government may impose regulatory controls or taxes to affect the exchange rate of its currency or may issue a new currency or replace an existing currency. Governments from time to time have imposed exchange controls and may in the future impose or revise exchange controls at or before the maturity of a foreign currency note (or the maturity of the note issuable at the time of exercise of a debt warrant). Exchange controls could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal, any premium or interest on a foreign currency note. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, premium (if any) or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.
Even if there are no exchange controls in place, it is possible that the specified currency for any particular foreign currency note will not be available at the maturity of the note (or the maturity of the note issuable at the time of exercise of a debt warrant) due to circumstances beyond our control. In this event, we will make required payments in U.S. dollars on the basis described in this prospectus supplement or the applicable pricing supplement. See “Description of Notes — Foreign Currency Notes.”

Judgments on foreign currency notes are subject to exchange rate fluctuations.
Any notes issued under the indentures will be governed by, and construed under, New York law. Under current New York law, a state court in the State of New York that gives a judgment on a foreign currency note would be required to give the judgment in the specified currency in which the foreign currency note is denominated, and this judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on notes denominated or payable in a currency other than U.S. dollars and governed by New York law, you would bear currency exchange risk until judgment is entered. There will be no provision for any further payments if exchange rates continue to change after the judgment is rendered.
If an action based on foreign currency notes was commenced in a court of the United States outside of New York, it is likely that the court would grant judgment relating to those notes only in U.S. dollars. The date and method used to determine the rate of conversion of the specified currency into U.S. dollars will depend on various factors, including which court renders the judgment.
There are limited facilities for conversion of U.S. dollars into foreign currencies, and vice versa.
Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is:
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unavailable due to the imposition of exchange controls or other circumstances beyond our control;

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no longer used by the government of the country issuing such currency; or

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no longer used for the settlement of transactions by public institutions of the international banking community,

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or its successor currency or as otherwise indicated in the applicable pricing supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute an event of default under the applicable indenture.
Unless the applicable pricing supplement specifies otherwise, if the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then our payment obligations on such note will be the amount of redenominated currency that represents the amount of our obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:
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any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

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any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on foreign currency notes made in a currency other than U.S. dollars will, unless the applicable pricing supplement specifies otherwise, be made from an account with a bank located in the country issuing the specified currency or, for foreign currency notes denominated in euro, Brussels.
We will not adjust notes denominated or payable in a currency other than your home currency to compensate for changes in foreign currency exchange rates.
Except as described below or in the applicable pricing supplement, we will not make any adjustment in or change to the terms of notes denominated or payable in currencies other than your home currency for changes in the foreign currency exchange rate for the relevant specified currency for a note, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting that currency or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.
Notes denominated or payable in currencies other than U.S. dollars permit us to make payments in U.S. dollars if we are unable to obtain the specified currency.
The terms of any notes denominated or payable in a currency other than U.S. dollars provide that we have the right to make a payment in U.S. dollars instead of the specified currency, if at or about the time when the payment on such notes comes due, the specified currency is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control. These circumstances could include the imposition of exchange controls, our inability to obtain the specified currency because of a disruption in the currency markets for the specified currency, or unavailability because the specified currency is no longer used by the government of the relevant country or for settlement of transactions by public institutions of or within the international banking community. In addition, if the specified currency for a note has been replaced by a new currency, we will have the option to choose whether we make payments on such note in the replacement currency or in U.S. dollars. In either case, the exchange rate used to make payment in U.S. dollars or the replacement currency, if any, may be based on limited information and would involve significant discretion on the part of the exchange rate agent, which may be one of our affiliates, to be appointed by us. As a result, the value of the payment in our home currency may be less than the value of the payment you would have received in the specified currency if the specified currency had been available. The exchange rate agent generally will not have any liability for its determinations.
Any payment in respect of the notes so made in U.S. dollars where the required payment is in an unavailable specified currency will not constitute an event of default under the relevant indenture or the notes. If your home currency is not U.S. dollars, any such payment will expose you to the significant risks described above in this section “— Risks Relating to Notes Denominated or Payable In or Linked To a Currency Other than the Investor’s Home Currency.” See “Description of Notes — Foreign Currency Notes.”
Risks Relating to Fixed Rate Reset Notes
The following discussion of risks relates to the fixed rate reset notes generally. You should carefully consider the following discussion of risks before investing in fixed rate reset notes.
The interest rate on a series of fixed rate reset notes will reset periodically and the subsequent interest rate may be lower than the interest rate for prior interest periods.
The interest on fixed rate reset notes will reset periodically and the interest or rate for each interest period will equal the reset reference rate specified in the applicable pricing supplement plus a spread, as applicable. Therefore, after the interest rate resets, the interest rate could be less than the fixed rate for the initial interest period and any subsequent interest rate, if applicable, may be less than a prior rate. We have no control over the factors that may affect interest rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may affect the market generally and interest rates specifically.
Historical rates are not an indication of future rates.
In the past, the reset reference rates that may be used for the fixed rate reset notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the reset reference rates are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable reset reference rate is not an indication that such reset reference rate is more or less likely to increase or decrease at any time, and you should not take the historical reset reference rate levels as an indication of future levels.
The value of and return on any fixed rate reset notes for which the reset reference rate is the treasury rate may be adversely affected if the interest rate is determined using an alternative method or a replacement rate is used.
Under the circumstances described herein under “Description of Notes — Fixed Rate Reset Notes — Determination of Reset Reference Rates — U.S. Treasury Rate,” the interest rate for a series of fixed rate reset notes for which the reset reference rate is the treasury rate will be determined using an alternative method to determine the applicable U.S. treasury rate or, if a rate substitution event has occurred with respect to the applicable treasury rate, using a replacement rate. If the interest rate on such a series of notes is determined by using such an alternative method or replacement rate, such alternative method or replacement rate may result in an interest rate and interest payments that are lower than or that do not otherwise correlate over time with the interest rate and interest payments that would have been made on such notes if the reset reference rate had been determined using the first method for determining the applicable treasury rate specified under “Description of Notes — Fixed Rate Reset Notes — Determination of Reset Reference Rates — U.S. Treasury Rate.” If a rate substitution event has occurred and it is determined there is no industry-accepted successor rate to the applicable treasury rate (or then-applicable replacement rate), the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.
We or our designee may make determinations with respect to the treasury rate that could affect the market value of your fixed rate reset notes.
If we or our designee determines that the applicable treasury rate cannot be determined in the manner set forth under “Description of Notes — Fixed Rate Reset Notes — Determination of Reset Reference Rates — U.S. Treasury Rate,” the terms of the applicable fixed rate reset notes expressly authorize us or our designee to determine whether there is an industry-accepted successor rate to the applicable treasury rate and, if applicable, to determine and make certain adjustments with respect to such industry-accepted successor rate and the use thereof as the rate used to determine the interest rate on such fixed rate reset notes. If we or our designee determines that there is no such industry-accepted successor rate, then the interest rate for the applicable reset period will be (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period, and such rate could remain in effect for so long as such fixed rate reset notes are outstanding.
Certain of these determinations, and other related determinations described in this prospectus supplement, may require the exercise of discretion and the making of subjective judgments by us or our designee. In making these potentially subjective determinations, we or our designee may have economic interests that are adverse to interests of investors in fixed rate reset notes, and such determinations may adversely affect the return on, value of and market for the fixed rate reset notes.
Risks Relating to Floating Rate Notes
We may issue floating rate notes that are based on or linked to a “benchmark,” such as SOFR, SONIA, EURIBOR, CORRA and other similar types of base rates. The following discussion of risks relates to the floating rate notes generally. You should carefully consider the following discussion of risks before investing in floating rate notes.
Floating rate notes bear additional risks.
For notes that bear interest at a floating rate, there will be additional significant risks not associated with a conventional fixed rate debt security. These risks include fluctuation of the interest rates, which may be volatile over time, could result in investors receiving an amount of interest that is lower than expected and/or could cause a decline in the market value of the notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market volatility and other risks and their impact on the value of, or payments made on, floating rate notes. Volatility of rates may adversely impact the return on or market value of such floating rate notes.
If the notes are structured to include multipliers or other leverage factors, or caps or floors, or any combination of those features or other similar related features, their market values may be even more volatile than those for securities that do not include those features. No interest will accrue on variable rate notes for which the applicable floating rate specified in the applicable pricing supplement is zero on the related interest reset date. Variable interest rates, by their nature, fluctuate and may be equal to or less than 0.0% unless otherwise provided for in the applicable pricing supplement.
Historical rates are not an indication of future rates.
In the past, the base rates or “benchmarks” that may be used for the floating rate notes have experienced significant fluctuations. You should note that historical levels, fluctuations and trends of the applicable base rate are not necessarily indicative of future levels. Any historical upward or downward trend in the applicable base rate is not an indication that such base rate is more or less likely to increase or decrease at any time. Future performance of a base rate may bear little or no relation to the historical actual or historical indicative base rate data. Prior observed patterns, if any, in the behavior of market variables and their relation to the base rate, such as correlations, may change in the future. In addition, to the extent that any pre-publication historical data is published with respect to a base rate, production of such historical indicative data inherently involves assumptions, estimates and approximations. No future performance of any base rate may be inferred from any of the historical actual or historical indicative base rate data and may bear little or no relation to the historical actual or historical indicative base rate data. Changes in the levels of any “benchmark” index may affect the return on notes based on or linked to such “benchmark” and the trading price of such notes, but it is impossible to predict whether such levels will rise or fall.
Certain base rates described herein refer to “benchmarks,” including SOFR, EURIBOR, SONIA and CORRA, may be discontinued or reformed, which may adversely affect the value of and return on floating rate notes.
Certain base rates, including SOFR, EURIBOR, SONIA and CORRA and other rates or indices described herein or in an applicable pricing supplement, are deemed to be “benchmarks” and are the subject of recent and ongoing national and international regulatory guidance and reform. Some of these reforms already are effective (for example, in the case of EURIBOR), while others are still to be implemented or formulated. These reforms may cause such benchmarks to perform differently than they performed in the past or to be discontinued entirely or may have other consequences that cannot be predicted. The elimination of a benchmark or any other changes or reforms to the determination or supervision of a benchmark could have an adverse impact on the market for, or value of, any notes based on or linked to those benchmarks. In addition, any substitute benchmark and any pricing adjustments imposed by a regulator or otherwise may adversely affect the notes that are based on or linked to such benchmarks.
Any of the international or national reforms or proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks,” triggering changes in the rules or methodologies used in certain “benchmarks,” leading to the discontinuance or unavailability of quotes of certain “benchmarks,” and/or having other effects on certain “benchmarks.” Additionally, the implementation of any benchmark-related reforms might, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of the benchmark and/or cause such benchmarks to perform differently than in the past. Any of such changes or any other consequential changes to any “benchmark” as a result of international or national reforms or proposals for reform or other initiatives or investigations, or any uncertainty in relation to the timing and manner of implementation of such changes, could have a material adverse effect on the market price of and return on any notes linked to, referencing, or otherwise dependent (in whole or in part) upon, a “benchmark.”
To the extent interest payments on a floating rate note are linked to a specific benchmark that is discontinued or is no longer quoted, the applicable base rate will be determined using the alternative methods described in “Description of Notes — Floating Rate Notes — Base Rates.” Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on those notes if the relevant benchmark was available in its current form. Further, the same costs and risks that may lead to the discontinuation or unavailability of a benchmark may make one or more of the alternative methods impossible or impracticable to determine.

With respect to certain of the base rates described herein, if the benchmark were eliminated or discontinued and the applicable provisions for a replacement rate have been triggered, but a replacement rate cannot be determined under such provisions, then the use of the final fallback provisions may set the interest rate for an interest period at the same rate as the immediately preceding interest periods. Therefore, if the final alternative method is required to determine such interest rate, it may result in the effective application of a fixed rate of interest for the applicable floating rate notes for succeeding interest periods, unless one of the other alternative methods applies again in the future. Additionally, in the event that such a base rate becomes unavailable but has not been eliminated or discontinued, and the applicable provisions for a replacement rate have not been triggered, for a particular interest period, under the relevant fallback arrangements included in the terms of the applicable notes using these base rates, the base rate for the last preceding interest period may be used as the base rate for such particular interest period, or, if such base rate was not used for the preceding interest period, the most recent such base rate that could have been determined.
Any of the foregoing may have a material adverse effect on the trading market for, market price of, and return on, such notes. You should consult your own independent financial adviser and make your own assessment about the potential risks imposed by any of the international or national reforms of benchmarks in making any investment decision with respect to any notes referencing a benchmark.
Risks Relating to SOFR and SOFR Notes
The following discussion of risks relates to SOFR and SOFR notes generally. You should consider carefully the following discussion of risks before investing in SOFR notes.
SOFR may be more volatile than other benchmark or market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in compounded SOFR generally are not expected to be as volatile as changes in daily levels of SOFR, the return on, value of and market for SOFR notes may fluctuate more than floating rate securities with rates that are linked to less volatile rates.
The interest rate on SOFR notes will be based on compounded SOFR, which is relatively new in the marketplace.
Publication of SOFR began in April 2018 and publication of the SOFR Index began in March 2020, and, therefore, each has a limited history. The interest rate on SOFR notes for each interest period will be based on compounded SOFR, which is calculated based on SOFR or the SOFR Index published by the Federal Reserve Bank of New York according to the specific formula described under “Description of Notes — Floating Rate Notes — Base Rates — SOFR” or in the applicable pricing supplement, and not by using SOFR published on or in respect of a particular date during such interest period or an arithmetic average of SOFR rates during such period. For this and other reasons, the interest rate on SOFR notes during any interest period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the SOFR rate in respect of a particular date during an interest period is negative, its contribution to SOFR or the SOFR Index, as applicable, will be less than one, resulting in a reduction to compounded SOFR used to calculate the interest payable on SOFR notes on the interest payment date for such interest period.
In addition, the method of calculating an interest rate based upon SOFR in market precedent varies. Accordingly, the use of the SOFR Index or the specific formula for compounded SOFR used in SOFR notes may not be widely adopted by other market participants, if at all. You should review carefully the specific formula for compounded SOFR described herein or specified in the applicable pricing supplement for SOFR notes before making an investment in such notes. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of SOFR notes.
Any failure of SOFR to maintain market acceptance could adversely affect SOFR notes.
SOFR may fail to maintain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate

(“U.S. dollar LIBOR”) in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement (“repo”) market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to maintain market acceptance could adversely affect the return on and value of SOFR notes and the price at which you can sell such SOFR notes.
Further, other index providers are developing products that are perceived as competing with SOFR. It is possible that market participants will prefer one of these competing products and that such competing products may become more widely accepted in the marketplace than SOFR. To the extent market acceptance for SOFR as a benchmark for floating rate notes declines, the return on and value of SOFR notes and the price at which investors can sell SOFR notes in the secondary market could be adversely affected. In addition, investors in SOFR notes may not be able to sell SOFR notes at all or may not be able to sell SOFR notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
As of the date of this prospectus supplement, there are multiple market conventions with respect to the implementation of SOFR as a base rate for floating rate notes or other securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating rate notes markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of SOFR notes.
The secondary trading market for notes linked to SOFR may be limited.
If SOFR does not prove to be widely used as a benchmark in securities that are similar or comparable to SOFR notes, an established trading market for SOFR notes may never develop or may be less liquid, and therefore the trading price of SOFR notes may be lower, than that of floating rate securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to SOFR, including, but not limited to, the spread over the base rate reflected in the interest rate provisions or the manner of compounding the base rate, may evolve over time, and as a result, trading prices of SOFR notes may be lower than those of later-issued securities that are based on SOFR. Investors in SOFR notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of SOFR during the applicable interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk. In addition, some investors may be unwilling or unable to trade SOFR notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of SOFR notes.
SOFR may be modified or discontinued, which could adversely affect the return on, value of or market for SOFR notes.
SOFR and the SOFR Index each are published by the Federal Reserve Bank of New York based on data received from sources other than us, and we have no control over their availability, determination, calculation or publication. The Federal Reserve Bank of New York (or a successor), as administrator of SOFR and the SOFR Index, may make methodological or other changes that could change the value of SOFR or the SOFR Index, as applicable, including changes related to the calculation method, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR or the SOFR Index. In addition, the administrator may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR or the SOFR Index in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR or the SOFR Index. There can be no assurance that SOFR or the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in SOFR notes. If the manner in which either SOFR or the SOFR Index, as applicable, is calculated is changed or if either of SOFR or the SOFR Index, as applicable, is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on SOFR notes, which could adversely affect the return on and market for such notes. For purposes of the formula used to calculate interest with respect to SOFR notes, SOFR in respect of a particular date or interest period, as applicable, will not be adjusted for any modifications or amendments to SOFR data or the SOFR Index, as applicable, that the administrator of SOFR may publish after the interest rate on SOFR notes for that day or period has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.
The amount of interest payable on SOFR notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
Unless the applicable pricing supplement specifies otherwise, the level of compounded SOFR applicable to a SOFR note for a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined near the end of such interest period. Therefore, you will not know the amount of interest payable with respect to each particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to estimate reliably the amount of interest that will be payable on each such interest payment date, which might adversely impact the liquidity and value of such notes.
Interest on SOFR notes will be calculated using a reference rate other than the applicable benchmark if a Benchmark Transition Event and related Benchmark Replacement Date occur; the Benchmark Replacements may not be a suitable replacement for SOFR or may be altered or discontinued.
If we or our designee determines that a Benchmark Transition Event and related Benchmark Replacement Date (each as defined below) have occurred with respect to SOFR, then a Benchmark Replacement will be determined in accordance with the benchmark transition provisions described below under “Description of Notes — Floating Rate Notes — Base Rates — SOFR.” After such an event, interest on such notes will no longer be determined by reference to SOFR, but instead be determined by reference to a different rate, which will be a different benchmark than SOFR, plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes — Floating Rate Notes — Base Rates — SOFR — Effect of a Benchmark Transition Event — Compounded SOFR.”
In addition, the terms of SOFR notes expressly authorize us or our designee to make Benchmark Replacement Conforming Changes (as defined below) with respect to, among other things, changes to the definition of “interest period,” timing and frequency of determining rates and making payments of interest and other administrative matters. The determination of a Benchmark Replacement, the calculation of the interest rate on SOFR notes by reference to a Benchmark Replacement (including the application of a Benchmark Replacement Adjustment), any implementation of Benchmark Replacement Conforming Changes and any other determinations, decisions or elections that may be made under the terms of SOFR notes in connection with a Benchmark Transition Event could adversely affect the value of SOFR notes, the return on SOFR notes and the price at which you can sell such SOFR notes. Any determination, decision or election described above will be made in our or our designee’s sole discretion.
The terms of SOFR notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on such notes if a Benchmark Transition Event and related Benchmark Replacement Date occur. If each alternative rate referenced in the definition of “Benchmark Replacement” is unavailable or indeterminable, we or our designee will determine the Benchmark Replacement that will apply to SOFR notes. The substitution of a Benchmark Replacement may adversely affect the value of and return on these notes.
The benchmark transition provisions also provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement equivalent to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark

Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a one-time adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis. There is no assurance that the characteristics of any Benchmark Replacement will be similar to SOFR, or that any Benchmark Replacement will produce the economic equivalent of SOFR as a reference rate for interest on such notes. Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for notes linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.
We or our designee will have authority to make determinations, elections, calculations and adjustments with respect to SOFR notes that could affect the value of, return on and market for those notes.
We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to SOFR notes as further described below under “Description of Notes — Floating Rate Notes — Base Rates — SOFR” that may adversely affect the value of, return on and market for those notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR notes, the applicable Benchmark Replacement and Benchmark Replacement Adjustment will be determined in accordance with the benchmark transition provisions described under “Description of Notes — Floating Rate Notes — Base Rates — SOFR — Effect of a Benchmark Transition Event — Compounded SOFR,” and we or our designee can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event and any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by us or our designee pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us, in or sole discretion, or the calculation agent or other designee will be conclusive for all purposes and binding on us and holders of SOFR notes absent manifest error. In making these potentially subjective determinations, we, the calculation agent or other designee may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on SOFR notes. Because the continuation of SOFR on the current basis cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we, the calculation agent or other designee are likely to exercise more discretion in respect of calculating interest payable on SOFR notes than would be the case in the absence of a Benchmark Transition Event.
The rate of interest on SOFR notes may be determined by reference to a Benchmark Replacement even if the applicable benchmark continues to be published.
If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR or the SOFR Index, the rate of interest on the applicable SOFR notes will thereafter be determined by reference to the applicable Benchmark Replacement. In each case, a Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative. The rate of interest on those notes may therefore cease to be determined by reference to the benchmark and instead be determined by reference to the Benchmark Replacement, even if the benchmark continues to be published. Such rate may be lower than the benchmark for so long as the benchmark continues to be published, and the value of and return on the applicable SOFR notes may be adversely affected.
Interest on SOFR notes will be calculated using alternative methods if the applicable benchmark is not quoted or published on a particular day and a Benchmark Transition Event and related Benchmark Replacement Date have not occurred.
Under the terms of SOFR notes, if SOFR or the SOFR Index, as applicable, is not published on the Federal Reserve Bank of New York’s Website on a relevant SOFR interest determination date (but a

Benchmark Transition Event or related Benchmark Replacement Date have not occurred), such rate for SOFR notes will be SOFR or the SOFR Index, as applicable, as published on the next preceding U.S. Government Securities Business Day.
Risks Relating to SONIA and SONIA Rate Notes
The following discussion of risks relates to SONIA and SONIA notes generally. You should consider carefully the following discussion of risks before investing in SONIA notes.
The market continues to develop in relation to SONIA as a base rate for floating rate notes.
The interest rate on SONIA rate notes for each interest period will be based on the compounded SONIA rate, which is calculated by reference to the SONIA rate or the SONIA Compounded Index published by the Bank of England according to the specific formula described under “Description of Notes — Floating Rate Notes — Base Rates — SONIA Rate” or in the applicable pricing supplement, not the SONIA rate published on or in respect of a particular date during such interest period or an average of SONIA rates during such period. The compounded SONIA rate differs from the Sterling London interbank offer rate (“Sterling LIBOR”)in a number of material respects, including (without limitation) that the compounded SONIA rate is a backwards-looking, compounded, risk-free overnight rate, whereas Sterling LIBOR has been expressed on the basis of a forward-looking term and incorporates a credit risk-element based upon inter-bank lending. As such, investors should be aware that Sterling LIBOR and SONIA might behave materially differently as base rates for notes. The use of SONIA as a reference rate for debt instruments continues to develop, and is subject to change and development, both in terms of the substance of the calculation and in the development and adoption of market infrastructure for the issuance and trading of debt securities referencing SONIA.
Accordingly, prospective investors in any notes referencing the compounded SONIA rate should be aware that the market continues to develop in relation to SONIA as a reference rate in the capital markets, and its adoption as an alternative to Sterling LIBOR. For example, the SONIA Compounded Index was not published until August 2020 and, accordingly, the compounded SONIA rate derived from the SONIA Compounded Index has not historically been a rate commonly used in the market for calculating interest rates. In the context of backwards-looking SONIA rates, market participants and relevant working groups (including ICE Benchmark Administration Limited, Reuters and FTSE Russell) have developed forward-looking “term” SONIA reference rates (which seek to measure the market’s forward expectation of an average SONIA rate over a designated term by reference, primarily, to SONIA Overnight Index Swap quotes provided in interdealer central limit order books and, where such data is unavailable, subject to a waterfall of alternative data). The adoption of SONIA has already seen component inputs into Sterling swap rates or other composite rates transferring from Sterling LIBOR or another reference rate to SONIA.
The market or a significant part thereof may adopt an application of SONIA that differs significantly from that applicable to SONIA notes as described under “Description of Notes — Floating Rate Notes — Base Rates — SONIA Rate” or in the applicable pricing supplement. In addition, we may in the future issue SONIA notes that differ materially in terms of interest determination when compared with any previous SONIA notes issued by us. The continuing development of the compounded SONIA rate as a base rate for the capital markets, as well as continued development of SONIA-based rates for such market and the market infrastructure for adopting such rates, might result in reduced liquidity or increased volatility or might otherwise affect the market price of any SONIA notes from time to time.
In addition, the manner of adoption or application of SONIA reference rates in the eurobond market might differ materially compared with the application and adoption of SONIA in other markets, such as the derivatives and loan markets. You should carefully consider how any mismatch between the adoption of SONIA reference rates across these markets might impact any hedging or other financial arrangements that they might put in place in connection with any acquisition, holding or disposal of investments in notes referencing compounded SONIA.
The amount of interest payable on SONIA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
Interest on SONIA notes is only capable of being determined immediately or shortly prior to the relevant interest payment date. It might be difficult for investors in SONIA notes to estimate reliably the amount of interest that will be payable on such notes, and some investors might be unable or unwilling to trade such notes without changes to their information technology systems, both of which might adversely impact the liquidity of such notes. Further, if SONIA notes become due and payable as a result of an event of default, or are otherwise redeemed early on a date other than an interest payment date, then the interest rate payable for the final interest period in respect of such notes shall only be determined immediately or shortly prior to the date on which such notes become due and payable.
SONIA or the SONIA Compounded Index may be modified or discontinued, which could adversely affect the return on, value of or market for SONIA notes.
SONIA and the SONIA Compounded Index are published by the Bank of England based upon data from other sources, and we have no control over their determination, calculation or publication. There can be no guarantee that SONIA and the SONIA Compounded Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in notes that reference SONIA. If the manner in which SONIA and/or the SONIA Compounded Index is calculated is changed, then that change might result in a reduction of the amount of interest payable on the relevant notes and the trading prices of investments in such notes. Furthermore, to the extent the SONIA Compounded Index is no longer published, the applicable rate to be used to calculate the interest rate on SONIA notes will be determined using the alternative methods described under “Description of Notes — Floating Rate Notes — Base Rates — SONIA Rate — Fallback Provisions for SONIA Rate Notes specifying calculation method as being Compounded Index Convention” or the applicable pricing supplement. Such alternative methods might result in interest payments that are lower than, or do not otherwise correlate over time with, the payments that would have been made on such notes if SONIA and/or the SONIA Compounded Index had been provided by the Bank of England in its current form. In addition, the use of such alternative methods might also result in a fixed interest rate being applied to the relevant notes.
The secondary trading market for SONIA notes may be limited.
Since SONIA is a relatively new market index, SONIA notes might have no established trading market when issued, and an established trading market might never develop or might not be very liquid. Market terms for debt securities indexed to SONIA, such as the spread over the index reflected in interest rate provisions, might evolve over time and, as a result, the market price of an investment in SONIA-linked securities might be lower than those of later-issued debt securities that are linked to SONIA. Similarly, if SONIA does not prove to be widely used in debt securities that are similar or comparable to SONIA notes, then the market price of an investment in SONIA notes might be lower than that of debt securities that are linked to rates that are more widely used. An investor in SONIA notes might not be able to sell their investment in such notes at all or at a price that will provide such investor a yield comparable to similar investments that have a developed secondary market and, thus, such investor might suffer from increased pricing volatility and market risk with respect to its investment in such notes.
Risks Relating to EURIBOR Notes
The following discussion of risks specifically relates to EURIBOR and EURIBOR notes generally. You should consider carefully the following discussion of risks before investing in EURIBOR notes.
Regulation, reform and the actual or potential discontinuation of EURIBOR may adversely affect the return on, value of and market for affected EURIBOR notes.
Previously certain interest rates which are deemed to be “benchmark” rates have been the subject of national, international and other regulatory guidance, reform and other actions. This has resulted in regulatory reform and changes to existing benchmarks. Such reform of benchmarks includes the Regulation (EU) 2016/1011 (as amended, the “Benchmarks Regulation”) which applies, subject to certain transitional provisions, to benchmark-related provisions, the contribution of input data to a benchmark and the use of a benchmark within the European Union. Among other things, it (i) requires benchmark administrators to be authorized or registered (or, if non-European Union-based, to be subject to an equivalent regime or otherwise recognized or endorsed) and (ii) prevents certain uses by European Union supervised entities (as defined in Article 3(1)(17) of the Benchmarks Regulation) of benchmarks of administrators that are not authorized or registered (or, if non-European Union-based, not deemed equivalent or recognized or endorsed).
The Benchmarks Regulation as it forms part of domestic law by virtue of the EUWA and as amended by the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 has applied in the United Kingdom since the end of the Brexit transition period on December 31, 2020 (the “UK Benchmarks Regulation”). The UK Benchmarks Regulation, among other things, applies to the provision of benchmarks and the use of benchmarks in the United Kingdom. Similarly, it prohibits the use in the United Kingdom by UK supervised entities of benchmarks of administrators that are not authorized by the UK’s Financial Conduct Authority or registered on the Financial Conduct Authority register (or, if non-UK based, not deemed equivalent or recognized or endorsed).
The Benchmarks Regulation and/or the UK Benchmarks Regulation, as applicable, could have a material impact on any notes linked to or referencing EURIBOR, in particular, if the methodology or other terms of EURIBOR are changed during the term of such notes in order to comply with the requirements of the Benchmarks Regulation or supervised entities in the European Union and/or the United Kingdom are, pursuant to the provisions of the Benchmarks Regulation or, as applicable, the UK Benchmarks Regulation, prohibited from acquiring, holding or trading EURIBIOR notes. Such changes or prohibitions could, among other things, have the effect of reducing, increasing or otherwise affecting the volatility of the published rate or level of EURIBOR and materially and negatively reducing liquidity in, and the secondary market price of, EURIBOR notes.
The European Money Markets Institute (“EMMI”), as the registered benchmark administrator of EURIBOR, shifted in 2019 from a quote-based methodology of calculating EURIBOR to a hybrid methodology that is based upon contributions of individual panel banks that submit transaction-based data. In its publication of February 15, 2021, the euro risk-free rate working group recommended that, in respect of any events resulting in a cessation of EURIBOR or if EURIBOR for whatever reasons would no longer be representative of the underlying market it purports to measure, EURIBOR be replaced with the Euro Short-term Rate (referred to as “€STR”), which is a risk-free rate that has been published by the European Central Bank (the “ECB”) since October 2, 2019. Such recommendations were repeated by the working group on euro-risk free rates in its “Recommendations on EURIBOR fallback trigger events and €STR-based EURIBOR fallback rates” published on May 11, 2021. Such €STR-based EURIBOR replacement is expected to be based upon a backward-looking €STR rate, adjusted in relation to the term of the applicable securities and an applicable spread adjustment. €STR has a different methodology and other important differences from EURIBOR and has little historical track record and may be subject to changes in its methodology.
It is not possible to predict with certainty whether, and to what extent, EURIBOR will continue to be supported going forward. This may cause EURIBOR to perform differently than in the past, and may have other consequences which cannot be predicted. Such factors may (a) discourage market participants from continuing to administer or contribute to a benchmark, (b) trigger changes in the rules or methodologies used in the benchmark, (c) lead to the disappearance of the benchmark and/or (d) have other effects on certain benchmarks. Any of such changes or any other consequential changes as a result of international or national reforms or other initiatives or investigations might have a material adverse effect on the market price of and return on any notes linked to, referencing, or otherwise dependent (in whole or in part) upon, EURIBOR.
With respect to any series of EURIBOR notes, if we or our designee determines that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to EURIBOR, the applicable Benchmark Replacement will replace EURIBOR for all purposes relating to such notes. See “— Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR” below. This may, among other things, result in the application of backward-looking €STR compounded in arrears, whereas EURIBOR is expressed on the basis of a forward-looking term and includes a risk element based on interbank lending.
Furthermore, if EURIBOR is discontinued or ceases to be published, there can be no assurances that we and other market participants will be adequately prepared for such discontinuance or cessation, which may have an unpredictable impact on contractual mechanics (including, but not limited to, the interest rate with respect to particular series of EURIBOR notes), among other adverse consequences.

Discontinuance of EURIBOR might adversely affect the value of investments in floating rate notes that reference EURIBOR.
To the extent that EURIBOR is discontinued or no longer published or we determine that another Benchmark Event (as defined under “Description of Notes — Floating Rate Notes — Base Rates — SONIA Rate — Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA”) has occurred, then we will use reasonable efforts to appoint an Independent Financial Adviser for the determination (with our agreement) of a successor rate or, if we and the Independent Financial Adviser agree that there is no successor rate, an alternative rate and, in either case, an adjustment spread (the “benchmark discontinuation provisions”) for the relevant notes, as described more fully under “Description of Notes — Floating Rate Notes — Base Rates — SONIA Rate — Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA.”
The consent or approval of the holders of notes is not required in the case of benchmark discontinuation provisions to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any interest amount in respect of the notes or for any other variation of the terms of the notes and/or the indentures that we required to be made in the circumstances described in the benchmark discontinuation provisions. Any such amendment made pursuant to the benchmark discontinuation provisions could have unexpected commercial consequences and there can be no assurance that, due to the particular circumstances of each holder, any such amendment will be favorable to each holder.
In addition, due to the uncertainty concerning the availability of successor rates and alternative reference rates and our involvement and/or the involvement of an Independent Financial Adviser in accordance with the benchmark discontinuation provisions, the relevant benchmark discontinuation provisions may not operate as intended at the relevant time. As of the date of this prospectus supplement, it is probable (but not certain) that, in respect of EURIBOR, the benchmark discontinuation provisions would result in EURIBOR being replaced with a backward-looking €STR rate in accordance with the “Recommendations of the euro risk-free rate working group on EURIBOR fallback trigger events and €STR-based EURIBOR fallback rates” of May 11, 2021. More generally, however, any of the above matters or any other significant change to the setting or existence of EURIBOR or SONIA could have a material adverse effect on the value or liquidity of, and the amount payable under, relevant notes. No assurance may be provided that relevant changes will not be made to EURIBOR or SONIA and/or that such benchmarks will continue to exist. Investors should consider these matters and make their own assessment about the potential risks imposed by benchmark reforms and investigations when making their investment decision with respect to the notes.
If no successor or alternative reference rate is identified or selected in accordance with the benchmark discontinuation provisions, then the rate of interest on EURIBOR notes will be determined by fallback provisions that are dependent in part upon the provision by major banks in the interbank markets of offered rates for deposits in Euro and the availability of such rates information at the relevant time and may in certain circumstances result, to the extent that other fallback provisions are not applicable, in the effective application of a fixed rate based on the rate which applied in the previous period when EURIBOR was available, in effect resulting in such notes becoming a fixed rate note.
Any of these alternative methods may result in interest payments that are lower than or that do not otherwise correlate over time with the payments that would have been made on the notes if EURIBOR were available in its current form. Additionally, if EURIBOR or any other relevant benchmark rate is discontinued or no longer published, there can be no assurance that the applicable fallback provisions under any related swap agreements would operate so as to ensure that the benchmark rate used to determine payments under any related swap agreements is the same as that used to determine interest payments under the notes.
Risks Relating to CORRA and CORRA Notes
The following discussion of risks relates to CORRA and the CORRA notes generally. You should consider carefully the following risks before investing in CORRA notes.
CORRA may be more volatile than other benchmark or market rates.
Daily changes in CORRA have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as CDOR, during corresponding periods. In addition, although changes in compounded

CORRA generally are not expected to be as volatile as changes in CORRA on a daily basis, the return on, value of and market for the CORRA notes may fluctuate more than floating rate securities with interest rates based on less volatile rates.
The interest rate on CORRA notes will be based on a daily compounded CORRA rate, which is relatively new in the marketplace.
The Bank of Canada has been the administrator of CORRA since June 2020 and commenced publishing the CORRA Compounded Index in April 2021 and, therefore, CORRA has a limited history. The interest rate on CORRA notes for each interest period will be based on a compounded CORRA rate determined on the basis of Compounded Daily CORRA, not the CORRA rate published on or in respect of a particular date during such interest period or an average of CORRA rates during such period. For this and other reasons, the interest rate on the notes during any interest period will not necessarily be the same as the interest rate on other CORRA-linked investments that use an alternative basis to determine the applicable interest rate. Further, if the CORRA rate in respect of a particular date during an interest period is negative, the portion of the accrued interest compounding factor specifically attributable to such date will be less than one, resulting in a reduction to the accrued interest compounding factor used to calculate the interest payable on the notes on the interest payment date for such interest period.
In addition, limited market precedent exists for securities that use CORRA as the interest rate, and the method for calculating an interest rate based upon CORRA in those precedents varies. Accordingly, the specific formula for the daily compounded CORRA rate used in the notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for compounded CORRA described herein and specified in the applicable pricing supplement and such CORRA notes before making an investment in such notes. If the market adopts a different calculation method, that would likely adversely affect the liquidity and market value of such notes.
Any failure of CORRA to gain market acceptance could adversely affect the CORRA notes.
As a rate based on transactions secured by Government of Canada treasury bills and bonds, CORRA does not measure unsecured corporate credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of corporations. This may mean that market participants would not consider CORRA a suitable substitute or successor for CDOR, which may, in turn, lead to lessened market acceptance of CORRA. To the extent market acceptance for CORRA as a benchmark for floating rate notes declines, the return on and value of the CORRA notes and the price at which investors can sell the CORRA notes in the secondary market could be adversely affected. Investors in CORRA notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that continue to have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.
In addition, the market continues to develop in relation to CORRA as a base rate for floating rate notes. As of the date of this prospectus supplement, market participants and relevant working groups still are exploring alternative reference rates based on different applications of CORRA, including term CORRA rates (which seek to measure the market’s forward expectation of an average CORRA rate over a designated term). The market or a significant part thereof may adopt an application of CORRA (including compounded CORRA) that differs significantly from that used in relation to the CORRA notes, which could result in reduced liquidity or otherwise affect the market price of the notes. Further, the methodology for calculating compounded CORRA for other floating rate notes that we may issue may change and we may in the future issue other floating rate notes referencing CORRA or compounded CORRA that differ materially in terms of interest determination when compared with any previous CORRA notes. The continued development of CORRA (including compounded CORRA) as an interest reference rate for the capital markets, as well as continued development of CORRA-based rates for such market and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any CORRA notes from time to time.
Multiple market conventions with respect to the implementation of CORRA as a base rate for floating rate notes or other securities may develop. Accordingly, the specific formula and related conventions used for the CORRA notes may not be widely adopted by other market participants, if at all. Adoption of a different method by the market with respect to these determinations could adversely affect the return on, value of and market for the CORRA notes. Furthermore, the methodology for calculating compounded CORRA for other floating rate notes that we may issue may change, and we may in the future issue other floating rate notes referencing CORRA or compounded CORRA that differ materially in terms of interest determination when compared with any previously-issued CORRA notes. The continued development of CORRA (including compounded CORRA) as an interest reference rate for the capital markets, as well as continued development of CORRA-based rates for such market and the market infrastructure for adopting such rates, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any CORRA notes from time to time.
Additionally, the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in floating rate debt securities markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on CORRA in other markets, such as the derivatives and loan markets. Investors should consider carefully how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on CORRA across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of the CORRA notes.
The amount of interest payable on CORRA notes with respect to a particular interest period will only be capable of being determined near the end of the relevant interest period.
Unless the applicable pricing supplement specifies otherwise, the level of compounded CORRA applicable to a CORRA note for a particular interest period and, therefore, the amount of interest payable with respect to such interest period will be determined on the interest determination date for such interest period. Because each such date is near the end of each relevant interest period, you will not know the amount of interest payable with respect to a particular interest period until shortly prior to the related interest payment date, and it may be difficult for you to estimate reliably the amount of interest that will be payable on each such interest payment date, which might adversely impact the liquidity of such notes.
The secondary trading market for CORRA notes may be limited.
If CORRA does not prove to be widely used as a benchmark in securities that are similar or comparable to CORRA notes, an established trading market for the CORRA notes may never develop or may be less liquid, and therefore the trading price of CORRA notes may be lower, than that of floating rate securities that are linked to rates that are more widely used. Similarly, market terms for securities that are linked to CORRA, including, but not limited to, the spread over the base rate reflected in the interest rate provisions or the manner of compounding the base rate, may evolve over time, and as a result, trading prices of CORRA notes may be lower than those of later-issued securities that are based on CORRA. Investors in CORRA notes may not be able to sell the notes at all or may not be able to sell the notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market. Further, for CORRA notes for which the applicable interest rate for an interest period is determined at or prior to the beginning of such interest period, investors wishing to sell such notes in the secondary market will have to make assumptions as to the future performance of CORRA during the interest period in which they intend the sale to take place. As a result, investors may suffer from increased pricing volatility and market risk. In addition, some investors may be unwilling or unable to trade CORRA notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of CORRA notes.
CORRA may be modified or discontinued, which could adversely affect the return on, value of or market for CORRA notes.
The Bank of Canada may make methodological or other changes that could change the value of CORRA, including changes related to the method by which CORRA is calculated, eligibility criteria applicable to the transactions used to calculate CORRA, or timing related to the publication of CORRA. In addition, CORRA is published by the Bank of Canada based on data received from sources other than us, and we have no control over the methods of calculation, publication schedule, rate revision practices or availability of CORRA. If the manner in which CORRA is calculated is changed, that change may result in a reduction of the amount of interest payable on the CORRA notes, which may adversely affect the trading prices of the CORRA notes. The administrator of CORRA may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of CORRA in its sole discretion and without notice and has no obligation to consider the interests of investors in the CORRA notes in calculating, withdrawing, modifying, amending, suspending or discontinuing CORRA. For purposes of the formula used to calculate interest with respect to CORRA notes, CORRA in respect of a particular date will not be adjusted for any modifications or amendments to CORRA data that the administrator of CORRA may publish after the interest rate on CORRA notes for that day has been determined in accordance with the terms and provisions set forth in this prospectus supplement and the applicable pricing supplement.
There can be no assurance that CORRA will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in CORRA notes. If the manner in which CORRA is calculated is changed or if CORRA is discontinued, that change or discontinuance could reduce or otherwise negatively impact the amount of interest that accrues on CORRA notes, which could adversely affect the return on, value of or market for such CORRA notes.
Interest on CORRA notes will be calculated using a reference rate other than the applicable benchmark if an Index Cessation Event and related Index Cessation Effective Date occur; the Applicable Fallback Rate for CORRA notes may not be a suitable replacement for CORRA or may be altered or discontinued.
If we or our designee determines that an Index Cessation Event and an Index Cessation Effective Date have occurred with respect to CORRA, then the Applicable Fallback Rate will be determined in accordance with the benchmark transition provisions described below under “Description of Notes — Floating Rate Notes — Base Rates — CORRA.” After such an event, interest on such notes will no longer be determined by reference to CORRA, but instead be determined by reference to the Applicable Fallback Rate.
The terms of the CORRA notes provide for alternative rates to be used to determine the rate of interest on any notes referencing CORRA if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to compounded CORRA. The composition and characteristics of the Applicable Fallback Rates may not be the same as those of CORRA and, accordingly, such fallback rates may not be a suitable replacement or successor for CORRA.
Additionally, the alternative rates for CORRA notes are uncertain. In particular, the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor, has not been established as of the date hereof. Uncertainty with respect to market conventions related to the calculation of fallback rates and whether any alternative rate is a suitable replacement or successor for CORRA, may adversely affect the value of, return on and trading market for CORRA notes.
There is no assurance that the characteristics of any of the alternative base rates for CORRA will be similar to those prior to the date an Index Cessation Event occurs, or that any such alternative rate will produce the economic equivalent of CORRA as a base rate for interest on the CORRA notes. Although the CORRA fallback provisions provide for term and spread adjustments to the Applicable Fallback Rate and other rates in order to attempt to make the resulting rate comparable to CORRA, such adjustments will not necessarily make the alternative rate equivalent to CORRA.
We or our designee will have authority to make determinations, elections, calculations and adjustments with respect to CORRA notes that could affect the value of, return on and market for those notes.
We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the CORRA notes as further described below under “Description of Notes — Floating Rate Notes — Base Rates — CORRA — Effect of an Index Cessation Event — CORRA” that may adversely affect the value of, return on or trading market for those notes. In particular, if an Index Cessation Event and a related Index Cessation Effective Date occur with respect to CORRA notes, the Applicable Fallback

Rate and related adjustment to such rate will be determined in accordance with the benchmark transition provisions described under “Description of Notes — Floating Rate Notes — Base Rates — CORRA —  Effect of an Index Cessation Event — CORRA,” and we or our designee can make certain changes and adjustments in connection with the implementation of the Applicable Fallback Rate and other terms and provisions of the CORRA notes.
Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as the occurrence or non-occurrence of an Index Cessation Event or with respect to the Applicable Fallback Rate and related adjustments or changes, any adjustment factor needed to make such substitute or successor base rate comparable to CORRA, the business day convention, the definition of business day, the interest determination date to be used and any other relevant methodology for calculating such substitute or successor base rate. Additionally, if one of our affiliates is the calculation agent for the CORRA notes, we or our affiliate will make determinations with respect to the CORRA notes as specified in this prospectus supplement or the applicable pricing supplement and may have discretion in calculating the amounts payable in respect of such notes. Any determination, decision or election that may be made by us, or our designee pursuant to the benchmark transition provisions will, if made by us, be made in our sole discretion and, in each case, will become effective without consent from the holders of those notes or any other party. All determinations by us, in or sole discretion, or the calculation agent or other designee will be conclusive for all purposes and binding on us and holders of the CORRA notes absent manifest error. In making these potentially subjective determinations, we, the calculation agent or other designee may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the CORRA notes. Because the continuation of CORRA on the current basis cannot and will not be guaranteed, and because the Applicable Fallback Rate may be uncertain, we, the calculation agent or other designee are likely to exercise more discretion in respect of calculating interest payable on CORRA notes than would be the case in the absence of an Index Cessation Event.
Risks Relating to Indexed Notes
We use the term “indexed notes” to mean notes whose value is linked to an underlying asset or index. Indexed notes may present a high level of risk, and those who invest in indexed notes may lose all or a portion of their investment and may receive no interest on their investment. Indexed notes are complex and involve risks not associated with an investment in ordinary debt securities. You should thoroughly review each of an indexed note’s offering documents for a comprehensive description of the risks associated with the offering of such notes. In addition, the treatment of indexed notes for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed note.
Investors in indexed notes could lose their investment.
The amount of any principal and/or interest payable on an indexed note and the cash and/or physical settlement value (if so indicated in the applicable pricing supplement) will be determined by reference to the price, value or level of one or more securities, currencies, commodities, indices, exchange traded funds or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of any principal and/or interest payable on an indexed note, and the cash and/or physical settlement value of an indexed note. The terms of a particular indexed note may or may not provide a fixed return of a percentage of the principal amount at maturity or a minimum interest rate. Thus, if you purchase a particular indexed note that does not provide a fixed return of the principal amount or other amount, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.
The return on indexed notes may be less than the return on notes with a similar term that are not indexed.
Certain indexed notes provide for the repayment of principal at maturity, subject to our credit risk. Depending on the terms of an indexed note, as specified in the applicable pricing supplement, you may not receive any periodic interest payments or you may receive only very low payments on such indexed note. As a result, the overall return on such indexed note may be less than the amount you would have earned by investing the principal or other amount you invest in such indexed note in a non-indexed debt security that bears interest at a prevailing market fixed or floating rate. For indexed notes that do not provide for the repayment of principal at maturity, see “— Investors in indexed notes could lose their investment.”
The issuer of a security or currency that comprises an index could take actions that may adversely affect an indexed note.
The issuer of a security that comprises an index or part of an index for an indexed note will have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. Such an issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder of the indexed note. Any of these actions could adversely affect the value of a note indexed to that security or to an index of which that security is a component.
If the index for an indexed note includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed note and no obligations to the holder of the indexed note. That government may take actions that could adversely affect the value of the note. See “— Risks Relating to Notes Denominated or Payable In or Linked To a Currency Other than the Investor’s Home Currency” for more information about these kinds of government actions.
Investors in indexed notes will have no ownership of the underlying assets.
Investing in an indexed note will not entitle a holder to any direct or indirect ownership or entitlement to the underlying assets, except as specified in the applicable pricing supplement. A holder will not be entitled to the rights and benefits of a holder of the underlying assets, including any right to receive any underlying assets, any distributions or dividends on the underlying assets, or to vote at or attend any meetings of holders of the underlying assets.
An indexed note may be linked to a volatile index, which investment could adversely affect your investment.
Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of any principal and/or interest that can be expected to become payable on an indexed note may vary substantially from time to time. Because the amounts payable with respect to an indexed note are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed note may be adversely affected by a fluctuation in the level of the relevant index. The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed note.
An index to which a note is linked could be changed or become unavailable.
Some indices sponsored by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The sponsor of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration in an index to which a note is linked may result in a decrease in the value of or return on the indexed note. The indices for our indexed notes may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed notes.
A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index, a suspension or disruption of trading in one or more index constituents or any other market disruption event described in the applicable pricing supplement. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed note may allow us to delay determining the amount payable as principal or premium or interest on an indexed note, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would have produced. If we use an alternative method of valuation for a note linked to an index of this kind, the value of the note, or the rate of return on it, may be lower than it otherwise would be.
Some indexed notes are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed note of this kind. In addition, trading in these indices or their index constituents, or options or futures contracts on these indices or index constituents, may be limited, which could increase their volatility and decrease the value of the related indexed notes or the rates of return on them.
Information about indices will not be indicative of future performance.
If we issue an indexed note, we may include historical information about the relevant index in the applicable pricing supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future or indicative of any payment of principal or interest to be paid on the indexed notes.
Pricing information about the assets underlying a relevant index may not be available due to time zone differences.
Special risks may also be presented because of differences in time zones between the United States and the market for the assets underlying the relevant index, such that the underlying assets are traded on a foreign exchange that is not open when the trading market for the notes in the United States, if any, is open or where trading occurs in the underlying assets during times when the trading market for the notes in the United States, if any, is closed. In such cases, holders of the notes may have to make investment decisions at a time when current pricing information regarding the assets underlying the relevant index is not available.
We may engage in hedging activities that could adversely affect an indexed note.
In order to hedge an exposure on a particular indexed note, we may, directly or through our affiliates or other agents, enter into transactions involving the index constituents, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. To the extent that we enter into hedging arrangements with a non-affiliate, including a non-affiliated agent, such non-affiliate may enter into similar transactions. Engaging in transactions of this kind could adversely affect the value of an indexed note. It is possible that we or a hedging counterparty could achieve substantial returns from our hedging transactions while the value of the indexed note may decline. We are under no obligation to hedge our exposure under a particular indexed note. There can be no assurance that any hedging transactions we may choose to undertake will be maintained over the term of the note or will be successful. Regardless of whether we engage in hedging transactions, you have no claim to or in respect of any particular asset which we hold and depend upon our creditworthiness for payment of any amounts due under a note.
We may have conflicts of interest regarding an indexed note.
U.S. Bancorp Investments, Inc. and our other affiliates and unaffiliated agents may have conflicts of interest with respect to some indexed notes. U.S. Bancorp Investments, Inc. and our other affiliates and unaffiliated agents may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed notes and in the index constituents or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed notes. We and our affiliates and unaffiliated agents may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed notes. Introducing competing products into the marketplace in this manner could adversely affect the value of a particular indexed note.
U.S. Bancorp Investments, Inc. or another of our affiliates or an unaffiliated entity that provides us a hedge in respect of indexed notes may serve as calculation agent and/or exchange rate agent for the indexed notes and may have considerable discretion in calculating the amounts payable in respect of the notes. To the extent that U.S. Bancorp Investments, Inc. or another of our affiliates or such an unaffiliated entity sponsors, calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed note based on the index or the rate of return on the note.

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference forward-looking statements about U.S. Bancorp. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date made. These forward-looking statements cover, among other things, future economic conditions and our anticipated future revenue, expenses, financial condition, asset quality, capital and liquidity levels, plans, prospects and operations. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “projects,” “forecasts,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.”
Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those set forth in forward-looking statements, including the following risks and uncertainties:
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Deterioration in general business and economic conditions or turbulence in domestic or global financial markets, which could adversely affect U.S. Bancorp’s revenues and the values of its assets and liabilities, reduce the availability of funding to certain financial institutions, lead to a tightening of credit, and increase stock price volatility;

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Turmoil and volatility in the financial services industry, including failures or rumors of failures of other depository institutions, which could affect the ability of depository institutions, including U.S. Bank National Association and MUFG Union Bank, N.A. (“MUFG Union Bank”), to attract and retain depositors, and could affect the ability of financial services providers, including U.S. Bancorp, to borrow or raise capital;

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Actions taken by governmental agencies to stabilize the financial system and the effectiveness of such actions;

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Changes to regulatory capital, liquidity and resolution-related requirements applicable to large banking organizations in response to recent developments affecting the banking sector;

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Changes to statutes, regulations, or regulatory policies or practices, including capital and liquidity requirements, and the enforcement and interpretation of such laws and regulations, and U.S. Bancorp’s ability to address or satisfy those requirements and other requirements or conditions imposed by regulatory entities;

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Changes in interest rates;

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Increases in unemployment rates;

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Deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans;

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Risks related to originating and selling mortgages, including repurchase and indemnity demands, and related to U.S. Bancorp’s role as a loan servicer;

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Impacts of current, pending or future litigation and governmental proceedings;

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Increased competition from both banks and non-banks;

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Effects of climate change and related physical and transition risks;

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Changes in customer behavior and preferences and the ability to implement technological changes to respond to customer needs and meet competitive demands;

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Breaches in data security;

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Failures or disruptions in or breaches of U.S. Bancorp’s operational or security systems or infrastructure, or those of third parties;

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Failures to safeguard personal information;

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Impacts of pandemics, including the COVID-19 pandemic, natural disasters, terrorist activities, civil unrest, international hostilities and geopolitical events;

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Impacts of supply chain disruptions, rising inflation, slower growth or a recession;

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Failure to execute on strategic or operational plans;

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Effects of mergers and acquisitions and related integration;

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Effects of critical accounting policies and judgments;

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Effects of changes in or interpretations of tax laws and regulations;

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Management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk; and

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The risks and uncertainties more fully discussed in the section entitled “Risk Factors” of U.S. Bancorp’s Form 10-K for the year ended December 31, 2022, and subsequent filings with the Securities and Exchange Commission.

In addition, U.S. Bancorp’s acquisition of MUFG Union Bank presents risks and uncertainties, including, among others: the risk that the cost savings, any revenue synergies and other anticipated benefits of the acquisition may not be realized or may take longer than anticipated to be realized; and the possibility that the combination of MUFG Union Bank with U.S. Bancorp, including the integration of MUFG Union Bank, may be more costly or difficult to complete than anticipated or have unanticipated adverse results.
For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2022, on file with the SEC, including the sections entitled “Risk Factors” and “Corporate Risk Profile” contained in Exhibit 13, and all subsequent filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, factors other than these risks also could adversely affect our results, and you should not consider these factors to be a complete set of all potential risks or uncertainties. You are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and, except as required by law, we undertake no obligation to update them in light of new information or future events.

U.S. BANCORP
We are a financial services holding company headquartered in Minneapolis, Minnesota, serving millions of local, national and global customers. We are registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”), and have elected to be treated as a financial holding company under the BHC Act. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.
Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB.” Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.
We refer you to the documents incorporated by reference into this prospectus supplement and the attached prospectus, as described under “Where You Can Find More Information” in the attached prospectus, for more information about us and our businesses.

USE OF PROCEEDS
Unless the applicable pricing supplement specifies otherwise, we intend to use the net proceeds from the sale of the notes offered by this prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

DESCRIPTION OF NOTES
The following is a description of certain terms of the notes offered hereby and does not purport to be complete in all respects. This description is subject to, and qualified in its entirety by reference to, the detailed terms of the notes being offered and the indentures referred to below. The particular terms of the notes sold under any pricing supplement will be described in that pricing supplement. If any information in the applicable pricing supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the applicable pricing supplement. The pricing supplement may also add, update or change information contained in this prospectus supplement. It is important for you to consider the information contained in the prospectus supplement, the attached prospectus and the applicable pricing supplement in making your investment decision.
General
We may issue the notes as medium-term notes, Series CC, which will represent the senior notes, or as medium-term notes, Series DD, which will represent the subordinated notes. We will issue the senior notes under a senior indenture, dated as of October 1, 1991, as amended by a first supplemental indenture, dated as of April 21, 2017, and as further amended or supplemented from time to time (the “senior indenture”), between us and Citibank, N.A., as senior trustee. We will issue the subordinated notes under a subordinated indenture, dated as of October 1, 1991, as amended by a first supplemental indenture, dated as of April 1, 1993, and a second supplemental indenture, dated as of April 21, 2017, and as further amended or supplemented from time to time (the “subordinated indenture”), between us and Citibank, N.A., as subordinated trustee. The indentures are qualified under the Trust Indenture Act of 1939, as amended. In this prospectus supplement, the senior indenture and the subordinated indenture are referred to collectively as the “indentures,” and the senior trustee and the subordinated trustee are referred to collectively as the “trustees.” The indentures are exhibits to the registration statement of which this prospectus supplement and the attached prospectus are a part.
The Series CC notes issued under the senior indenture will constitute a single series of senior securities under the senior indenture. The Series DD notes issued under the subordinated indenture will constitute a single series of subordinated securities under the subordinated indenture. The notes will mature on a date that is nine months or more from the date of issue, as stated in the applicable pricing supplement. The Series CC notes will represent unsecured, unsubordinated debt of U.S. Bancorp and will rank equally with all other unsecured and unsubordinated debt of U.S. Bancorp. The Series DD notes will represent unsecured, subordinated debt of U.S. Bancorp and will rank junior to, and be subordinated to, all senior indebtedness of U.S. Bancorp.
Because we are a holding company, our rights and the rights of our creditors, including the holders of the notes, to participate in the distribution or allocation of the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to any of our subsidiaries would be subordinate in right of payment to deposits and to other indebtedness of these subsidiaries. Claims from creditors (other than us), against the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.
The indentures do not limit the aggregate principal amount of debt securities that we may issue under them, or the amount of other debt that we may issue.
We may issue fixed rate notes, floating rate notes, fixed rate reset notes, indexed notes or a combination thereof or original issue discount notes. The applicable pricing supplement relating to each note will describe the following:
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whether the note is a senior note or a subordinated note;

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the price at which the note will be issued, if other than 100% of its principal amount;

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the aggregate principal amount of the note;

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the date on which the note will be issued;

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the date on which the note will mature or the method by which such date can be determined;

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whether the note is a fixed rate note, a floating rate note, a fixed rate reset note, an indexed note or any combination thereof, or an original issue discount note;

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the rate at which the note will bear interest and the interest payment date(s) and regular record date(s), if different from those described below;

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whether the note is an original issue discount note, and if so, any additional provisions relating to this feature of the note;

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if the note is an indexed note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its stated principal amount and the manner in which the amount payable at stated maturity will be determined;

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the specified currency or currencies in which such note will be denominated and payable, and if the specified currency is not U.S. dollars, any additional terms applicable to the notes with respect to the payment of principal and any premium or interest for that note;

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whether the note may be redeemed, repurchased or repaid in whole or in part at our option or the option of the holder, and any provisions relating to redemption, repurchase, or repayment of the note;

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the authorized denominations of the notes, if other than $1,000 (and integral multiples of $1,000 in excess thereof);

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the form of such notes, if other than a global security registered in the name of a nominee of The Depository Trust Company (“DTC”), as depositary or another depositary specified in the applicable pricing supplement (“global notes”); and

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any other terms of the note consistent with the provisions of the applicable indenture.

We may from time to time, without your consent, reopen an outstanding tranche of notes and issue additional notes having the same terms and conditions as such outstanding notes (except for the issue date and, in some cases, the offering price and first interest payment date); provided, however, that we will use a separate CUSIP for any such additional notes that are not fungible with the outstanding notes for U.S. federal income tax purposes.
Unless the applicable pricing supplement specifies otherwise, neither indenture contains provisions specifically designed to protect holders in the event of a highly leveraged transaction involving us, payment of the notes may be accelerated only in the event of our bankruptcy, insolvency or reorganization, and, in the case of the Series CC notes only, in the event of payment defaults that continue for 30 days. Unless the applicable pricing supplement indicates otherwise, neither indenture provides for any right of acceleration of the payment of principal of the notes if there is a default in the performance of any covenant or agreement in the notes or in the respective indenture.
Interest and Principal Payments
Unless the applicable pricing supplement specifies otherwise, the provisions described in this section will apply to payments on the notes.
Subject to any applicable business day convention as described below or in the applicable pricing supplement, interest payments on the notes will be made on each interest payment date applicable to, and at the maturity date or earlier redemption or repayment date of, the notes. Except as provided under the heading “— Form of Notes; Book-Entry Notes” below, we will pay interest to the person in whose name a note, or any predecessor note, is registered at the close of business on the regular record date next preceding each interest payment date. Except as provided under the heading “— Form of Notes; Book-Entry Notes” below, if the original issue date of a note is between a regular record date and an interest payment date, the initial interest payment will be made on the interest payment date following the next succeeding regular record date to the registered holder on that next succeeding regular record date. Interest payable at maturity or upon redemption will be payable to the person to whom the principal will be payable.
Unless the applicable pricing supplement specifies otherwise, we will make payments of principal, premium, if any, and interest, if any, with respect to any note, in U.S. dollars. If the specified currency for a note is other than U.S. dollars, we will, unless the applicable pricing supplement specifies otherwise, arrange to convert all payments in respect of that note into U.S. dollars in the manner described under “— Foreign Currency Notes.” The holder of a note having a specified currency other than U.S. dollars may (if the applicable pricing supplement and that note so indicate) elect to receive all payments in respect of that note in the specified currency by delivery of a written notice to the paying agent for that note not later than fifteen calendar days prior to the applicable payment date in the manner described under “— Foreign Currency Notes.” That election will remain in effect until revoked by written notice to the paying agent received not later than fifteen calendar days prior to the applicable payment date.
Subject to certain exceptions, if payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars. See “— Foreign Currency Notes” and “Risk Factors — Risk Factors Related to a Particular Issue of Notes — Risks Relating to Notes Denominated or Payable In or Linked To a Currency Other than the Investor’s Home Currency” for more information and for information about risks of investing in notes of this kind.
Unless the applicable pricing supplement specifies otherwise, the agent for payment, transfer and exchange of the notes, who will be referred to in this prospectus supplement as the paying agent, is U.S. Bank Trust National Association, one of our affiliates, acting through its corporate trust office in New York City, New York. Unless the applicable pricing supplement specifies otherwise, we will pay the principal, interest, and premium, if any, at maturity or redemption in immediately available funds to DTC, as depositary, or its nominee, or such other depositary specified in the applicable pricing supplement, as the registered owner of the global notes representing the book-entry notes. We may, at our option, pay interest on any notes issued in definitive, registered form (“certificated notes”), other than interest at maturity or upon redemption, by mailing a check to the address of the person or entity entitled to the payment shown on our security register at the close of business on the regular record date related to the interest payment date.
References to our “designee” in this prospectus supplement shall mean our designee, which may be the calculation agent, a successor calculation agent or calculation agent named in any applicable pricing supplement or otherwise from time to time, an independent financial advisor or any other designee of ours, any of which may be an affiliate of ours.
Unless the applicable pricing supplement specifies otherwise, holders of U.S. $10,000,000 or more in aggregate principal amount of certificated notes will receive payments of interest, other than interest at maturity or upon redemption, by wire transfer of immediately available funds, if they have given appropriate wire transfer instructions to the paying agent in writing not later than the regular record date.
Unless the applicable pricing supplement specifies otherwise, the interest payment dates and the regular record dates for fixed rate notes will be as described below under the heading “— Fixed Rate Notes” and the interest payment dates and the regular record dates for floating rate notes will be as described below under the heading “— Floating Rate Notes.”
In all cases, unless we specify otherwise herein or in the applicable pricing supplement, if the maturity date or earlier redemption or repayment date with respect to any note falls on a day that is not a business day, any payment of principal, premium, if any, interest and other amounts otherwise due on such day will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such maturity date, redemption date or repayment date, as the case may be.
Unless the applicable pricing supplement specifies otherwise, the term “business day” means any day, other than a Saturday or Sunday, (i) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close (a) for all notes, in the city of New York, or (b) for any note denominated in a specified currency other than U.S. dollars, euro or pounds sterling, in the principal financial center of the country of the specified currency; (ii) for any note denominated in euro or any note with a base rate of EURIBOR, a day that also is a Trans-European Automated Real-time Gross Settlement Express Transfer (T2) System (or any successor thereto) is open; and (iii) for any note denominated in pounds sterling or any note with a base rate of SONIA, a day that also is a day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London (a “London banking day”).
Unless the applicable pricing supplement specifies otherwise, the principal financial center of any country for the purpose of the foregoing definition is as provided in the 2021 ISDA Definitions, and as amended and updated from time to time, published by the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”).
Interest Rates
The interest rate on the notes will be:
•
in the case of fixed rate notes, a fixed rate;

•
in the case of floating rate notes, a rate determined by reference to one or more base rates or formulas, which may be adjusted by a spread or a spread multiplier, or both;

•
in the case of fixed rate reset notes, a fixed rate for a specified portion of their term and then reset at specified intervals for the remainder of their term at a rate determined by reference to one or more base rates, including the U.S. treasury rate, which may be adjusted by a spread or a spread multiplier, or both;

•
in the case of indexed notes, a rate determined by reference to the performance, price, level or value of one or more of the following: securities of one or more issuers; one or more currencies; one or more commodities; one or more indices; any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or one or more baskets of the foregoing, which may be adjusted by a spread or a spread multiplier, or both; or

•
any combination of the above.

Each note that bears interest will bear interest from and including its date of issue or from and including the most recent interest payment date on which interest has been paid or duly provided for:
•
at the fixed rate per annum applicable to the related interest period; or

•
at the rate determined by reference to the base rate applicable to the related interest period(s),

in each case as specified in the note and in the applicable pricing supplement, until the principal is paid or made available for payment. Interest will be payable on each interest payment date and at maturity or upon redemption or repayment.
We may offer notes with similar variable terms but different interest rates, as well as notes with varying terms, concurrently to different investors.
Fixed Rate Notes
General
The applicable pricing supplement will specify whether the notes are fixed rate notes and, if applicable, a fixed interest rate per annum payable on any fixed rate note.
How Interest on Fixed Rate Notes Accrues
Unless the applicable pricing supplement specifies otherwise, each fixed rate note will bear interest from the date of issuance at the annual rate stated on its face until the principal is paid or made available for payment. Unless the applicable pricing supplement specifies otherwise, each interest payment due on an interest payment date, the maturity date or earlier redemption or repayment date, as the case may be, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in a pricing supplement, to, but excluding, the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment (each such period, an “interest period”), except as described below under “— If a Payment Date is Not a Business Day.”
When Interest on Fixed Rate Notes Is Paid
Unless the applicable pricing supplement specifies otherwise, interest on any fixed rate notes (other than original issue discount notes, including zero coupon notes) will be paid, in arrears, on February 1 and August 1 of each year (each such day, an “interest payment date” for a fixed rate note) and at maturity or, if applicable, earlier redemption or repayment. However, unless the applicable pricing supplement specifies otherwise, if the first interest payment date is less than 15 calendar days after the issue date, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date.
Record Date
Unless the applicable pricing supplement specifies otherwise, the regular record dates for fixed rate notes will be the fifteenth calendar day, whether or not a business day, immediately preceding each interest payment date.
How Interest on Fixed Rate Notes Is Calculated
Unless the applicable pricing supplement specifies otherwise, interest on fixed rate notes with maturities of (1) greater than one year will be calculated on the basis of a 360-day year of twelve 30-day months and (2) one year or less will be calculated on the basis of the actual number of days in the year divided by 360.
If a Payment Date Is Not a Business Day
If any interest payment date on a fixed rate note is not a business day, the interest payment will be made on the next day that is a business day, and no interest will accrue or be paid from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment with respect to any note is not a business day, any payment of interest, if any, and principal and premium, if any, otherwise due on such day will be made on the next succeeding business day, and no interest on such payment will accrue for the period from and after such stated maturity date or date of redemption or repayment, as the case may be.
Floating Rate Notes
General
Each floating rate note will bear interest at a floating rate determined by reference to an interest rate basis or formula, which we refer to as the base rate.
The applicable pricing supplement may designate one or more of the following base rates or base rate formulas as applicable to each floating rate note:
•
CORRA (based on compounding), in which case the note will be a “CORRA note”;

•
commercial paper rate, in which case the note will be a “commercial paper rate note”;

•
CMT rate, in which case the note will be a “CMT rate note”;

•
EURIBOR, in which case the note will be a “EURIBOR note”;

•
federal funds rate, in which case the note will be a “federal funds rate note”;

•
prime rate, in which case the note will be a “prime rate note”;

•
SOFR (based on compounding, including index), in which case the note will be a “SOFR note”;

•
SONIA rate (based on compounding, including index), in which case the note will be a “SONIA rate note”;

•
treasury rate, in which case the note will be a “treasury rate note”; or

•
one or more other base rates or base rate formulas specified in the applicable pricing supplement.

The interest rate on each floating rate note will be determined by reference to the applicable base rate specified in the applicable pricing supplement (based on the specified index maturity, if applicable, and in respect of each interest period), plus or minus the applicable spread, if any, and/or multiplied by the applicable spread multiplier, if any.
For any floating rate note, if applicable:
•
“index maturity” means the period to maturity of the instrument or obligation from which the base rate is calculated and will, if applicable, be specified in the applicable pricing supplement;

•
spread is the number of basis points, or one-hundredth of a percentage point, specified in the applicable pricing supplement to be added or subtracted from the base rate for that floating rate note; and

•
spread multiplier is the percentage specified in the applicable pricing supplement to be applied to the base rate for a floating rate note.

A floating rate note may also have either or both of the following limitations on the interest rate:
•
a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest period; and

•
a minimum interest rate limitation, or floor, on the rate of interest that may accrue during any interest period.

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.
The interest rate on a note for any interest period will in no event be higher than the maximum rate permitted by New York law as this law may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested.
When Interest on Floating Rate Notes Is Paid
Unless the applicable pricing supplement specifies otherwise and except as provided below, we will pay interest on floating rate notes on the following interest payment dates:
•
in the case of floating rate notes with a daily, weekly or monthly interest reset date, on the third Wednesday of each month of each year;

•
in the case of floating rate notes with a quarterly interest reset date, on the third Wednesday of March, June, September and December of each year;

•
in the case of floating rate notes with a semi-annual interest reset date, on the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•
in the case of floating rate notes with an annual interest reset date, on the third Wednesday of the month of each year specified in the applicable pricing supplement.

Notwithstanding the foregoing, if the first interest payment date is less than 15 days after the date of issuance, interest will not be paid on the first interest payment date, but will be paid on the second interest payment date. Unless the applicable pricing supplement specifies otherwise, we will also pay interest, in the case of floating rate notes, at maturity or upon redemption or repayment.
Record Date
Unless the applicable pricing supplement specifies otherwise, the regular record dates for floating rate notes will be the fifteenth calendar day, whether or not a business day, immediately preceding each interest payment date.

If a Payment Date Is Not a Business Day
If any interest payment date other than the maturity date or any earlier redemption or repayment date for a floating rate note would otherwise be a day that is not a business day, the interest payment date will be postponed to the next succeeding business day, provided, that in the case of a CORRA note, EURIBOR note, SONIA rate note or a SOFR note, if that business day is in the next calendar month, the interest payment date will be the immediately preceding business day, in each case, unless otherwise specified herein or in the applicable pricing supplement. If the scheduled maturity date or any earlier redemption or repayment date of a floating rate note is not a business day, the payment of principal, premium, if any, and interest, if any, otherwise due on such day will be made on the next succeeding business day. In any such case, no interest will accrue or be paid from and after the scheduled maturity date, redemption or repayment date, as the case may be.
How Floating Interest Rates Are Reset
For floating rate notes other than SOFR notes, SONIA rate notes and CORRA notes, the applicable pricing supplement will indicate the interest rate in effect from the date of issue (or any other date specified in a pricing supplement on which interest begins to accrue) to the first interest reset date, which we refer to as the “initial interest rate.” The rate of interest on each floating rate note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or at some other interval specified in the applicable pricing supplement. This period is the “interest reset period” and the date on which the floating rate note is reset is the “interest reset date.”
Unless the applicable pricing supplement specifies otherwise, the interest reset date will be as follows:
•
in the case of floating rate notes which are reset daily, each business day;

•
in the case of floating rate notes, other than treasury rate notes, which are reset weekly, the Wednesday of each week;

•
in the case of floating rate notes that are treasury rate notes which are reset weekly, the Tuesday of each week, except if the auction date falls on a Tuesday, then the next business day, as provided below;

•
in the case of floating rate notes which are reset monthly, the third Wednesday of each month;

•
in the case of floating rate notes which are reset quarterly, the third Wednesday of March, June, September and December of each year;

•
in the case of floating rate notes which are reset semi-annually, the third Wednesday of the two months of each year specified in the applicable pricing supplement; and

•
in the case of floating rate notes which are reset annually, the third Wednesday of the month of each year specified in the applicable pricing supplement.

If any interest reset date for a floating rate note is not a business day, the interest reset date will be postponed to the next day that is a business day (the “following business day convention”); provided, that in the case of a CORRA note, EURIBOR note, a SOFR note or SONIA rate note, if that next succeeding business day falls in the next succeeding calendar month, then the interest reset date instead will, unless otherwise specified in the applicable pricing supplement, be the immediately preceding business day (the “modified following business day convention”).
Date Interest Rate Is Determined
Unless the applicable pricing supplement specifies otherwise, the interest rate that takes effect on any interest reset date will be determined by the calculation agent by reference to a particular date called an “interest determination date.”
Unless the applicable pricing supplement specifies otherwise, the interest determination date for any interest reset date will be:
•
for CORRA notes, the applicable interest reset date;

•
for commercial paper rate notes, CMT rate notes and prime rate notes, the second business day preceding the interest reset date;

•
for EURIBOR notes, the second TARGET business day preceding the interest reset date;

•
for federal funds rate notes, the business day immediately preceding the interest reset date;

•
for SOFR notes, as set forth below under “Base Rates — SOFR” or in the applicable pricing supplement;

•
for SONIA rate notes, as set forth below under “Base Rates — SONIA Rate” or in the applicable pricing supplement; and

•
for treasury rate notes, the business day on which treasury bills would normally be auctioned in the week in which the interest reset date occurs.

With respect to treasury rate notes, treasury bills usually are sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction usually is held on the following Tuesday, except that the auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is held on the preceding Friday, that preceding Friday will be the interest determination date for the interest reset date for treasury rate notes occurring in the next week. If treasury bills are sold at an auction that falls on a day that is an interest reset date for a treasury rate note, the interest reset date will be the next following business day unless we specify otherwise in the applicable pricing supplement.
Unless the applicable pricing supplement specifies otherwise, the interest determination date for a floating rate note, which interest rate is determined by two or more base rates, will be the latest business day that is at least two business days prior to the applicable interest reset date for the floating rate note on which each such base rate is determinable. Each base rate will be determined as of such date, and the applicable interest rate will take effect on the applicable interest reset date.
How Interest on Floating Rate Notes Is Calculated
Unless the applicable pricing supplement specifies otherwise, interest on floating rate notes will accrue from, and including, the most recent interest payment date on which interest is paid or duly provided for, or, if no interest is paid or duly provided for, the date will be from and including the date of issue or any other date specified in the pricing supplement on which interest begins to accrue. Interest will accrue to, but excluding, the next interest payment date, or if earlier, the date on which the principal is paid or duly made available for payment except as described under “— If A Payment Date Is Not A Business Day.”
Accrued interest for a floating rate note for an interest period will be calculated by multiplying the outstanding principal amount of such note by an accrued interest factor. Unless otherwise specified in the applicable pricing supplement, this accrued interest factor will be determined by multiplying the per annum floating interest rate determined by reference to the applicable base rate, as determined for the applicable interest period, by a factor resulting from the day count convention that applies with respect to such determination. The factor resulting from the day count convention will be, if so specified in the applicable pricing supplement, one of the following, or may be any other convention set forth in the applicable pricing supplement:
•
a factor based on a 360-day year consisting of twelve 30-day months, which we may refer to as the “30/360” day count convention;

•
a factor equal to the actual number of days in the relevant period divided by 360, which we may refer to as the “Actual/360” day count convention;

•
a factor equal to the actual number of days in the relevant period divided by 365, or if any portion of that relevant period falls in a leap year, the sum of (A) the actual number of days in that portion of the relevant period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the relevant period falling in a non-leap year divided by 365, which we may refer to as the “Actual/Actual” day count convention; or

•
a factor equal to the actual number of days in the relevant period divided by 365, which we may refer to as the “Actual/365 (Fixed)” day count convention.

Unless otherwise specified in the applicable pricing supplement, the factor resulting from the day count convention will be:
•
Actual/360, in the case of commercial paper rate notes, EURIBOR notes, federal funds rate notes, prime rate notes and SOFR notes;

•
Actual/Actual, in the case of treasury rate notes and CMT rate notes; and

•
Actual/365 (Fixed), in the case of CORRA notes and SONIA rate notes.

Unless the applicable pricing supplement specifies otherwise, all percentages resulting from any calculation for the floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545% or .09876545 will be rounded to 9.87655% or .0987655, and 9.876544% or .09876544 will be rounded to 9.87654% or .0987654. All U.S. dollar amounts used in or resulting from any of these calculations will be rounded to the nearest cent, with one-half cent being rounded upward. In the case of a currency other than U.S. dollars, all amounts used in or resulting from any of these calculations will be rounded to the nearest corresponding hundredth of a unit, with one-half of a corresponding hundredth of a unit or more being rounded upward to the nearest two decimal places in that currency, with 0.005 rounded up to 0.01.
The interest rate in effect on each day will, unless otherwise specified herein or in the applicable pricing supplement, be:
•
if the day is an interest reset date, the interest rate for the interest determination date related to the interest reset date; or

•
if the day is not an interest reset date, the interest rate for the interest determination date related to the next preceding interest reset date, or, if none, the initial interest rate,

subject in either case to any maximum or minimum interest rate referred to in the applicable pricing supplement.
Unless the applicable pricing supplement specifies otherwise, U.S. Bank Trust National Association, one of our affiliates, will be the calculation agent for any issue of floating rate notes.
On or before each relevant calculation date, the calculation agent will determine the interest rate as described below and notify the paying agent.
Unless the applicable pricing supplement specifies otherwise and except with respect to SOFR notes, SONIA rate notes and CORRA notes, the “calculation date,” if applicable, related to any interest determination date on a floating rate note will be the earlier of:
•
the tenth calendar day after such interest determination date, or, if that day is not a business day, the next succeeding business day; and

•
the business day immediately preceding the applicable interest payment date or the maturity date, whichever is the day on which the next payment of interest will be due, or, for any principal amount to be redeemed or repaid, any redemption or repayment date.

The calculation agent will determine the accrued interest factor applicable to the floating rate note. The paying agent will, at the request of the holder of a floating rate note, provide the interest rate then in effect and, if determined, the interest rate that will become effective as a result of a determination made on the most recent interest determination date for the floating rate note. The determinations of interest rates made by the calculation agent are conclusive and binding, and neither the trustee nor the paying agent has the duty to verify them.
Base Rates
CORRA.   CORRA notes will bear interest at the interest rates, calculated with reference to the Canadian Overnight Repo Rate Average, or CORRA, and the spread and/or spread multiplier, if any, specified in the CORRA notes and in the applicable pricing supplement. CORRA notes will be subject to the minimum and maximum interest rate, if any.

Unless the applicable pricing supplement specifies otherwise, the interest rate for each relevant interest period will be determined by the calculation agent on each interest determination date relating to a floating rate note for which the interest rate is determined with reference to CORRA (a “CORRA interest determination date”), at a base rate equal to compounded daily CORRA (“compounded CORRA”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement.
The amount of interest accrued and payable on the CORRA notes for each interest period will be calculated by the calculation agent and will be equal to the product of (i) the outstanding principal amount of the CORRA notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 365.
The calculation agent will determine compounded CORRA for each applicable interest period in accordance with the formula below, and with respect to the observation period relating to such interest period. Compounded CORRA, the interest rate and accrued interest for each interest period will be determined by the calculation agent in arrears for each applicable interest period as soon as reasonably practicable on or after the last day of the applicable observation period related to such interest period and prior to the relevant interest payment date. The calculation agent will notify us of compounded CORRA and such interest rate and accrued interest for each interest period as soon as reasonably practicable after such determination, but in any event by the business day immediately prior to the interest payment date.
Compounded CORRA Notes with Observation Shift
“Compounded CORRA” means, for any observation period, the rate of return of a daily compounded interest investment calculated in accordance with the following formula, with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with 0.00000005 being rounded upwards:
where:
“d” for any observation period, means the number of calendar days in the relevant observation period;
“d0” for any observation period, is the number of Toronto banking days in the relevant observation period;
“i” means a series of whole numbers from one to d0, each representing the relevant Toronto banking day in chronological order from, and including, the first Toronto banking day in the relevant observation period;
“ ni” for any Toronto banking day “i” in the relevant observation period, means the number of calendar days from, and including, such Toronto banking day “i” to, but excluding, the following Toronto banking day (which is “i” + 1);
“CORRAi” means, in respect of any Toronto banking day “i” in the relevant observation period, a reference rate equal to the daily Canada Overnight Repo Rate Average for such Toronto banking day, as published by the Bank of Canada, as the administrator of CORRA (or any successor administrator of CORRA), on the website of the Bank of Canada or any successor website, or such other source or page as is specified in the applicable pricing supplement or, if the Bank of Canada’s website or such other source or page as is specified in the applicable pricing supplement, as applicable, is unavailable, as otherwise published by such authorized distributors (in each case, at approximately 11:00 a.m., Toronto time (or such other time as is specified in the applicable pricing supplement)), on the immediately following Toronto banking day, which is Toronto banking day “i”+ 1;

“observation period” means, in respect of each observation period, the period from, and including, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two Toronto banking days (or such other number of Toronto banking days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period; and
“Toronto banking day” means a day on which Schedule I banks under the Bank Act (Canada) are open for business in the city of Toronto, Canada.
If neither the administrator nor authorized distributors provide or publish CORRA and an Index Cessation Effective Date with respect to CORRA has not occurred, then, in respect of any day for which CORRA is required, references to CORRA will be deemed to be references to the last provided or published CORRA.
Notwithstanding the foregoing, upon the occurrence of an Index Cessation Event, the terms and provisions set forth under “— Effect of an Index Cessation Event — CORRA” will apply to the CORRA notes.
Effect of an Index Cessation Event — CORRA
Upon the occurrence of an Index Cessation Event and related Index Cessation Effective Date, the interest rate for a CORRA interest determination date that occurs on or after such Index Cessation Effective Date will be the CAD Recommended Rate determined in accordance with (i) and (ii) below, to which the calculation agent will apply the most recently published spread and make such adjustments as are necessary to account for any difference in the term, structure or tenor of the CAD Recommended Rate in comparison to CORRA, in each case that we or our designee (after consulting with us) determines, from time to time, and notifies to the calculation agent, are consistent with accepted market practice or applicable regulatory or legislative action or guidance for the use of such Applicable Fallback Rate for debt obligations comparable to the CORRA notes in such circumstances:
(i)
Index Cessation Effective Date with respect to CORRA.   If there is a CAD Recommended Rate before the end of the first Toronto banking day following the Index Cessation Effective Date with respect to CORRA but neither the administrator nor authorized distributors provide or publish the CAD Recommended Rate and an Index Cessation Effective Date with respect to the CAD Recommended Rate has not occurred, then, in respect of any day for which the CAD Recommended Rate is required, references to the CAD Recommended Rate will be deemed to be references to the last provided or published CAD Recommended Rate.

(ii)
No CAD Recommended Rate or Index Cessation Effective Date with respect to CAD Recommended Rate.   If there is no CAD Recommended Rate before the end of the first Toronto banking day following the Index Cessation Effective Date with respect to CORRA, or there is a CAD Recommended Rate and an Index Cessation Effective Date subsequently occurs with respect to such CAD Recommended Rate, then the base rate for a CORRA interest determination date that occurs on or after such applicable Index Cessation Effective Date will be the BOC Target Rate (as defined below).

Applicable Fallback Rate Conforming Changes.   Notwithstanding the foregoing, in connection with the implementation of an Applicable Fallback Rate, we or our designee (after consulting with us) may make such adjustments to the Applicable Fallback Rate or the spread thereon, if any, as well as the business day convention, the calendar day count convention, interest determination dates, interest reset dates and related provisions and definitions (including observation dates for reference rates), in each case that are consistent with accepted market practice for the use of the Applicable Fallback Rate for debt obligations such as the CORRA notes in such circumstances.
Any determination, decision or election that may be made by us or the calculation agent, as applicable, in relation to the Applicable Fallback Rate, including any determination with respect to an adjustment or the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection: (i) will be conclusive and binding, absent manifest error; (ii) if made by us, will be made in our sole discretion, or, as applicable, if made by the calculation agent will be made after consultation with us and the calculation agent will not make any such determination, decision or election to which we object and will have no liability for not making any such determination, decision or election; and (iii) shall become effective without consent from the holders of the CORRA notes or any other party.
Definitions.   As used in the foregoing terms and provisions relating to the determination of CORRA:
“Applicable Fallback Rate” means the CAD Recommended Rate, or the BOC Target Rate, as applicable;
“BOC Target Rate” means the Bank of Canada’s Target for the Overnight Rate as set by the Bank of Canada and published on the Bank of Canada’s Website;
“CAD Recommended Rate” means the rate (inclusive of any spreads or adjustments) recommended as the replacement for CORRA by a committee officially endorsed or convened by the Bank of Canada for the purpose of recommending a replacement for CORRA (which rate may be produced by the Bank of Canada or another administrator) and as provided by the administrator of that rate or, if that rate is not provided by the administrator thereof (or a successor administrator), published by an authorized distributor;
“CAD Recommended Rate Index Cessation Effective Date” means, in respect of the CAD Recommended Rate and a CAD Recommended Rate Cessation Event, the first date on which the CAD Recommended Rate would ordinarily have been provided and is no longer provided;
“Index Cessation Effective Date” means, in respect of an Index Cessation Event, the first date on which CORRA or the Applicable Fallback Rate, as applicable, is no longer provided. If CORRA or the Applicable Fallback Rate, as applicable, ceases to be provided on the same day that it is required to determine the base rate for an interest period pursuant to the terms of an applicable series of CORRA notes but it was provided at the time at which it is to be observed pursuant to the terms and provisions of such series of CORRA notes (or, if no such time is specified in the terms and provisions of such series, at the time at which it is ordinarily published), then the Index Cessation Effective Date will be the next day on which the rate would ordinarily have been published; and
“Index Cessation Event” means:
(A)   a public statement or publication of information by or on behalf of the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, announcing that it has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable; or
(B)   a public statement or publication of information by the regulatory supervisor for the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, the Bank of Canada, an insolvency official with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, a resolution authority with jurisdiction over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, or a court or an entity with similar insolvency or resolution authority over the administrator or provider for CORRA or the Applicable Fallback Rate, as applicable, which states that the administrator or provider of CORRA or the Applicable Fallback Rate, as applicable, has ceased or will cease to provide CORRA or the Applicable Fallback Rate, as applicable, permanently or indefinitely, provided that, at the time of the statement or publication, there is no successor administrator or provider that will continue to provide CORRA or the Applicable Fallback Rate, as applicable.
Commercial Paper Rate.   Commercial paper rate notes will bear interest at the interest rates, calculated with reference to the commercial paper rate and the spread and/or spread multiplier, if any, specified in the commercial paper rate notes and in the applicable pricing supplement. Commercial paper rate notes will be subject to the minimum and the maximum interest rate, if any.
Unless the applicable pricing supplement specifies otherwise, “commercial paper rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the commercial paper rate (a “commercial paper rate interest determination date”), the money market yield, calculated as described below, of the rate on that date for commercial paper having the index maturity specified in the applicable pricing supplement as published in the daily statistical release designated as such published by the Federal Reserve Board, or its successor, at https://www.federalreserve.gov/releases/h15/, or any successor site or publication, which we will refer to as the H.15 Daily Update, under the heading “Commercial Paper — Nonfinancial.”
Unless the applicable pricing supplement specifies otherwise, the following procedures will be followed if the commercial paper rate cannot be determined as described above:
•
If the rate is not published by 3:00 p.m., New York City time, on the calculation date relating to the commercial paper rate interest determination date, then the commercial paper rate will be the money market yield of the rate on the commercial paper rate interest determination date for commercial paper having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update, under the heading “Commercial Paper — Nonfinancial.”

•
If by 3:00 p.m., New York City time, on the calculation date, the rate is not published in the H.15 Daily Update, then the calculation agent shall determine the commercial paper rate to be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on the commercial paper rate interest determination date of three leading dealers of commercial paper in New York City, selected by the calculation agent, after consultation with us, for commercial paper having the index maturity specified in the applicable pricing supplement placed for an industrial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized statistical rating agency.

•
If the dealers selected by the calculation agent are not quoting as described in the previous bullet point, the commercial paper rate in effect immediately before the commercial paper interest determination date will not change and will remain the commercial paper rate in effect on the commercial paper interest determination date.

Money market yield is a yield calculated under the following formula:
where “D” refers to the applicable annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the interest period for which the interest is being calculated.
Constant Maturity Treasury (CMT) Rate.   CMT rate notes will bear interest at the interest rates calculated with reference to the CMT rate and the spread and/or spread multiplier, if any, specified in the CMT rate notes and in the applicable pricing supplement. CMT rate notes will be subject to the minimum and the maximum interest rate, if any.
Unless the applicable pricing supplement specifies otherwise, “CMT rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the CMT rate (a “CMT rate interest determination date”):
(i)
If “Reuters Page FRBCMT” is the specified CMT Reuters Page in the applicable pricing supplement,

•
The CMT rate on the CMT rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update under the caption “Treasury constant maturities,” as such yield is displayed on Reuters (or any successor service) on page FRBCMT (or any other page as may replace such page on such service) (“Reuters Page FRBCMT”) for such CMT rate interest determination date.

•
If such rate does not appear on Reuters Page FRBCMT, the CMT rate on such CMT rate interest determination date shall be a percentage equal to the yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement and for such CMT rate interest determination date as set forth in the H.15 Daily Update, under the caption “Treasury constant maturities.”
•
If such rate does not appear in the H.15 Daily Update, the CMT rate on such CMT rate interest determination date shall be the rate for the period of the index maturity specified in the applicable pricing supplement as may then be published by either the Federal Reserve Board or the United States Department of the Treasury that we determine to be comparable to the rate that would otherwise have been published in the H.15 Daily Update.

•
If the Federal Reserve Board or the United States Department of the Treasury does not publish a yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for such CMT rate interest determination date, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three leading primary United States government securities dealers in New York City (which may include the agents or their affiliates) (each, a “reference dealer”) selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•
If fewer than three prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two such United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the treasury security with the shorter original term to maturity will be used.

•
If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT rate determined as of such CMT rate interest determination date shall be the CMT rate in effect on such CMT rate interest determination date.

(ii)
If “Reuters Page FEDCMT” is the specified CMT Reuters Page in the applicable pricing supplement,

•
The CMT rate on the CMT rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as set forth in the H.15 Daily Update opposite the caption “Treasury Constant Maturities,” as such yield is displayed on Reuters on page FEDCMT (or any other page as may replace such page on such service) (“Reuters Page FEDCMT”) for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls.

•
If such rate does not appear on Reuters Page FEDCMT, the CMT rate on such CMT rate interest determination date shall be a percentage equal to the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the week or month, as applicable, preceding such CMT rate interest determination date as set forth in the H.15 Daily Update opposite the caption “Treasury Constant Maturities.”

•
If such rate does not appear in the H.15 Daily Update, the CMT rate on such CMT rate interest determination date shall be the one-week or one-month, as specified in the applicable pricing supplement, average yield for United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which such CMT rate interest determination date falls.

•
If the Federal Reserve Bank of New York does not publish a one-week or one-month, as specified in the applicable pricing supplement, average yield on United States Treasury securities at “constant maturity” having the index maturity specified in the applicable pricing supplement for the applicable week or month, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity equal to the index maturity specified in the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time.

•
If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of such quotation shall be eliminated.

•
If fewer than three prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be calculated by the calculation agent and shall be a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 p.m., New York City time, on such CMT rate interest determination date of three reference dealers selected by the calculation agent from five such reference dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest) for United States Treasury securities with an original maturity longer than the index maturity specified in the applicable pricing supplement, a remaining term to maturity closest to such index maturity and in a principal amount that is representative for a single transaction in such securities in such market at such time. If two United States Treasury securities with an original maturity greater than the index maturity specified in the applicable pricing supplement have remaining terms to maturity equally close to such index maturity, the quotes for the Treasury security with the shorter original term to maturity will be used.

•
If fewer than five but more than two such prices are provided as requested, the CMT rate on such CMT rate interest determination date shall be the rate on the CMT rate interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor lowest of such quotations shall be eliminated; provided, however, that if fewer than three such prices are provided as requested, the CMT rate determined as of such CMT rate determination date shall be the CMT rate in effect on such CMT rate interest determination date.

EURIBOR.   EURIBOR notes will bear interest at the interest rates, calculated with reference to EURIBOR and the spread and/or spread multiplier, if any, specified in the EURIBOR notes and in the applicable pricing supplement. EURIBOR notes will be subject to the minimum and maximum interest rate, if any.
Unless the applicable pricing supplement specifies otherwise, EURIBOR means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to EURIBOR (a “EURIBOR interest determination date”), a base rate equal to the interest rate for deposits in euro designated as “EURIBOR” as sponsored, calculated and published by EMMI having the index maturity specified in the applicable pricing supplement, as that rate appears on Reuters Page EURIBOR01 (or any other page as may replace such page on such service) (“Reuters Page EURIBOR01”) as of 11:00 a.m., Brussels time, on such EURIBOR interest determination date.
Unless the applicable pricing supplement specifies otherwise, the following procedures will be followed if EURIBOR cannot be determined as described above:
•
If the rate described above does not appear on Reuters Page EURIBOR01, EURIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., Brussels time, on such EURIBOR interest determination date, at which deposits of the following kind are offered to prime banks in the euro-zone interbank market by the principal euro-zone office of each of four major banks in that market selected by the calculation agent, after consultation with us: euro deposits having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in a representative amount. The calculation agent will request that the principal euro-zone office of each of these banks provide a quotation of its rate. If at least two quotations are provided, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of those quotations.

•
If fewer than two quotations are provided as described above, EURIBOR for such EURIBOR interest determination date will be the arithmetic mean of the rates for loans of the following kind to leading euro-zone banks quoted, at approximately 11:00 a.m., Brussels time on that interest determination date, by three major banks in the euro-zone selected by the calculation agent: loans of euro having such EURIBOR index maturity, beginning on such EURIBOR interest reset date, and in an amount that is representative of a single transaction in euro in that market at the time.

•
If fewer than three banks selected by the calculation agent are quoting as described above, EURIBOR for the new interest period will be EURIBOR in effect for the prior interest period. If the initial base rate has been in effect for the prior interest period, however, it will remain in effect for the new interest period.

Notwithstanding, and at any time during the application of, the foregoing procedures, if we or our designee determines that a Benchmark Event has occurred in relation to any notes that reference EURIBOR, then, pursuant to the provisions described under “Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA,” we will use reasonable efforts to appoint an Independent Financial Adviser for the determination (with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA” shall, in such circumstances, apply to the EURIBOR Notes.
Federal Funds Rate.   Federal funds rate notes will bear interest at the interest rates, calculated with reference to the federal funds rate and the spread and/or spread multiplier, if any, specified in the federal funds rate notes and in the applicable pricing supplement. Federal funds rate notes will be subject to the minimum and the maximum interest rate, if any. The federal funds rate will be calculated by reference to either the federal funds (effective) rate, the federal funds open rate or the federal funds target rate, as specified in the applicable pricing supplement.
Unless the applicable pricing supplement specifies otherwise, “federal funds rate” means the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the federal funds rate (a “federal funds rate interest determination date”), in accordance with the following provisions:

•
If “federal funds (effective) rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate with respect to such date for U.S. dollar federal funds as published in the H.15 Daily Update opposite the caption “Federal funds (effective),” as such rate is displayed on Reuters on page FEDFUNDS1 (or any other page as may replace such page on such service) (“Reuters Page FEDFUNDS1”) under the heading “EFFECT.”

If the federal funds rate cannot be determined in this manner, the following procedures will apply:
•
If the rate described above does not appear on Reuters Page FEDFUNDS1 or is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related interest calculation date, then the federal funds rate with respect to such federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by three leading brokers of U.S. dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent, prior to 9:00 a.m., New York City time, on the business day following such federal funds rate interest determination date;

•
If fewer than three brokers selected by the calculation agent are quoting as described above, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

•
If “federal funds open rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date under the heading “Federal Funds” for the relevant index maturity and opposite the caption “Open” as such rate is displayed on Reuters on page 5 (or any other page as may replace such page on such service) (“Reuters Page 5”), or, if such rate does not appear on Reuters Page 5 by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for the federal funds rate interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg L.P. (“Bloomberg”), which is the Fed Funds Opening Rate as reported by Prebon Yamane (or a successor) on Bloomberg. If such rate does not appear on Reuters Page 5 or is not displayed on FFPREBON Index page on Bloomberg or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds rate interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.

•
If “federal funds target rate” is the specified federal funds rate in the applicable pricing supplement, the federal funds rate as of the applicable federal funds rate interest determination date shall be the rate on such date as displayed on the FDTR Index page on Bloomberg. If such rate does not appear on the FDTR Index page on Bloomberg by 3:00 p.m., New York City time, on the calculation date, the federal funds rate for such federal funds rate interest determination date will be the rate for that day appearing on Reuters Page USFFTARGET= (or any other page as may replace such page on such service) (“Reuters Page USFFTARGET=”). If such rate does not appear on the FDTR Index page on Bloomberg or is not displayed on Reuters Page USFFTARGET= by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate on such federal funds rate interest determination date shall be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City (which may include the agents or their affiliates) selected by the calculation agent prior to 9:00 a.m., New York City time, on such federal funds rate interest determination date; provided, however, that if the brokers so selected by the calculation agent are not quoting as mentioned in this sentence, the federal funds rate determined as of such federal funds rate interest determination date will be the federal funds rate in effect on such federal funds interest determination date without giving effect to any resetting of the federal funds rate on such federal funds rate interest determination date.
Prime Rate.   Prime rate notes will bear interest at the interest rates, calculated with reference to the prime rate and the spread and/or spread multiplier, if any, specified in the prime rate notes and in the applicable pricing supplement. Prime rate notes will be subject to the minimum and the maximum interest rate, if any.
Unless the applicable pricing supplement specifies otherwise, “prime rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to the prime rate (a “prime rate interest determination date”), the rate on such date as such rate is published in the H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, under the caption “Bank prime loan” by 3:00 p.m. New York City time.
Unless the applicable pricing supplement specifies otherwise, the following procedures will be followed if the prime rate cannot be determined as described above:
•
If such rate is not yet published in the H.15 Daily Update, or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the rates of interest publicly announced by each bank that appears on Reuters on page USPRIME1 (or any other page as may replace such page on such service for the purpose of displaying prime rates or base lending rates of major United States banks) (“Reuters Page USPRIME1”) as such bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on such prime rate interest determination date.

•
If the alternative rate described above is not published in another recognized electronic source by 5:00 p.m., New York City time, on the related calculation date, then the calculation agent will determine the prime rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page USPRIME1, as defined below, as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, on that interest determination date.

•
If fewer than four such rates so appear on the Reuters Page USPRIME1 for such prime rate interest determination date by 3:00 p.m., New York City time, on the related calculation date, then the prime rate shall be the arithmetic mean calculated by the calculation agent of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on such prime rate interest determination date by three major banks (which may include affiliates of the dealers) in New York City selected by the calculation agent;

•
If the banks selected by us are not quoting as described above, the prime rate will remain the prime rate then in effect on the prime rate interest determination date.

“Reuters Page USPRIME1” means the display on the Reuters EIKON (or any successor service) on the “USPRIME1 Page” (or such other page as may replace the USPRIME1 Page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.
SOFR.   SOFR notes will bear interest at the interest rates, calculated with reference to the Secured Overnight Financing Rate, commonly referred to as SOFR, and the spread and/or spread multiplier, if any, specified in the SOFR notes and in the applicable pricing supplement. SOFR notes will be subject to the minimum and maximum interest rate, if any.
SOFR notes will be either Compounded SOFR notes with Observation Period Shift or SOFR Index notes with Observation Period Shift, each as indicated in the applicable pricing supplement and as described below.
Unless the applicable pricing supplement specifies otherwise, the interest rate applicable for each interest period will be the rate determined by the calculation agent, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined with reference to SOFR (a “SOFR interest determination date”) at a base rate equal to compounded daily SOFR (“compounded SOFR”), calculated as described below or by any other method of calculation specified in the applicable pricing supplement.
The amount of interest accrued and payable on SOFR notes for each interest period will be equal to the product of (i) the outstanding principal amount of SOFR notes multiplied by (ii) the product of (a) the base rate adjusted by the applicable spread or spread multiplier for the relevant interest period multiplied by (b) the quotient of the actual number of calendar days in such interest period divided by 360.
Promptly upon such determination, the calculation agent will notify us of the floating interest rate for the relevant interest period. Any calculation or determination by the calculation agent with respect to the floating interest rate will be made in the calculation agent’s sole discretion and will be conclusive and binding absent manifest error.
The SOFR interest determination date for Compounded SOFR notes with Observation Period Shift and SOFR Index notes with Observation Period Shift means the day that is the number of U.S. Government Securities Business Days prior to the interest payment date in respect of the relevant interest period, as specified in the applicable pricing supplement. Unless the applicable pricing supplement specifies otherwise, the SOFR interest determination date for each interest period will be two U.S. government securities business days preceding the applicable interest payment date.
Compounded SOFR Notes with Observation Period Shift
If the applicable pricing supplement for any SOFR note specifies the calculation method as being “Compounded SOFR with Observation Period Shift”, then “compounded SOFR”, with respect to any interest period, means the rate of return of a daily compounded interest investment calculated in accordance with the following formula:
where:
“d0”, for any observation period, means the number of U.S. Government Securities Business Days in the relevant observation period;
“i” means a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in the relevant observation period;
“SOFRi”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is equal to SOFR in respect of that day “i”;
“ni”, for any U.S. Government Securities Business Day “i” in the relevant observation period, is the number of calendar days from, and including, such U.S. Government Securities Business Day “i” to, but excluding, the following U.S. Government Securities Business Day (“i+1”);
“d” means the number of calendar days in the relevant observation period;
“interest period” means each period (as specified in the applicable pricing supplement) from, and including, an interest payment date (or, in the case of the first interest period, the issue date) to, but excluding, the next interest payment date (or, in the case of the final interest period, the maturity date or earlier redemption or repayment date).
“observation period” means, in respect of each interest period, the period from, and including, the date that is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) preceding the first date in such interest period to, but excluding, the date that is two U.S. government securities business days (or such other number of U.S. government securities business days as we may specify in the applicable pricing supplement) preceding the interest payment date for such interest period;
“SOFR” means, with respect to any U.S. Government Securities Business Day:
(1)
the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”); or

(2)
if the rate specified in (1) above does not so appear, unless both a Benchmark Transition Event and its related Benchmark Replacement Date (as each such term is defined below under “— Effect of a Benchmark Transition Event — Compounded SOFR”) have occurred, the Secured Overnight Financing Rate as published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the SOFR Administrator’s Website; or

(3)
If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the Benchmark Replacement, subject to the provisions described, and as defined, below under “— Effect of a Benchmark Transition Event — Compounded SOFR.”

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate);
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this document and is not incorporated herein by reference; and
“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Compounded SOFR Index Notes with Observation Period Shift
If the applicable pricing supplement for any SOFR note specifies the calculation method as being “Compounded Index Rate with Observation Period Shift,” then “compounded SOFR,” with respect to any interest period, means the rate computed in accordance with the following formula:
where:
“SOFR” means the daily secured overnight financing rate as provided by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the first date of the relevant interest period;
“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days, or such other number of U.S. Government Securities Business Days as specified in the applicable pricing supplement, preceding the interest payment date relating to such interest period; and
“dc” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd.

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)
the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at 3:00 p.m., New York City time, on such U.S. Government Securities Business Day (the “SOFR Index Determination Time”); provided that:

(2)
if a SOFR Index value does not so appear as specified in (1) above at the SOFR Index Determination Time, then:

(i)
if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “— Effect of a Benchmark Transition Event — Compounded SOFR”) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “— SOFR Index Unavailable” provisions below; or

(ii)
if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “— Effect of a Benchmark Transition Event — Compounded SOFR” provisions below.

“U.S. Government Securities Business Day” means any day that is not a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
SOFR Index Unavailable
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated SOFR interest determination date and a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below under “— Effect of a Benchmark Transition Event — Compounded SOFR”) have not occurred with respect to SOFR, “Compounded SOFR” means, for the applicable interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “observation period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the observation period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.
Effect of a Benchmark Transition Event — Compounded SOFR
Benchmark Replacement.   If we or our designee determines on or prior to the relevant Reference Time that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to SOFR notes in respect of all determinations on such date and for all determinations on all subsequent dates.
Benchmark Replacement Conforming Changes.   In connection with the implementation of a Benchmark Replacement, we or our designee, in its sole discretion, will have the right to make Benchmark Replacement Conforming Changes from time to time.
Decisions and Determinations.   Any determination, decision or election that may be made by us or by our designee pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
•
will be conclusive and binding absent manifest error;

•
will be made in our or our designee’s sole discretion, as applicable; and

•
notwithstanding anything to the contrary in this prospectus supplement and the attached prospectus, the indentures or the notes, shall become effective without consent from the holders of the notes or any other party.

If our designee fails to make any determination, decision or election that it is required to make pursuant to the benchmark transition provisions, then we will make that determination, decision or election on the same basis as described above.
As used in this “— SOFR” section:
“Benchmark” means, initially, the base rate (compounded SOFR) as specified in the applicable pricing supplement, as such terms are defined above; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the base rate (or the published daily SOFR used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the sum of:   (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(2)
the sum of:   (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)
the sum of:   (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)
if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee after giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period”, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors (including changes to the definition of “Corresponding Tenor” solely when such tenor is longer than the interest period), and other administrative matters) that we or our designee, in its sole discretion, decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decides that adoption of any portion of such market practice is not administratively feasible or if we or our designee determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determines is reasonably necessary).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to SOFR or the then-current Benchmark (including the daily published component used in the calculation thereof):

(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)
in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions (including the relevant matrix and any successor matrix thereto (each, a “Matrix”)), as published by ISDA and as amended and updated as at the issue date of the applicable notes, to be determined for the applicable tenor upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR interest determination time, and (2) if the Benchmark is Compounded SOFR Index, the SOFR Index interest determination time and (3) if the Benchmark is not Compounded SOFR or Compounded SOFR Index, the time determined by us or our designee in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Additional Information about SOFR and the SOFR Index
SOFR is published by the Federal Reserve Bank of New York and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. The Federal Reserve Bank of New York reports that SOFR includes all trades in the Broad General Collateral Rate and bilateral U.S. Treasury repo transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC, and SOFR is filtered by the Federal Reserve Bank of New York to remove some (but not all) of the foregoing transactions considered to be “specials.” According to the Federal Reserve Bank of New York, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.
The Federal Reserve Bank of New York reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. The Federal Reserve Bank of New York also notes that it obtains information from DTCC Solutions LLC, an affiliate of DTC.
If data for a given market segment were unavailable for any day, then the most recently available data for that segment would be utilized, with the rates on each transaction from that day adjusted to account for any change in the level of market rates in that segment over the intervening period. SOFR would be calculated from this adjusted prior day’s data for segments where current data were unavailable, and unadjusted data for any segments where data were available. To determine the change in the level of market rates over the intervening period for the missing market segment, the Federal Reserve Bank of New York would use information collected through a daily survey conducted by its Trading Desk of primary dealers’ repo borrowing activity. Such daily survey would include information reported by the dealers or their affiliates.
Each U.S. Government Securities Business Day, the Federal Reserve Bank of New York publishes SOFR on its website at https://apps.newyorkfed.org/markets/autorates/sofr at approximately 8:00 a.m., New York City time. If errors are discovered in the transaction data provided by The Bank of New York Mellon or DTCC Solutions LLC, or in the calculation process, subsequent to the initial publication of SOFR but on that same day, SOFR and the accompanying summary statistics may be republished at approximately 2:30 p.m., New York City time. Additionally, if transaction data from The Bank of New York Mellon or DTCC Solutions LLC had previously not been available in time for publication, but became available later in the day, the affected rate or rates may be republished at around this time. Rate revisions will only be effected on the same day as initial publication and will only be republished if the change in the rate exceeds one basis point. Any time a rate is revised, a footnote to the Federal Reserve Bank of New York’s publication would indicate the revision. This revision threshold will be reviewed periodically by the Federal Reserve Bank of New York and may be changed based on market conditions.
SOFR is published by the Federal Reserve Bank of New York based on data received from other sources, and we have no control over its determination, calculation or publication. The Federal Reserve Bank of New York started publishing SOFR in April 2018 and the SOFR Index in March 2020. The Federal Reserve Bank of New York also has published historical indicative Secured Overnight Financing Rates dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR.
The Federal Reserve Bank of New York notes on its publication page for SOFR that use of SOFR is subject to important limitations, indemnification obligations and disclaimers, including that the Federal Reserve Bank of New York may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. Neither the Federal Reserve Bank of New York’s Website, nor any of the information or materials available thereon, are a part of this document or incorporated herein by reference.

The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding the Secured Overnight Financing Rate on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of the Secured Overnight Financing Rate. The SOFR Index value reflects the effect of compounding the Secured Overnight Financing Rate each business day, and allows the calculation of compounded Secured Overnight Financing Rate averages over custom time periods.
The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice.
SONIA Rate.   SONIA rate notes will bear interest at the interest rates, calculated with reference to the Sterling Overnight Index Average Rate, commonly referred to as SONIA, and the spread and/or spread multiplier, if any, specified in the SONIA rate notes and in the applicable pricing supplement. SONIA rate notes will be subject to the minimum and maximum interest rate, if any.
The SONIA rate in respect of any SONIA rate notes will be determined in accordance with (i) if the calculation method is specified in the applicable pricing supplement as being Compounded SONIA either (a) an “Observation Shift Convention” or (b) an “Observation Lookback Convention” and (ii) if the calculation method is specified in the applicable pricing supplement as being “Compounded Index Rate”, a “Compounded Index Convention”, each as indicated in the applicable pricing supplement and as described below.
Compounded SONIA Rate Notes with Observation Shift Convention
If the applicable pricing supplement for any SONIA rate notes specifies the calculation method as being Compounded SONIA and, in addition, specifies the Observation Method as being “Observation Shift Convention”, then “compounded SONIA” means, with respect to each applicable interest period, the rate of return of a daily compounded interest investment (with the daily SONIA rate as reference rate for the calculation of interest) calculated in accordance with the following formula, and the resulting percentage shall, unless otherwise specified in the applicable pricing supplement, be rounded if necessary to the fourth decimal place (with .00005 being rounded upwards):
where:
“d0”, for any observation period, is the number of London banking days in such observation period;
“i”, for such observation period, is a series of whole numbers from one to d0, each representing the relevant London banking days in chronological order from, and including, the first London banking day in such observation period;
“SONIA” in respect of any London banking day, means a reference rate equal to the daily Sterling Overnight Index Average rate for such London banking day as provided by the administrator of SONIA to authorized distributors and as then published on the Relevant Screen Page (as specified in the applicable pricing supplement) or, if the Relevant Screen Page is unavailable, as otherwise published by such authorized distributors, in each case on the London banking day immediately following such London banking day;
“SONIAi” means, in relation to any London banking day “i” in such observation period, SONIA in respect of that day, as determined by the calculation agent;
“ni” means, in relation to any London banking day “i” in such observation period, the number of calendar days from, and including, such London banking day “i” to, but excluding, the next following London banking day;

“d”, for such observation period, is the number of calendar days in such observation period;
“London banking day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, England;
“observation period” means the period from (and including) the date falling “p” London banking days prior to the first day of the relevant interest period to (but excluding): (a) the date falling “p” London banking days prior to the interest payment date for such interest period or (b) such date (if any) on which the relevant payment of interest falls due (but that by its definition and the operation of the relevant provisions is excluded from the interest period); and
“p” means the number of London banking days specified in the applicable pricing supplement (or, if no such number is specified, five London banking days).
Compounded SONIA Rate Notes with Observation Lookback Convention
If the applicable pricing supplement for any SONIA rate notes specifies the calculation method as being Compounded SONIA and, in addition, specifies the Observation Method as being the “Observation Lookback Convention”, then “compounded SONIA” means, with respect to each applicable interest period, the rate of return of a daily compounded interest investment (with the daily SONIA rate as reference rate for the calculation of interest) calculated in accordance with the following formula, and the resulting percentage shall, unless otherwise specified in the applicable pricing supplement, be rounded if necessary to the fourth decimal place (with .00005 being rounded upwards):
where:
“d0”, for any interest period, is the number of London banking days in such interest period;
“i”, for such interest period, is a series of whole numbers from one to d0, each representing the relevant London banking day in chronological order from, and including, the first London banking day in such interest period;
“SONIA” in respect of any London banking day, means a reference rate equal to the daily Sterling Overnight Index Average rate for such London banking day as provided by the administrator of SONIA to authorized distributors and as then published on the Relevant Screen Page (as specified in the applicable pricing supplement) or, if the Relevant Screen Page is unavailable, as otherwise published by such authorized distributors, in each case on the London banking day immediately following such London banking day;
“SONIAi-pLBD” means, in relation to any London banking day “i” in such interest period, SONIA in respect of the London banking day falling “p” London banking days prior to such London banking day “i”, determined by the calculation agent;
“ni” means, in relation to any London banking day “i” in such interest period, the number of calendar days from, and including, such London banking day “i” to, but excluding, the next following London banking day;
“d”, for such interest period, is the number of calendar days in such interest period;
“p” means the number of London banking days specified in the applicable pricing supplement (or, if no such number is specified, five London banking days); and
“London banking day” means any day on which commercial banks are open for general business (including dealing in foreign exchange and foreign currency deposits) in London, England.

Fallback Provisions for SONIA Rate Notes specifying the calculation method as being Compounded SONIA
If, in respect of any London banking day, the SONIA rate is not available on the Relevant Screen Page or has not otherwise been published by the relevant authorized distributors, then SONIA in respect of such London banking day shall, unless the calculation agent has been notified of any Successor Rate or Alternative Benchmark Rate (and, in either case, the applicable Adjustment Spread and the specific terms of any Benchmark Amendments) as described under “— Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA” below, be: (1) the sum of: (a) the Bank of England’s Bank Rate (the “Bank Rate”) prevailing at 5:00 p.m., London time (or, if earlier, close of business) on such London banking day and (b) the mean of the spread of SONIA to the Bank Rate over the previous five London banking days on which a SONIA rate has been published, excluding the highest spread (or, if there are more than one highest spread, then only one of those highest spreads) and the lowest spread (or, if there are more than one lowest spread, then only one of those lowest spreads) to the Bank Rate; or (2) if the Bank Rate is not published by the Bank of England at 5:00 p.m., London time (or, if earlier, close of business) on the relevant London banking day, the SONIA rate published on the Relevant Screen Page (or otherwise published by the relevant authorized distributors) for the first preceding London banking day on which the SONIA rate was published on the Relevant Screen Page (or otherwise published by the relevant authorized distributors).
Notwithstanding the previous paragraph but subject to any notification of a Successor Rate or Alternative Benchmark Rate (and, in either case, the applicable Adjustment Spread and the specific terms of any Benchmark Amendments) as outlined in the previous paragraph, in the event the Bank of England publishes guidance as to: (1) how SONIA is to be determined or (2) any rate that is to replace SONIA, then the calculation agent shall, to the extent that is reasonably practicable and as set forth in a direction from us in writing, follow such guidance in order to determine SONIA for the purposes of the notes and for so long as SONIA is not available or has not been published by the relevant authorized distributors.
If, on any interest determination date, the interest rate cannot be determined by reference to any of the subparagraphs above, then the interest rate for the relevant interest period shall be: (1) the interest rate determined as at the last preceding interest determination date (though substituting, where a different spread or spread multiplier is to be applied to the relevant interest period from that which applied to the last preceding interest period, the spread or spread multiplier relating to the relevant interest period in place of the spread or spread multiplier relating to that last preceding interest period) or (2) if there is no such preceding interest determination date, the initial interest rate that would have been applicable to such SONIA rate notes for the first interest period had the notes been in issue for a period equal in duration to the first interest period but ending on (and excluding) the interest commencement date (and applying the spread or spread multiplier, if applicable, to the first interest period).
Notwithstanding, and at any time during the application of, the foregoing procedures, if we or our designee determines that a Benchmark Transition Event has occurred in relation to any notes that reference SONIA, then, pursuant to the provisions described under “— Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA”, we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “— Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA” shall, in such circumstances, apply to the SONIA rate notes.
If the SONIA rate notes become due and payable, then the final interest rate shall be calculated for the period from (and including) the most recent interest payment date (or, if none, the interest commencement date) to (but excluding) the date on which the notes become so due and payable, and such interest rate shall continue to apply to the notes for so long as interest continues to accrue thereon.
Compounded SONIA Rate Notes with Compounded Index Convention
If the applicable pricing supplement for any SONIA rate notes specifies the calculation method as being Compounded Index Rate and, in addition, specifies the Observation Method as being the

“Compounded Index Convention”, then “compounded SONIA” means, for each applicable interest period, a rate determined by reference to the screen rate or index for compounded SONIA administered by the administrator of the SONIA reference rate that is published or displayed by such administrator or other information service from time to time at the relevant time on the relevant Index Determination Dates specified below, as further specified in the applicable pricing supplement (the “SONIA Compounded Index”), as calculated in accordance with the formula below (and the resulting percentage shall be rounded if necessary to the fourth decimal place, with 0.00005 being rounded upwards) plus or minus (as indicated in the applicable pricing supplement) the spread, if any, all determined by the calculation agent.
Compounded SONIA rate is equal to:
where:
“SONIA Compounded IndexEnd” denotes that the relevant SONIA Compounded Index is the SONIA Compounded Index value determined in relation to the day which is five London banking days (or such other number of London banking days as we may specify in the applicable pricing supplement) preceding the interest payment date relating to such interest period or such other date on which the relevant payment of interest falls due (but that by definition or the operation of the relevant provisions is excluded from such interest period);
“SONIA Compounded IndexStart” denotes that the relevant SONIA Compounded Index is the SONIA Compounded Index value determined in relation to the day which is five London banking days (or such other number of London banking days as we may specify in the applicable pricing supplement) preceding the first day of the relevant interest period;
a day on which the SONIA Compounded Index is determined pursuant to SONIA Compounded IndexEnd or SONIA Compounded IndexStart above is referred to as an “Index Determination Date”; and
“d” is the number of calendar days from (and including) the day in relation to which SONIA Compounded IndexStart is determined to (but excluding) the day in relation to which SONIA Compounded IndexEnd is determined.
Fallback Provisions for SONIA Rate Notes specifying calculation method as being Compounded Index Convention
If the SONIA Compounded Index is not published or displayed by the administrator of the SONIA reference rate or other information service at the relevant time on any relevant Index Determination Date as specified in the applicable pricing supplement, then the Compounded SONIA rate for the applicable interest period for which the SONIA Compounded Index is not available shall be “Compounded SONIA” determined under “Compounded SONIA Rate Notes with Observation Shift Convention” above, as if the Observation Shift Convention had been specified in the applicable pricing supplement. For these purposes, the “Calculation Method” shall be deemed to be “Compounded Index Rate”, “p” shall be deemed to be 5 London banking days and “Observation Method” shall be deemed to be “Observation Shift Convention” as if Compounded Index Convention had not been specified in the applicable pricing supplement as being applicable and these alternative elections had been made.
Notwithstanding the foregoing, in no event shall the calculation agent be responsible for determining any substitute for SONIA, or for making any adjustments to any alternative benchmark or spread thereon, the business day convention, interest determination dates or any other relevant methodology for calculating any such substitute or successor benchmark. In connection with the foregoing, the calculation agent will be entitled to conclusively rely on any determinations made by us and will have no liability for such actions taken at the direction of us.

If the SONIA rate notes become due and payable, then the final interest rate shall be calculated for the period from (and including) the most recent interest payment date (or, if none, the interest commencement date) to (but excluding) the date on which the notes become so due and payable, and such interest rate shall continue to apply to the notes for so long as interest continues to accrue thereon.
Notwithstanding, and at any time during the application of, the foregoing procedures, if we determine that a Benchmark Transition Event has occurred in relation to any notes that reference SONIA, then, pursuant to the provisions described under “— Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA,” we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of, amongst other items, a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an Alternative Benchmark Rate (as defined below) and, in each case, an Adjustment Spread (as defined below) and the provisions described under “— Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA” shall, in such circumstances, apply to the SONIA rate notes.
Benchmark Discontinuation — Reference Rate Replacement — EURIBOR and SONIA
Notwithstanding the foregoing, if we or our designee determines that a Benchmark Event (as defined below) has occurred when any interest rate (or the relevant component part thereof) remains to be determined by reference to EURIBOR or SONIA, then the following provisions shall apply:
•
we will use reasonable efforts to appoint an Independent Financial Adviser (as defined below) for the determination (with our agreement) of a Successor Rate (as defined below) or, alternatively, if we and the Independent Financial Adviser agree that there is no Successor Rate, an alternative rate (the “Alternative Benchmark Rate”) and, in either case, an alternative screen page or source (the “Alternative Relevant Screen Page”) and an Adjustment Spread (as defined below) (if applicable) no later than three business days prior to the relevant interest determination date relating to the next succeeding interest period (the “IA Determination Cut-off Date”) for purposes of determining the interest rate applicable to the notes for all future interest periods;

•
the Alternative Benchmark Rate will be such rate as we and the Independent Financial Adviser agree has replaced the relevant reference rate in customary market usage for the purposes of determining the applicable interest rate or, if we and the Independent Financial Adviser agree that there is no such rate, such other rate as we and the Independent Financial Adviser agree is most comparable to the relevant reference rate, and the Alternative Relevant Screen Page shall be such page of an information service as displays the Alternative Benchmark Rate;

•
if we are unable to appoint an Independent Financial Adviser, or if we and the Independent Financial Adviser cannot agree upon, or cannot select a Successor Rate or an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the IA Determination Cut-off Date in accordance with the clause immediately above, then we may determine which (if any) rate has replaced the relevant reference rate in customary market usage for purposes of determining the applicable interest rate or, if we determine that there is no such rate, which (if any) rate is most comparable to the relevant reference rate, and the Alternative Benchmark Rate will be the rate so determined by us, and the Alternative Relevant Screen Page will be such page of an information service as displays the Alternative Benchmark Rate; provided, however, that if this clause applies and we are unable or unwilling to determine an Alternative Benchmark Rate and Alternative Relevant Screen Page prior to the interest determination date relating to the next succeeding interest period in accordance with this clause, the reference rate applicable to such interest period will be determined pursuant to the interest rate provisions for notes referencing EURIBOR or SONIA as applicable and as outlined above under the captions “EURIBOR” and “SONIA rate,” respectively;

•
if a Successor Rate or an Alternative Benchmark Rate and an Alternative Relevant Screen Page is determined in accordance with the preceding provisions, such Successor Rate or such Alternative Benchmark Rate and such Alternative Relevant Screen Page will be the benchmark and the Relevant Screen Page in relation to the notes for all future interest periods;

•
if we determine, together with the Independent Financial Adviser, that (A) an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Benchmark Rate and (B) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread will be applied to the Successor Rate or the Alternative Benchmark Rate for each subsequent determination of a relevant interest rate and Interest Amount(s) (or a component part thereof) by reference to such Successor Rate or such Alternative Benchmark Rate;

•
if a Successor Rate or an Alternative Benchmark Rate and/or Adjustment Spread is determined in accordance with the above provisions, we may also specify additional changes applicable to the notes, and the method for determining the fallback rate in relation to the notes, to follow market practice in relation to the Successor Rate or the Alternative Benchmark Rate and/or the Adjustment Spread, which changes shall apply to the notes for all future interest periods; and

•
we will promptly, following the determination of any Successor Rate or any Alternative Benchmark Rate and any Alternative Relevant Screen Page and any Adjustment Spread (if any), give notice thereof and of any changes pursuant to the clause immediately above to the calculation agent, the Fiscal and Paying Agent and the holders of the notes.

“Adjustment Spread” means either a spread (which may be positive or negative) or a formula or methodology for calculating a spread, which we determine should be applied to the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), as a result of the replacement of the relevant reference rate with the relevant Successor Rate or the relevant Alternative Benchmark Rate (as applicable), and is the spread, formula or methodology which:
•
in the case of a Successor Rate, is recommended or formally provided as an option for parties to adopt, in relation to the replacement of the reference rate with the Successor Rate by any Relevant Nominating Body; or

•
in the case of a Successor Rate for which no such recommendation has been made, or option provided, or in the case of an Alternative Benchmark Rate, the spread, formula or methodology which we determine to be appropriate to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders as a result of the replacement of the reference rate with the Successor Rate or the Alternative Benchmark Rate (as applicable).

“Benchmark Event” means:
•
(a)   the relevant reference rate has ceased to be published on the Relevant Screen Page as a result of such benchmark ceasing to be calculated or administered; or

•
(b)   a public statement by the administrator of the relevant reference rate that it will cease publishing such reference rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of such reference rate); or

•
(c)   a public statement by the supervisor of the administrator of the relevant reference rate that such reference rate has been or will be permanently or indefinitely discontinued; or

•
(d)   a public statement by the supervisor of the administrator of the relevant reference rate that means that such reference rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences; or

•
(e)   a public statement by the supervisor of the administrator of the relevant reference rate that, in the view of such supervisor, such reference rate is no longer representative of an underlying market; or

•
(f)   it has or will become unlawful for the calculation agent or us to calculate any payments due to be made to any holder using the relevant reference rate (including, without limitation, under the Benchmarks Regulation (EU) 2016/1011, if applicable), provided that the Benchmark Event shall be deemed to occur only (i) in the case of paragraphs (b) and (c) above, on the date of the cessation of the relevant reference rate or the discontinuation of the reference rate, as the case may be, (ii) in the case of paragraph (d) above, on the date of prohibition of use of the reference rate and (iii) in the case of paragraph (e) above, on the date with effect from which the reference rate will no longer be (or will be deemed by the relevant supervisor to no longer be) representative of its relevant underlying market and which is specified in the public statement, and, in each case, not the date of the relevant public statement.
“euro-zone” means, at any time, the region comprised of the member states of the European Economic and Monetary Union that, as of that time, have adopted a single currency in accordance with the Treaty on European Union of February 1992.
“Independent Financial Adviser” means an independent financial institution of international repute or other independent financial adviser experienced in the international debt capital markets, in each case appointed by us.
“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):
•
the European Union, the central bank, reserve bank, monetary authority or similar institution for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or

•
any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.

“Successor Rate” means the reference rate (and related alternative screen page or source, if available) that the Independent Financial Adviser (with our agreement) determines is a successor to or replacement of the relevant reference rate which is formally recommended by any Relevant Nominating Body.
Treasury Rate.   Treasury rate notes will bear interest at the interest rates, calculated with reference to the treasury rate and the spread and/or spread multiplier, if any, specified in the treasury rate notes and in the applicable pricing supplement. Treasury rate notes will be subject to the minimum and the maximum interest rate, if any.
Unless the applicable pricing supplement specifies otherwise, “treasury rate” means, with respect to any interest determination date relating to a floating rate note for which the interest rate is determined by reference to the treasury rate (a “treasury rate interest determination date”), the rate from the auction held on the applicable treasury rate interest determination date, which we refer to as the “auction,” of direct obligations of the United States (“treasury bills”) having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace either such page on such service) by 3:00 p.m., New York City time, on the interest calculation date corresponding to the relevant treasury rate interest determination date.
Unless the applicable pricing supplement specifies otherwise, the following procedures will be followed if the treasury rate cannot be determined as described above:
•
If by 3:00 p.m., New York City time, on the related interest calculation date, the rate described above is not published on either page, the treasury rate will be the bond equivalent yield of the rate for such treasury bills announced by the U.S. Department of the Treasury.

•
If by 3:00 p.m., New York City time, on the related calculation date, the rate described above is not published in the related H.15 Daily Update or another recognized source, the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the auction rate of such treasury bills of the kind described above as announced by the United States Department of the Treasury.

•
In the event that such auction rate described in the prior paragraph is not so announced by the United States Department of the Treasury on the related calculation date, or if no such auction is held for the relevant week, then the treasury rate on such treasury rate interest determination date shall be the bond equivalent yield of the rate on such treasury rate interest determination date of treasury bills having the index maturity closest to the index maturity specified in the applicable pricing supplement as published in the H.15 Daily Update under the caption “U.S. government securities/treasury bills/secondary market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on such treasury rate interest determination date of such treasury bills as published in the H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. government securities/treasury bills (secondary market).”
•
If the rate described in the prior paragraph is not yet published in the H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the treasury rate on such treasury rate interest determination date shall be calculated by the calculation agent and shall be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such treasury rate interest determination date, of the three leading primary United States government securities dealers (which may include the agents or their affiliates) selected by the calculation agent, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•
If fewer than three dealers selected by the calculation agent are quoting as described in the prior paragraph, the treasury rate determined as of such treasury rate interest determination date will be the treasury rate in effect on such treasury rate interest determination date.

The “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:
where “D” refers to the applicable per annum rate for treasury bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.
Fixed Rate Reset Notes
We may issue notes that will bear interest initially at a fixed interest rate for a specified portion of the applicable term and then reset such fixed interest rate by reference to a “reset reference rate” at one or more specified intervals for the remainder of such term as determined in accordance with the terms and provisions set forth in the applicable pricing supplement and below under “— Determination of Interest Rates for Fixed Rate Reset Notes” and “— Determination of Reset Reference Rates,” which we refer to as “fixed rate reset notes.” Unless otherwise specified in the applicable pricing supplement, terms and provisions of fixed rate reset notes will apply, to the extent applicable, as set forth below.
Each fixed rate reset note will bear interest from, and including, its original issue date to, but excluding, the “first reset date” specified in the applicable pricing supplement, at the rate per annum specified to be the “initial interest rate” in the applicable pricing supplement. The interest rate on any fixed rate reset note will reset on the applicable first reset date and on any applicable subsequent reset date(s) specified in the applicable pricing supplement, all in accordance with the terms and provisions of fixed rate reset notes set forth under “— Determination of Interest Rates for Fixed Rate Reset Notes.” The interest rate to which any fixed rate reset note resets on the first reset date and any applicable subsequent reset date(s) will be determined by reference to the reset reference rate adjusted by the applicable spread, if any, and/or spread multiplier, if any, each as specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the reset reference rate will be either the U.S. Treasury Rate or a rate determined by reference to SOFR, as specified in the applicable pricing supplement to be the reset reference rate and as determined in accordance with the terms and provisions set forth under “— Floating Rate Notes — Base Rates — SOFR” or “— Determination of Reset Reference Rates — U.S. Treasury Rate,” as applicable.

A fixed rate reset note also may have either or both of the following limitations on the interest rate:
•
a maximum interest rate limitation, or ceiling, on the rate of interest that may accrue during any interest or other applicable period; and

•
a minimum interest rate limitation, or floor, on the rate of interest that may accrue during any interest or other applicable period.

Any applicable maximum interest rate or minimum interest rate will be set forth in the applicable pricing supplement.
The interest rate on a fixed rate reset note for any interest period will in no event be higher than the maximum rate permitted by New York law as this law may be modified by United States law of general application. Under present New York law, the maximum rate of interest, with certain exceptions, is 16% per annum on a simple interest basis for securities in which less than $250,000 has been invested and 25% per annum on a simple interest basis for securities in which $250,000 or more has been invested. This limit may not apply to securities in which $2,500,000 or more has been invested.
Accrual of Interest and Interest Payment Dates
Interest on any fixed rate reset note will be paid quarterly, semi-annually, or annually, as applicable, in arrears, on the days set forth in the applicable pricing supplement (each such day being an “interest payment date” for a fixed rate reset note) and at the maturity date or earlier redemption or repayment date, as applicable. Each interest payment due on an interest payment date, the maturity date or earlier redemption or repayment date, as applicable, will include interest accrued from, and including, the most recent interest payment date to which interest has been paid, or, if no interest has been paid, from the original issue date, to, but excluding, the next interest payment date, the maturity date or earlier redemption or repayment date, as the case may be (each such period, an “interest period”). The amount of accrued interest on any fixed rate reset note for an interest period is calculated by multiplying the principal amount of such note by an accrued interest factor. This accrued interest factor will be determined by multiplying the per annum fixed interest rate by a factor resulting from the day count convention that applies with respect to such determination. The interest rate applicable with respect to any interest period for any fixed rate reset note will be the rate per annum determined in accordance with the applicable terms and provisions set forth below under “— Determination of Interest Rates for Fixed Rate Reset Notes” and “— Determination of Reset Reference Rates.”
If no day count convention is specified in the applicable pricing supplement, the accrued interest factor for fixed rate reset notes for which the reset reference rate is specified in the applicable pricing supplement to be the U.S. Treasury Rate or SOFR, the factor will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Determination of Interest Rates for Fixed Rate Reset Notes
Each fixed rate reset note will bear interest:
(1)
from, and including, the original issue date to, but excluding, the first reset date (such period, the “initial fixed rate period”) at a rate per annum equal to the initial interest rate;

(2)
from, and including, the first reset date to, but excluding, the first “subsequent reset date” specified in the applicable pricing supplement or, if no subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as the case may be, at a rate per annum equal to the first reset interest rate; and

(3)
for each applicable subsequent reset period thereafter (if any), at a rate per annum equal to the applicable subsequent reset interest rate,

payable, in each case, in arrears on each applicable interest payment date, the maturity date or earlier redemption or repayment date, as the case may be. For the avoidance of doubt, the applicable interest rate specified in the preceding sentence will apply for each interest period falling within the initial fixed rate period and any reset period, as applicable.

In addition, for the avoidance of doubt, the “first reset date” and “subsequent reset date(s),” if any, for each fixed rate reset note will be specified in the applicable pricing supplement.
The interest rate applicable during each reset period will be determined by the calculation agent on each applicable reset determination date.
For purposes of the foregoing terms and provisions, the following terms have the meanings set forth below:
“first reset interest rate” means, in respect of the first reset period, a per annum interest rate equal to (a) the relevant reset reference rate determined as of the relevant reset determination date adjusted by (b) the spread and/or spread multiplier, if any, specified in the applicable pricing supplement for such first reset interest rate.
“first reset period” means the period from, and including, the first reset date to, but excluding, the first subsequent reset date or, if no subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as applicable.
“reset date” means the first reset date and each applicable subsequent reset date, if any.
“reset determination date” means, unless otherwise specified in the applicable pricing supplement: with respect to any fixed rate reset note for which the reset reference rate is the U.S. Treasury Rate or a rate determined by reference to SOFR, the third business day (or such other number of business days as we may specify in the applicable pricing supplement) preceding the applicable reset date.
“reset period” means the first reset period or a subsequent reset period, as applicable.
“reset reference rate” means either (a) the U.S. Treasury Rate or (b) a rate determined by reference to SOFR, as specified in the applicable pricing supplement and determined in accordance with the terms and provisions set forth under “— Determination of Reset Reference Rates — U.S. Treasury Rate” or “— Floating Rate Notes — Base Rates — SOFR,” as applicable.
“subsequent reset interest rate” means, in respect of any subsequent reset period, a per annum interest rate equal to (a) the relevant reset reference rate determined as of the relevant reset determination date adjusted by (b) the spread and/or spread multiplier, if any, specified in the applicable pricing supplement for such subsequent reset interest rate.
“subsequent reset period” means the period from, and including, the first subsequent reset date to, but excluding, the next subsequent reset date or, if no additional subsequent reset dates are specified in the applicable pricing supplement, the maturity date or earlier redemption or repayment date, as applicable, and each successive period from, and including, to, but excluding, the next subsequent reset date or maturity date or earlier redemption or repayment date, applicable.
Determination of Reset Reference Rates
U.S. Treasury Rate
For any reset period commencing on or after the first reset date, the “U.S. Treasury Rate” will be determined by the calculation agent on each reset determination date in the following manner:
(1)
the average of the yields on actively traded U.S. treasury securities adjusted to constant maturities, for the maturity comparable to such reset period, for the five business days (or such other number of business days as we may specify in the applicable pricing supplement) immediately preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable pricing supplement) so appear on the applicable reset determination date, for such number of business days appearing) under the caption “Treasury Constant Maturities” in the most recently published H.15 Daily Update; or

(2)
if there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturities, for such maturity, then the “U.S. Treasury Rate” will be determined by interpolation between the average of the yields on actively traded U.S. treasury nominal/non-inflation-indexed securities adjusted to constant maturities for two series of actively traded U.S. treasury nominal/non-inflation-indexed securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset determination date (or, if there is no such reset date, the maturity date) and (B) the other maturing as close as possible to, but later than, such reset date or maturity date, as applicable, in each case for the five business days (or such other number of business days as we may specify in the applicable pricing supplement) preceding the applicable reset determination date and appearing (or, if fewer than five business days (or such other number of business days as we may specify in the applicable pricing supplement) so appear on the applicable reset determination date, for such number of business days appearing) in the most recently published H.15 Daily Update as of 5:00 p.m., New York City time, on the applicable reset determination date.

In each case, the U.S. Treasury Rate will be rounded, if necessary, to the nearest one thousandth of a percentage point, with 0.0005% rounded up to 0.001%.
Notwithstanding the foregoing, if we or our designee, after consulting with us, determines that the then-current reset reference rate (which, as of the original issue date for any fixed rate reset notes, will be the U.S. Treasury Rate for the specified maturity set forth in the applicable pricing supplement) cannot be determined in the manner applicable for such reset reference rate (which, as of the original issue date of such fixed rate reset notes, will be pursuant to the methods described in clauses (1) or (2) above) on the applicable reset determination date (such determination, a “rate substitution event”), we or our designee, after consulting with us, may determine whether there is an industry-accepted successor rate to the then-current reset reference rate (such industry-accepted successor rate, the “replacement rate”). If we or our designee, after consulting with us, determines that there is such a replacement rate, then such replacement rate will replace the U.S. Treasury Rate (or the then-current reset reference rate) for all purposes relating to the fixed rate reset notes in respect of such determination on such reset determination date and all determinations on all subsequent reset determination dates. In addition, if a replacement rate is utilized as described in the preceding sentence, we or our designee, after consulting with us, may adopt or make changes to (1) any interest payment date, reset determination date, reset date, other relevant date, business day convention, interest period or reset period, (2) the manner, timing and frequency of determining rates and amounts of interest that are payable on the applicable series of fixed rate reset notes and the conventions relating to such determination, (3) the timing and frequency of making payments of interest, (4) rounding conventions, (5) specified maturities, and (6) any other terms or provisions of the relevant series of notes (including any spread or adjustment factor needed to make such replacement rate comparable to the then-current reset reference rate (which, as of the original issue date of for any series of fixed rate reset notes, will be the U.S. Treasury Rate for the specified maturity)), in each case that we or our designee, after consulting with us, determines, from time to time, to be appropriate to reflect the determination and implementation of such replacement rate in a manner substantially consistent with market practice (or, if we, the calculation agent or our designee, after consulting with us, determines that implementation of any portion of such market practice is not administratively feasible or if we or our designee, after consulting with us, determines that no market practice for use of such replacement rate exists, in such other manner as we or our designee, after consulting with us, determines is appropriate) (such changes, the “U.S. Treasury Rate adjustments”). If we or our designee, after consulting with us, determines that there is no such replacement rate, then the interest rate for the applicable reset period will be: (a) if the first reset interest rate is to be determined, the initial interest rate or (b) if a subsequent reset interest rate is to be determined, the interest rate that was applicable for the preceding reset period.
Any determination, decision or selection that may be made by us or our designee, after consulting with us, pursuant to the provisions of the fixed rate reset notes (including provisions relating to a rate substitution event and any U.S. Treasury Rate adjustments, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or make or refrain from making any selection) will be made in our or such designee’s sole discretion, will be conclusive and binding absent manifest error and, notwithstanding anything to the contrary in this prospectus supplement or the accompanying prospectus, shall become effective without consent from the holders of the notes or any other party.

Indexed Notes
An indexed note provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to the performance, price, level or value of one or more of the following: securities of one or more issuers; one or more currencies; one or more commodities; one or more indices; any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or one or more baskets of the foregoing. Indexed notes may be adjusted by a spread or a spread multiplier, or both.
An indexed note may provide either for cash settlement or for physical settlement by delivery of the underlying security or another property of the type listed. An indexed note also may provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed notes may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of ours or an issuer other than us.
The applicable pricing supplement for any indexed note will include information about the relevant index or indices, how amounts that are to become payable will be determined by reference to the price or value of that index or indices and the terms on which the security may be settled physically or in cash. See “Risk Factors — Risks Relating to Indexed Notes” for more information about risks of investing in indexed notes.
Original Issue Discount Notes (Including Zero Coupon Notes)
We may issue notes as original issue discount notes. An original issue discount note is a note, including a zero coupon note, offered at a discount from the principal amount of the note due at its stated maturity, as specified in the applicable pricing supplement.
Unless the applicable pricing supplement specifies otherwise, the amount payable at acceleration of maturity to the holder of an original issue discount note will be the sum of:
•
the amortized face amount of the note, and

•
in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

Unless the applicable pricing supplement specifies otherwise, the amount payable upon redemption to the holder of an original issue discount note will be the sum of:
•
the applicable percentage of the amortized face amount of the note specified in the applicable pricing supplement, and

•
in the case of an interest-bearing note issued as an original issue discount note, any accrued but unpaid qualified stated interest payments.

For purposes of computing the payments described in the foregoing paragraph, the amortized face amount of an original issue discount note is equal to the sum of:
•
the issue price of the original issue discount note; and

•
the portion of the difference between the issue price and the principal amount of the original issue discount note that has been amortized at the stated yield of the original issue discount note, computed in accordance with the rules set forth in the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury regulations, at the date as of which the amortized face amount is calculated.

In no event can the amortized face amount exceed the principal amount of the note due at its stated maturity date. As used in this paragraph, issue price means the principal amount of the original issue discount note due at the stated maturity of the note, less the original issue discount of the note specified on its face and in the applicable pricing supplement. The term stated yield of the original issue discount note means the yield to maturity specified on the face of the note and in the applicable pricing supplement for the period from the note’s original issue date to its stated maturity date based on its issue price and its stated redemption price at maturity.

Persons considering the purchase of original issue discount notes should read the discussion set forth below under the heading “Certain United States Federal Income Tax Consequences — U.S. Holders — Original Issue Discount.”
Redemption
The applicable pricing supplement will indicate whether the notes can be redeemed prior to maturity. If the notes are redeemable, the applicable pricing supplement will indicate the terms of our option to redeem the notes prior to maturity. Unless the pricing supplement provides otherwise, in the case of notes other than zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the principal amount of the note, together with accrued interest, if any, to the date of redemption. Unless the pricing supplement provides otherwise, in the case of zero coupon notes or certain interest bearing notes issued as original issue discount notes, the redemption price will be a specified percentage of the amortized face amount of the note, together with accrued interest, if any, to the date of redemption.
Unless the applicable pricing supplement specifies otherwise, we may redeem any of the notes which are redeemable and remain outstanding either in whole or in part, at any time, with 10 to 60 days’ notice mailed by us to the registered holder of the note. Unless the applicable pricing supplement specifies otherwise, we will not be obligated to redeem or purchase notes subject to a sinking fund or analogous provision or at the option of any holder. If less than all of the notes with similar terms are to be redeemed, the paying agent and registrar will select the notes to be redeemed by a method that the paying agent and registrar deem fair and appropriate. If we redeem less than all of the principal of a note prior to maturity, we will issue a new note with similar terms and of an authorized denomination representing the unredeemed portion of the note to the registered holder. If we redeem less than all of the debt securities and the debt securities are then held in book-entry form, the redemption will be made in accordance with the depositary’s customary procedures. We have been advised that it is DTC’s practice to determine by lottery the amount of each participant in the debt securities to be redeemed.
Unless we default in the payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities called for redemption.
Any redemption by us of debt securities may be subject to the prior approval of the Federal Reserve Board or other appropriate federal banking agency.
Repayment
The applicable pricing supplement will indicate whether the notes can be repaid at the holder’s option prior to their stated maturity. If the notes may be repaid prior to their stated maturity, the applicable pricing supplement will indicate the amount at which we will repay the notes and the procedure for repayment.
The applicable pricing supplement will specify whether any repayment by us at the holder’s option will be subject to the prior approval of the Federal Reserve Board or other appropriate federal banking agency.
Extendible/Renewable Notes
We may issue notes for which the maturity date may be extended at our option or renewed at the option of the holder for one or more specified periods, up to but not beyond the final maturity date stated in the note. The specific terms of and any additional considerations relating to extendible or renewable notes will be set forth in the applicable pricing supplement.
Foreign Currency Notes
If we issue notes denominated in a currency other than U.S. dollars, we will not sell those notes in, or to residents of, the country that issues the currency in which those notes are denominated unless permitted by that country’s laws. This prospectus supplement is directed to prospective purchasers who are U.S. residents. Prospective purchasers who are residents of countries other than the United States should consult their own financial and legal advisors with regard to the purchase of the notes, and should review the currency risks discussed under “Risk Factors — Risk Factors Related to a Particular Issue of Notes — Risks Relating to Notes Denominated or Payable In or Linked To a Currency Other than the Investor’s Home Currency.”
If we issue notes in a specified currency other than U.S. dollars, unless we specify otherwise in the applicable pricing supplement, we will appoint a financial institution to act as the exchange rate agent. The exchange rate agent will determine the applicable rate of exchange that would apply to a payment made in U.S. dollars in respect of the notes, if so required. The exchange rate agent may be one of our affiliates. We will identify in the applicable pricing supplement the exchange rate agent that we have appointed for a particular tranche of notes as of its original issue date. We may appoint different exchange rate agents from time to time after the original issue date of the notes without your consent and without notifying you of the change. All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable pricing supplement that any determination requires our approval. Absent manifest error, those determinations will be final and binding on you and us.
For any notes denominated in a currency other than U.S. dollars, the initial investors will be required to pay for the notes in that foreign currency. The applicable selling agent may arrange for the conversion of U.S. dollars into the applicable foreign currency to facilitate payment for the notes by U.S. purchasers electing to make the initial payment in U.S. dollars. Any such conversion will be made by that selling agent on the terms and subject to the conditions, limitations, and charges as it may establish from time to time in accordance with its regular foreign exchange procedures, and subject to United States laws and regulations. All costs of any such conversion for the initial purchase of the notes will be borne by the initial purchasers using those conversion arrangements.
We generally will pay principal, premium, if any, interest, and other amounts payable, if any, on notes denominated in a currency other than U.S. dollars in the applicable foreign currency; provided, however, that we will pay principal of, and premium, if any and interest on, foreign currency notes in U.S. dollars (1) if the notes are held through DTC, unless DTC has received notice from any of its participants of the election of beneficial owners of the notes holding through them to receive payment in the specified currency, in accordance with the procedures described below, in which case, such beneficial owners will receive payment in the specified currency; (2) if the notes are in certificated form, at the option of holders of the notes under the procedures described below; and (3) if the specified currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.
Holders of beneficial interests in notes payable in a currency other than U.S. dollars through a participant in DTC will receive payments in U.S. dollars, unless they elect to receive payments on those notes in the currency specified in the applicable pricing supplement. If a holder through DTC does not make an election through its DTC participant to receive payments in the applicable specified currency, the exchange rate agent for the relevant notes, which will be named in the applicable pricing supplement, will convert payments to that holder into U.S. dollars, and all costs of those conversions will be borne by that holder by deduction from the applicable payments.
The holder of a beneficial interest in a global non-U.S. dollar-denominated note held through a DTC participant may elect to receive payments on those notes in a foreign currency by notifying the DTC participant through which it holds its beneficial interests on or prior to the fifteenth business day prior to the record date for the applicable notes of (1) that holder’s election to receive all or a portion of the payment in the applicable foreign currency and (2) wire transfer instructions to an account for the applicable foreign currency outside the United States. DTC must be notified of that election and wire transfer instructions (a) on or prior to the fifth business day after the record date for any payment of interest and (b) on or prior to the tenth business day prior to the date for any payment of principal. DTC will notify the trustee of the election and wire transfer instructions (1) on or prior to 5:00 p.m. New York City time on the fifth business day after the record date for any payment of interest and (2) on or prior to 5:00 p.m. New York City time on the tenth business day prior to the date for any payment of principal. If complete instructions are forwarded to and received by DTC through a DTC participant and forwarded by DTC to the trustee and received on or prior to the dates described above, the holder will receive payment in the applicable foreign currency outside DTC; otherwise, only U.S. dollar payments will be made by the trustee to DTC.

Unless the applicable pricing supplement specifies otherwise, holders of certificated notes may elect to receive payment on these notes in U.S. dollars by transmitting a written request for such payment to the office of the paying agent in the city of New York on or prior to the fifteenth business day prior to the record date for the applicable notes. Such election must be made in writing (mailed, hand delivered or sent by facsimile transmission) and a separate election is required for each payment. The election will remain in effect until revoked by written notice to the paying agent, but written notice of any such revocation must be received by the paying agent on or prior to the fifteenth business day prior to the record date for the applicable notes. If the notes are held in the name of a broker or nominee, holders should contact their broker or nominee to determine whether and how they may elect to receive payments in U.S. dollars.
For holders of non-U.S. dollar-denominated notes held through a DTC participant not electing payment in the applicable foreign currency, the U.S. dollar amount of any payment will be the amount of the applicable foreign currency determined by the exchange rate agent:
•
based on the bid quoted by the exchange rate agent as of 11:00 a.m., London time, on the second business day preceding the applicable payment date on which banks are open for business in London and New York City, for the purchase of U.S. dollars with the specified currency for settlement on the payment date of the aggregate amount of the specified currency payable to all holders of notes denominated other than in U.S. dollars and who are scheduled to receive U.S. dollar payments;

•
if this bid quotation is not available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London or New York City selected by the exchange rate agent for this purchase; or

•
if this bid quotation is not available, payment of the aggregate amount due to all holders of notes on the payment date will be made in the specified currency, unless the applicable foreign currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control.

All currency exchange costs will be shared pro rata among the holders of beneficial interests in the applicable global notes receiving U.S. dollar payments in the proportion of their respective holdings by deductions from the amounts payable on the notes. The exchange rate agent will make those conversions in accordance with the terms of the applicable note and with any applicable arrangements between us and the exchange rate agent.
If payment on a note is required to be made in a currency other than U.S. dollars and that currency is unavailable due to the imposition of exchange controls or other circumstances beyond our control, or is no longer used by the government of the relevant country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community (and is not replaced by another currency), then we may satisfy our obligations to holders of the notes by making those payments on the date of payment in U.S. dollars. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available on the basis of the noon dollar buying rate in the city of New York for cable transfers of the currency or currencies in which a payment on any note was to be made, published by the Federal Reserve Bank of New York, which we refer to as the “market exchange rate,” for such currency or as otherwise indicated in the applicable pricing supplement. If that rate of exchange is not then available or is not published for a particular payment currency, the market exchange rate will be based on the highest bid quotation in the city of New York received by the exchange rate agent at approximately 11:00 a.m., New York City time, on the second business day preceding the applicable payment date from three recognized foreign exchange dealers for the purchase by the quoting dealer: of the specified currency for U.S. dollars for settlement on the payment date; in the aggregate amount of the specified currency payable to those holders or beneficial owners of notes; and at which the applicable dealer commits to execute a contract. If those bid quotations are not available, the exchange rate agent will determine the market exchange rate at its sole discretion. All currency exchange costs will be borne by the holder of the note by deductions from the amounts payable on the notes.
These provisions do not apply in the event that a specified currency is unavailable because it has been replaced by the euro. If the euro has been substituted for a specified currency, we may at our option, or will, if required by applicable law, without the consent of the holders of the affected notes, pay the principal of, premium, if any, or interest, if any, on any note denominated in the specified currency in euro instead of the specified currency, in conformity with legally applicable measures taken pursuant to, or by virtue of, the

Treaty establishing the European Community, as amended by the Treaty on European Union. Any payment made in U.S. dollars or in euro as described above where the required payment is in an unavailable specified currency will not constitute a default or an event of default under the indenture under which such note was issued.
Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable pricing supplement.
Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.
If we issue notes which provide for one or more payments to be made in a non-U.S. currency, the applicable pricing supplement may specify that such notes will be cleared through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), rather than through DTC. Such notes may be issued either under the New Safekeeping Structure (the “NSS”) or the Classic Safekeeping Structure (the “CSS”). Notes issued under the NSS will be registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream. Notes issued under the CSS will be registered in the name of a nominee of a common depositary. Such common safekeeper or common depositary, as applicable, will be the depositary for such notes. The European Central Bank has announced that notes issued under the NSS will be in compliance with the “Standards for the use of EU securities settlement systems in ESCB credit operations” of the Eurosystem, provided that certain other criteria are fulfilled. If such other eligibility criteria are fulfilled, notes issued under the NSS will be eligible to be pledged as collateral in Eurosystem operations (“Eurosystem eligible”). Notes issued under the CSS will not be Eurosystem eligible.
Other Provisions; Addenda
Any provisions relating to the calculation of the interest rate applicable to a note or any other related matter may be modified as specified in the applicable pricing supplement.
Subordination of Series DD Notes
The payment of the principal and interest on the Series DD notes, which are subordinated notes, will be subordinate in right of payment to the prior payment in full of all of our senior indebtedness, including the Series CC notes. In some cases of insolvency and in the event that the Federal Reserve Board promulgates any rule that defines general creditors the main purpose of which is to establish criteria for determining whether the subordinated debt of a bank holding company is to be included in capital, payment of principal of and interest on the Series DD Notes will also be subordinated in right of payment to the prior payment in full of all general obligations. A holder of the Series DD notes cannot demand or receive payment on the Series DD notes unless all amounts of principal of, any premium, and interest (including interest accruing subsequent to the commencement of any bankruptcy or reorganization proceeding) due on all of our senior indebtedness have been paid in full or duly provided for and, at the time of this payment or immediately after this payment:
•
no event of default exists permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness; or

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no event exists which, with notice or lapse of time or both, would become such an event of default.

If our assets are paid or distributed in connection with a dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, and any premium and interest under the terms of the senior indebtedness before any payment is made on the Series DD notes. If after giving effect to the subordination provisions in favor of the holders of the senior indebtedness, any amount of cash, property or securities remains, and if, at that time, creditors of general obligations have not received full payment on all amounts due or to become due on these general obligations, this excess will first be applied to pay in full all general obligations, before paying or distributing on the Series DD notes.

The subordinated indenture defines senior indebtedness as the principal of, premium, if any, and interest on:
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all of our indebtedness for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed or incurred after that date (including any senior debt securities under the senior indenture). Indebtedness does not include indebtedness that is expressly stated to rank junior or equal in right of payment to any subordinated notes; and

•
any deferrals, renewals or extensions of senior indebtedness.

The subordinated indenture defines general obligations as all of our obligations to pay claims (as defined in section 101(5) of the Bankruptcy Code) of general creditors, other than:
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obligations on senior indebtedness; and

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obligations on subordinated notes and our indebtedness for money borrowed ranking equally or subordinate to the subordinated notes.

If, however, the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s) the main purpose of which is to establish a criteria for determining whether the subordinated debt of a bank holding company is to be included in its capital, then the term general obligations will mean obligations to general creditors as described in that rule or interpretation, other than obligations described in the above two bullet points.
In order for subordinated debt to be treated as tier 2 capital, it must, among other requirements, be subordinated to our general creditors.
The term indebtedness for money borrowed means any obligation of ours or any obligation guaranteed by us to repay money borrowed, whether or not evidenced by bonds, debt securities, notes or other written instruments, and any deferred obligation to pay the purchase price of property or assets.
Due to the subordination provisions described above, if we experience bankruptcy, insolvency or reorganization, the holders of senior indebtedness can receive more, ratably, and holders of the subordinated notes (including Series DD notes) can receive less, ratably, than our creditors who are not holders of senior indebtedness or of the subordinated notes. This subordination will not prevent any event of default on the subordinated notes from occurring. Unless the applicable pricing supplement(s) indicates otherwise, the subordinated indenture does not provide any right to accelerate the payment of the principal of the subordinated notes if payment of the principal or interest, or performance of any agreement in the subordinated notes or subordinated indenture is in default. See “— Events of Default” below.
The subordination provisions of the subordinated indenture described in this prospectus supplement are provided to holders of senior indebtedness, including the Series CC notes, and are not intended for creditors of general obligations. The trustee and we can amend the subordinated indenture to reduce or eliminate the rights of creditors of general obligations without their consent or the consent of the holders of subordinated notes. The provisions of the subordinated indenture stating that the subordinated notes will be subordinated in favor of creditors of general obligations will be immediately and automatically terminated if the Federal Reserve Board (or other competent regulatory agency or authority) promulgates any rule or regulation, or issues any interpretation that:
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permits us to include the subordinated notes in our capital if the subordinated notes were subordinated in right of payment to senior indebtedness without regard to any of our other obligations;

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eliminates the requirement that subordinated debt of a bank holding company must be subordinated in right of payment to claims of its “general creditors” in order to be included in capital;

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causes the subordinated notes to be excluded from capital, without regard to the subordination provisions described above; or

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results in us no longer being subject to the capital requirements of bank regulatory authorities.

Restrictive Covenants
Subject to the provisions described under “— Consolidation, Merger and Sale of Assets,” the senior indenture prohibits:

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the issuance, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank;

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the merger or consolidation of a principal subsidiary bank with or into any other corporation; or

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the sale or other disposition of all or substantially all of the assets of a principal subsidiary bank,

if, after giving effect to the transaction and issuing the maximum number of shares of voting stock that can be issued after the conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank or of the successor bank or the bank which acquires the assets.
In the senior indenture, we also agreed that we will not create, assume, incur or cause to exist any pledge, encumbrance or lien, as security for indebtedness for money borrowed on:
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any shares of or securities convertible into voting stock of a principal subsidiary bank that we own directly or indirectly; or

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options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank that we own directly or indirectly,

without providing that the senior debt securities of all series will be equally secured if, after treating the pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of voting stock issuable after conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly 80% or less of the shares of voting stock of the principal subsidiary bank.
The indentures define the term “principal subsidiary bank” as U.S. Bank National Association.
Unless the applicable pricing supplement indicates otherwise, the subordinated indenture does not contain either of the restrictive covenants stated above, nor does it contain any other provision which restricts us from:
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incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations;

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paying dividends or making other distributions on our capital stock; or

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creating any liens on our property for any purpose.

Unless the applicable pricing supplement indicates otherwise, neither indenture contains covenants specifically designed to protect holders from a highly leveraged transaction in which we are involved.
Events of Default
Unless otherwise described in the applicable pricing supplement, the only events that constitute events of default under the senior indenture with respect to the Series CC notes are:
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our failure to pay any interest on any Series CC notes when due, which failure continues for 30 days;

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our failure to pay any principal of or premium on any Series CC notes when due, which failure continues for 30 days; and

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specified events of bankruptcy, insolvency or reorganization of us.

No other defaults under or breaches of the senior indenture with respect to the Series CC notes will result in an event of default, whether after notice, the passage of time or otherwise. For example, the bankruptcy, insolvency or reorganization of U.S. Bank National Association, our principal subsidiary bank, whether in a voluntary or involuntary proceeding, will not directly constitute a default or event of default under the senior indenture.
However, certain events may give rise to a covenant breach. A “covenant breach” would occur under the senior indenture with respect to the Series CC notes upon:
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our failure to make any sinking fund payment, when due, for any Series CC note; or

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our failure to perform any other covenant in the senior indenture (other than a covenant default that would constitute an event of default described above or other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than the Series CC notes), which failure continues for 60 days after written notice.

A covenant breach is not an event of default with respect to any Series CC notes issued under the senior indenture.
Unless otherwise described in the applicable pricing supplement, the only events that constitute events of default under the subordinated indenture with respect to the Series DD notes are specified events of bankruptcy, insolvency or reorganization of us.
No other defaults under or breaches of the subordinated indenture with respect to the Series DD notes will result in an event of default, whether after notice, the passage of time or otherwise. For example, the bankruptcy, insolvency or reorganization of U.S. Bank National Association, our principal subsidiary bank, whether in a voluntary or involuntary proceeding, will not directly constitute a default or event of default under the subordinated indenture.
If an event of default occurs and is continuing on any Series CC note or any Series DD note outstanding under the applicable indenture, then either the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of that series may declare the principal amount (or, if any of the notes of that series are original issue discount notes, the amount payable at acceleration of maturity of such notes to such holders) of all of the notes of that series to be due and payable immediately, by notice as provided in the applicable indenture. At any time after a declaration of acceleration has been made on the notes of either series, but before the applicable trustee has obtained a judgment for payment, the holders of a majority in aggregate principal amount of the outstanding notes of that series may, under some circumstances, rescind and annul this acceleration.
Subject to provisions in each indenture relating to the duties of the trustee during a default, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of any notes then outstanding under that indenture, unless the holders offer to the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding notes of either series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee.
We must furnish to each trustee, annually, a statement regarding our performance on some of our obligations under the applicable indenture and any default in our performance, including any covenant breach.
Modification and Waiver
Except as otherwise specifically provided in the applicable indenture, modifications and amendments of an indenture generally will be permitted only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes of each series affected by the modification or amendment. However, none of the following modifications are effective against any holder without the consent of the holders of each outstanding note affected by the modification or amendment:
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changing the stated maturity of the principal of or any installment of principal or interest on any debt security;

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reducing the principal amount of, or premium or interest on any debt security;

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changing any of our obligations to pay additional amounts;

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reducing the amount of principal of an original issue discount debt security that would be due and payable at declaration of acceleration of its maturity;

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changing the place for payment where, or coin or currency in which, any principal of, or premium or interest on, any debt security is payable;

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impairing the right to take legal action to enforce any payment of or related to any debt security;

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reducing the percentage in principal amount of outstanding debt securities of any series required to modify, amend, or waive compliance with some provisions of the indenture or to waive some defaults;

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modifying the subordination provisions of the subordinated indenture in a manner adverse to the holders; or

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modifying any of the above provisions.

The holders of at least a majority in aggregate principal amount of the outstanding notes of each series can waive, as far as that series is concerned, our compliance with some restrictive provisions of the applicable indenture.
The holders of at least a majority in aggregate principal amount of the outstanding notes of each series may waive any past default under the applicable indenture, including a covenant breach, except:
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a default in the payment of principal of, or premium, or interest on any senior debt security; or

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a default in a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.

Each indenture provides that, in determining whether holders of the requisite principal amount of the outstanding notes have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of notes:
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the principal amount of an original issue discount note considered to be outstanding will be the amount of the principal of that original issue discount debt security that would be due and payable as of the date that the principal is determined at declaration of acceleration of the maturity of that original issue discount note; and

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the principal amount of a note denominated in a foreign currency or currency unit that is deemed to be outstanding will be the U.S. dollar equivalent, determined on the date of original issuance for that note, of the principal amount (or, in the case of an original issue discount note, the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the amount determined as provided in the bullet point above).

Consolidation, Merger and Sale of Assets
Without the consent of the holders of any outstanding notes of each series, we cannot consolidate with or merge into another corporation, partnership or trust, or convey, transfer or lease substantially all of our properties and our assets, to a corporation, partnership or trust (other than any such conveyance, transfer or lease to one or more of our subsidiaries) unless:
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the successor entity is organized or validly existing under the laws of any domestic jurisdiction and assumes our obligations on the notes and under the indentures;

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immediately after the transaction, there would not be an event of default under the indentures or a covenant breach under the senior indenture and no event which, after notice or the lapse of time, would become an event of default under the indentures or a covenant breach under the senior indenture shall have occurred and be continuing; and

•
other conditions are met.

Form of Notes; Book-Entry Notes
We and the agents will agree on the form of notes to be issued in respect of any tranche of notes. Notes will be issued in the form of global notes in fully registered form without coupons or in the form of one or more master global notes. Unless the applicable pricing supplement specifies otherwise, notes will be issued initially in the form of one or more master global notes in fully registered form without coupons. A master global note will evidence the indebtedness of U.S. Bancorp under one or more senior or subordinated notes issued or to be issued under the indentures. The terms of each note evidenced by a master global note shall be identified on the records of U.S. Bancorp maintained by the paying agent. At the request of the registered owner of a master global note, we shall promptly issue and deliver one or more separate note certificates evidencing each note evidenced by the master global note. We refer to each of these notes as a registered global note.
Unless the applicable pricing supplement specifies otherwise, DTC will act as securities depository for all of the registered global notes. Such notes will be registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to indirect participants. DTC has a Standard & Poor’s rating of AA+. The DTC Rules applicable to its participants are on file with the SEC.
Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to notes unless authorized by a direct participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distributions on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the agents, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the agents or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the agents, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of participants.
DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, notes certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.
“Beneficial owner” means the ownership interest of each actual purchaser of each note.
“Direct participants” means securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of the notes within the DTC system must be made by or through direct participants who will receive a credit for the notes on DTC’s records.
“Indirect participants” means securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.
“Omnibus proxy” refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the notes are credited on the record date.
Clearstream and Euroclear
If specified in the applicable pricing supplement, investors may elect to hold interests in the global notes deposited with DTC outside the United States through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank SA/NV (“Euroclear”), if they are participants in those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. Those depositaries in turn hold those interests in customers’ securities accounts in the depositaries’ names on the books of DTC.
Clearstream Banking S.A.   Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear Bank SA/NV.   Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a UK corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Distributions with respect to interests in global securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with Euroclear’s terms and conditions and operating procedures and applicable Belgian law, to the extent received by the U.S. depositary for Euroclear.
Global Clearance and Settlement Procedures
Unless otherwise specified in a pricing supplement with respect to any notes, initial settlement for global notes will be made in immediately available funds. DTC participants will conduct secondary market trading with other DTC participants in the ordinary way in accordance with DTC rules. Thereafter, secondary market trades will settle in immediately available funds using DTC’s same day funds settlement system.
If the applicable pricing supplement specifies that interests in the global notes may be held through Clearstream or Euroclear, Clearstream customers and/or Euroclear participants will conduct secondary market trading with other Clearstream customers and/or Euroclear participants in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear. Thereafter, secondary market trades will settle in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositary for that system; however, those cross-market transactions will require delivery by the counterparty in the relevant European international clearing system of instructions to that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary for that system to take action to effect final settlement on its behalf by delivering or receiving interests in global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to DTC.
Because of time-zone differences, credits of interests in global notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Those credits or any transactions in global notes settled during that processing will be reported to the relevant Euroclear participants or Clearstream customers on that business day. Cash received in Clearstream or Euroclear as a result of sales of interests in global securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the procedures described above in order to facilitate transfers of interests in global securities among DTC participants, Clearstream and Euroclear, they are under no obligation to perform those procedures and those procedures may be discontinued at any time.
Alternative Book-Entry Procedures and Settlement
If specified in the applicable pricing supplement, book-entry notes denominated in currencies other than U.S. dollars may be held, in whole or in part, directly through participants in the systems of Clearstream or Euroclear, or indirectly through organizations that are participants in such systems. Such notes may be issued in the form of one or more global notes, which will be registered in the name of a nominee for, and will be deposited with, a common depositary for Clearstream and/or Euroclear. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those clearing systems. Those clearing systems could change their rules and procedures at any time.
Notices
So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.
Governing Law
The senior indenture and subordinated indenture are, and the notes will be, governed by, and construed under, the laws of the State of New York, without regard to its conflicts of law principles.
Regarding the Trustee
Some of our subsidiaries and we maintain deposits with and conduct other banking transactions with Citibank, N.A. in the ordinary course of business.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the principal U.S. federal income tax consequences relating to your acquisition, ownership, and disposition of notes. This summary is based on the tax laws of the United States, including the Code, its legislative history, existing and proposed Treasury regulations thereunder, published rulings of the U.S. Internal Revenue Service (“IRS”) and court decisions, all as currently in effect and all of which are subject to change at any time possibly with retroactive effect.
The following summary deals only with notes held as capital assets and not with special classes of holders, such as dealers in securities or currencies, financial institutions, insurance companies, certain former citizens or residents of the United States, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, dealers, persons holding notes as part of a hedging transaction, straddle, conversion transaction, or synthetic security transaction, persons whose functional currency is not the U.S. dollar, tax-exempt persons, accrual method taxpayers that file applicable financial statements (as described in Section 451(b) of the Code), persons subject to any alternative minimum tax, or regulated investment companies. A person considering the purchase of notes should consult his or her own tax advisor concerning these matters and concerning the tax treatment of notes under foreign, state and local tax laws and regulations.
If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) acquires the notes, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. A partnership holding the notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the notes by the partnership.
The U.S. federal income tax discussion that appears below is included in this prospectus supplement for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your tax advisor concerning the tax consequences to you of owning and disposing of the notes, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.
As used in this prospectus supplement, the term “U.S. holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:
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a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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an estate the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust that is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code or that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

A “Non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder or a partnership (or entity treated as a partnership for U.S. federal income tax purposes).
U.S. Holders
Payment of Interest
As a general rule, interest paid or accrued on the notes, including qualified stated interest on original issue discount (“OID”) notes, if any, will be treated as ordinary income to U.S. holders. A U.S. holder using the accrual method of accounting for U.S. federal income tax purposes must include interest paid or accrued on the notes in ordinary income as the interest accrues, while a U.S. holder using the cash receipts and disbursements method of accounting for U.S. federal income tax purposes must include interest in ordinary income when payments are received or constructively received by the holder, except as described below under “Original Issue Discount.”

Furthermore, any other special U.S. federal income tax considerations, not otherwise discussed in this prospectus supplement, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.
Original Issue Discount
Some of the notes may be issued with OID. In general, in the hands of the original holder of a note, OID is the difference between the stated redemption price at maturity of the note and its issue price. The OID for a note will be considered to be zero if it is less than one quarter of one percentage point of the note’s stated redemption price at maturity multiplied by the number of complete years from the date of issue of the note to its maturity date. This amount is referred to in this discussion as de minimis OID. In addition, special rules described below apply to notes having a fixed maturity date not more than one year from the date of issue.
The stated redemption price at maturity of a note generally will be equal to the sum of all payments, whether principal or interest, to be made on the note other than qualified stated interest payments. Under applicable regulations, qualified stated interest payments are stated interest payments based on a single fixed rate of interest or, under certain circumstances, a variable rate tied to an objective index, that are actually and unconditionally payable in cash or property (other than a debt instrument of the issuer) at fixed periodic intervals of one year or less during the entire term of the note. In general, the issue price of a note is the initial offering price to the public at which a substantial amount of notes are sold, ignoring sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.
Under applicable regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (for example, notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any true discount on the note (i.e., the excess of the note’s stated principal amount over its issue price) is less than a specified de minimis amount, then the note would not be treated as having OID and the stated interest on the note would be qualified stated interest.
It is possible that notes which are not denominated as OID notes may nevertheless be treated as issued with OID for U.S. federal income tax purposes. For example, floating rate notes providing for one or more qualified floating rates of interest, a single fixed rate and one or more qualified floating rates, a single rate based on one or more qualified floating rates or a single rate based on the yield of actively traded personal property (referred to as an objective rate), or a single fixed rate and a single objective rate that is a qualified inverse floating rate may also be deemed to have OID unless the interest is unconditionally payable at least annually during the term of the note at a single qualified floating rate or a single objective rate within the meaning of the regulations.
If a floating rate note provides for two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the note, the qualified floating rates together constitute a single qualified floating rate. If interest on a debt instrument is stated at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. Two or more rates will be conclusively presumed to meet the requirements of the preceding sentences if the values of the applicable rates on the issue date are within 25 basis points of each other.
Special tax considerations, including possible OID, may arise for floating rate notes providing for:
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one interest rate formula followed by one or more interest rate formulas;

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a single fixed rate followed by a qualified floating rate; or

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a spread multiplier.

Purchasers of floating rate notes with any of these features should carefully examine the applicable pricing supplement and should consult their tax advisors regarding that feature since the tax consequences will depend, in part, on the particular terms of the purchased note. Special rules may apply if a floating rate note bears interest at an objective rate and it is reasonably expected that the average value of the rate during the first half of the note’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the note’s term. Special rules may also apply if a floating rate note is subject to a cap, floor, governor or similar restriction that is not fixed throughout the term of the note and is reasonably expected as of the issue date to cause the yield on the note to be significantly less or more than the expected yield determined without the restriction.
In the case of a note issued with de minimis OID, U.S. holders generally must include the de minimis OID in income as stated principal payments on the notes are made in proportion to the amount of principal paid. Any amount of de minimis OID included in income upon sale, exchange, retirement or other taxable disposition of a note will be treated as capital gain if the note is a capital asset in the holder’s hands.
In the case of notes that are determined to be issued with OID for U.S. federal income tax purposes, a U.S. holder must generally include the OID in ordinary income for U.S. federal income tax purposes as it accrues in advance of the receipt of any cash attributable to the income. Any amounts included in income as OID with respect to a note will increase a U.S. holder’s adjusted basis in the note. The amount of OID, if any, required to be included in a U.S. holder’s ordinary income for U.S. federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and applicable regulations. Under these rules, OID accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The daily portions of OID are determined by allocating to each day in any accrual period a pro rata portion of the OID for that period.
Accrual periods may be of any length and may vary in length over the term of the notes, provided that each accrual period is not longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. OID for any accrual period will be the excess of:
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the product of the note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over

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any qualified stated interest payments for that accrual period.

The adjusted issue price of a note at the start of any accrual period is the sum of the issue price and the accrued OID for each prior accrual period (determined without regard to the amortization of any acquisition or bond premium, as described below), reduced by any prior payments made on the note, other than qualified stated interest, on or before the first day of the accrual period. One effect of this method is that U.S. holders generally will have to include in income increasingly greater amounts of OID in successive accrual periods.
In the case of an OID note that is a floating rate note, both the yield to maturity and qualified stated interest will be determined solely for purposes of calculating the accrual of OID as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of certain floating rate notes, the rate that reflects the yield to maturity that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest rate formula. Persons considering the purchase of floating rate notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of these notes.
If a floating rate note does not qualify as a variable rate debt instrument under the OID regulations, then the floating rate note would be treated as a contingent payment debt instrument. In general, regulations applicable to contingent payment debt instruments may cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to differ substantially from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of current U.S. federal income tax law. Specifically, these regulations may require the U.S. holders of the instrument to include future contingent and non-contingent interest payments in income as the interest accrues based upon a projected payment schedule. Moreover, under these regulations, any gain recognized by a U.S. holder on the sale, exchange or retirement of a contingent payment debt instrument may be treated as ordinary income and all or a portion of any loss realized may be treated as ordinary loss as opposed to capital loss, depending upon the circumstances. The proper U.S. federal income tax treatment of floating rate notes that are treated as contingent payment debt instruments will be more fully described in the applicable pricing supplement.
Constant Yield Election
Under applicable regulations, a holder may elect to include in gross income all interest that accrues on a note (including stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) in accordance with the constant yield method described above, taking into account the compounding of interest. The election may only be made during the taxable year in which the U.S. holder acquires the note, and may not be revoked without the consent of the IRS. U.S. holders should consult their own tax advisors about this election.
If a holder has not made an election under Section 171(c)(2) of the Code to amortize bond premium, a constant yield election for a note with amortizable bond premium will result in a deemed election under Section 171(c)(2) of the Code for all of the holder’s debt instruments with amortizable bond premium acquired during the current year and all subsequent years. Similarly, a constant yield election for a note with market discount by a U.S. holder that has not made an election under Section 1278(b) of the Code to include market discount in income on a current basis will result in a deemed election under Section 1278(b) of the Code. Such a deemed election will apply to all debt instruments with market discount acquired by the U.S. holder during the current year and all subsequent years. Neither the bond premium election under Section 171(c)(2) of the Code nor the market discount election under Section 1278(b) of the Code may be revoked without the permission of the IRS.
Short-Term Notes
The OID provisions described above do not apply to short-term notes having a fixed maturity date not more than one year from the date of issue. Under applicable regulations, this type of short-term note will be treated as having been issued with OID equal to the excess of the total principal and interest payments on the note over its issue price. An individual or other holder using the cash receipts and disbursements method of tax accounting will not be required to include OID on the short-term note in ordinary income for U.S. federal income tax purposes on a daily basis unless the holder elects to do so. Holders of short-term notes who report income under the accrual method of tax accounting and certain other holders are required to include OID in income on a daily basis pursuant to a straight-line method, unless these holders make an election to accrue OID under the constant yield method described above by taking into account daily compounding. In the case of holders of short-term notes not required and not electing to include OID in income currently, any gain realized on the sale, exchange or maturity of the short-term notes will be ordinary income to the extent of the OID accrued on a straight-line basis (or, if elected, on a constant yield method, based on daily compounding), reduced by any interest received, to the date of sale, exchange or maturity. Holders of short-term notes not required and not electing to include the OID in income currently will be required to defer deductions for interest on indebtedness incurred or continued to purchase or carry the short-term notes in an amount not exceeding the deferred income until the deferred income is realized.
The regulations contain aggregation rules stating that in certain circumstances if more than one type of note is issued as part of the same issuance of securities to a single holder, some or all of those notes may be treated together as a single debt instrument with a single issue price, maturity date, yield to maturity and stated redemption price at maturity for purposes of calculating and accruing any OID. Unless otherwise provided in the applicable pricing supplement, we do not expect to treat any of the notes as being subject to the aggregation rules for purposes of computing OID.
Market Discount
A note (other than a short-term note with a fixed maturity date not more than one year from the issue date) will be treated as having a market discount if the amount for which a U.S. holder purchased the note is less than the note’s stated redemption price at maturity or, in the case of a note issued with OID, the note’s original issue price plus any accrued OID, unless, in either case, this difference is less than a specified de minimis amount.
In general, any partial payment of principal or any gain recognized on the maturity or disposition of a market discount note will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the note.
Generally, the accrued market discount will be the total market discount on a note multiplied by a fraction, the numerator of which is the number of days the U.S. holder held the note and the denominator of which is the number of days from the date the U.S. holder acquired the note until its maturity date. A U.S. holder may elect, however, to determine accrued market discount under the constant-yield method described in “Original Issue Discount” above. If the note is disposed of in a nontaxable transaction (other than as provided in Code Section 1276(c) and (d)), accrued market discount will be includible as ordinary income to the U.S. holder as if the holder had sold the note at its then fair market value. Limitations imposed by the Code that are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with accrued market discount. A U.S. holder may elect to include market discount in gross income as it accrues, and a U.S. holder who makes this election is exempt from these limitations. An election to include market discount in income currently, once made, applies to all market discount obligations acquired during or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. The adjusted basis of a note subject to this election will be increased to reflect market discount included in income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.
Acquisition Premium; Amortizable Bond Premium
A U.S. holder that purchases a note for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest will be considered to have purchased the note at an acquisition premium. Under the acquisition premium rules, the amount of OID that the holder must include in its gross income for the note for any taxable year will be reduced (but not below zero) by the portion of acquisition premium properly allocable to that year.
If a U.S. holder purchases a note for an amount in excess of the amount payable at maturity, the U.S. holder will be considered to have purchased the note with amortizable bond premium equal in amount to that excess, and may elect to amortize this premium over the remaining term of the note, based on the U.S. holder’s yield to maturity for the note as determined under the bond premium rules. A U.S. holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in the U.S. holder’s income for the note in that accrual period. Under applicable regulations, if the amortizable bond premium allocable to an accrual period exceeds the amount of qualified stated interest allocable to the accrual period, the excess would be allowed as a deduction for the accrual period, but only to the extent of the U.S. holder’s prior interest inclusions on the note. Any excess is generally carried forward and allocable to the next accrual period. A U.S. holder who elects to amortize bond premium must reduce his tax basis in the note as described below under “— Sale, Exchange, Retirement or Other Taxable Disposition of Notes.” An election to amortize bond premium applies to all taxable debt obligations held by the U.S. holder on or after the beginning of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. Applicable regulations provide limited automatic consent for a U.S. holder to change its method of accounting for bond premium to the constant yield method if the change is made for the first taxable year (by a statement on the relevant return) for which the U.S. holder must account for a bond under those regulations. If a U.S. holder does not elect to amortize bond premium, such premium generally would produce a capital loss which capital loss may be subject to limitations on deductibility.
Sale, Exchange, Retirement or Other Taxable Disposition of Notes
Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. holder will recognize gain or loss equal to the difference between the amount realized from the sale, exchange, retirement or other disposition and the holder’s adjusted basis in the note or applicable portion of the adjusted basis. The holder’s adjusted basis generally will equal the cost of the note to the holder, increased by any OID and market discount includible in the holder’s ordinary income for the note and reduced by any principal payments on the note previously received by the holder (including any other payments on the note that are not qualified stated interest payments) and by any amortizable bond premium used to offset qualified stated interest and certain other amortizable bond premium allowed as a deduction under the regulations described above under “— Acquisition Premium; Amortizable Bond Premium.” Except as discussed above under “— Original Issue Discount” for short-term notes and contingent payment debt instruments and “— Market Discount” for notes with market discount and as discussed below under “— Foreign Currency Notes,” or to the extent cash received is attributable to accrued qualified stated interest, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a note will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the note exceeds one year. Long-term capital gains of individuals are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Foreign Currency Notes
The following summary relates to notes that are denominated in a single currency or currency unit other than the U.S. dollar. For purposes of this discussion, these notes are referred to as foreign currency notes.
A U.S. holder who uses the cash method of accounting and who receives interest, other than OID, in a foreign currency on a foreign currency note will be required to include in income the U.S. dollar value of the interest received determined by translating the foreign currency received at the spot rate for such foreign currency on the date of receipt, regardless of whether the interest payment is in fact converted to U.S. dollars at that time. This U.S. dollar value will be the U.S. holder’s tax basis in the foreign currency received for purposes of calculating foreign currency gain or loss, as described below.
To the extent the above paragraph does not apply, a U.S. holder who uses the cash method of accounting and accrues OID, or who uses the accrual method of accounting, will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by the acquisition premium to the extent applicable) that has accrued and is otherwise required to be taken into account on a foreign currency note during an accrual period. The U.S. dollar value of this accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, for an accrual period that spans two taxable years, at the average rate for the partial period within each taxable year. U.S. holders may also elect to translate the income at the spot rate on the last day of the accrual period (or the spot rate on the date the interest payment is received if such date is within five business days of the last day of the accrual period) or, for a partial accrual period, the spot rate on the last day of the taxable year. Any election will apply to all debt instruments held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and will be irrevocable without the consent of the IRS. The U.S. holder will recognize ordinary income or loss for accrued interest income on the date the income is actually received. The amount of ordinary income or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined by translating the foreign currency received at the spot rate for such foreign currency on the date the payment is received) for the accrual period and the U.S. dollar value of interest income that has previously been included in income during the accrual period (as determined above).
OID and acquisition premium on a foreign currency note are to be determined in the relevant foreign currency and then translated into U.S. dollars in the same manner as interest income accrued by a holder on the accrual basis, as described above.
The amount of market discount on foreign currency notes includible in income will generally be determined by translating the market discount determined in the foreign currency into U.S. dollars at the spot rate on the date the foreign currency note is retired or otherwise disposed of. If the U.S. holder has elected to accrue market discount currently, then the amount which accrues is determined in the foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during the accrual period. A U.S. holder will recognize exchange gain or loss for market discount which is accrued currently using the approach applicable to the accrual of interest income as described above.

Any loss realized on the sale, exchange or retirement of a foreign currency note with amortizable bond premium by a U.S. holder who has not elected to amortize the bond premium under Section 171 of the Code will be a capital loss to the extent of the bond premium. If an election to amortize is made, amortizable bond premium taken into account under the applicable rules described above under “— Acquisition Premium; Amortizable Bond Premium” will reduce interest income in units of the relevant foreign currency. Exchange gain or loss is realized on the amortized bond premium for any period by treating the bond premium amortized in that period as a return of principal.
A U.S. holder’s tax basis in a foreign currency note, and the amount of any subsequent adjustment to the holder’s tax basis, will be the U.S. dollar value of the foreign currency amount paid for the foreign currency note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. A U.S. holder who purchases a foreign currency note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the U.S. holder’s tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.
Gain or loss realized on the sale, exchange or retirement of a foreign currency note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. This foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by a U.S. holder on the sale, exchange or retirement of the foreign currency note that is attributable to changes in exchange rates.
The source of foreign currency gain or loss will be determined by reference to the residence of the holder or the qualified business unit of the holder on whose books the note is properly reflected. Any gain or loss realized by a holder in excess of foreign currency gain or loss will be capital gain or loss (except to the extent of any accrued market discount, gain on a contingent payment debt instrument, cash received that is attributable to accrued qualified stated interest or, in the case of a short-term note, to the extent of any OID not previously included in the holder’s income).
A U.S. holder will have a tax basis in any foreign currency received on the sale, exchange or retirement of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of sale, exchange or retirement.
Regulations issued under Section 988 of the Code provide a special rule for purchases and sales of publicly traded foreign currency notes by a cash method taxpayer under which units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of the purchase or sale. An accrual method taxpayer may elect the same treatment required of cash method taxpayers for the purchase and sale of publicly traded foreign currency notes provided the election is applied consistently. This election cannot be changed without the consent of the IRS. Any gain or loss realized by a U.S. holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.
Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the notes are denominated in a foreign currency, a U.S. holder (or a Non-U.S. holder that holds the notes in connection with a United States trade or business) that recognizes a loss with respect to the notes that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of notes denominated in a foreign currency.
Indexed Notes
The tax treatment of a U.S. holder of an indexed note will depend on various factors including the specific index or indices used to determine indexed payments on the note and the amount and timing of any contingent payments of principal and interest. Persons considering the purchase of indexed notes should carefully examine the applicable pricing supplement and should consult their own tax advisors regarding the U.S. federal income tax consequences of the holding and disposition of those notes.
Reopenings
The IRS has issued regulations regarding whether additional debt instruments issued in a reopening will be considered part of the same issue, with the same issue price and yield to maturity, as the original debt instruments for U.S. federal income tax purposes. Except as provided in a pricing supplement, we expect that additional notes issued by us in any reopening will be issued such that they will be considered part of the original issuance to which they relate.
Medicare Tax
A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. holder’s net investment income will generally include its interest income (including OID) and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the notes.
Floating Rate Amendments
As described under “Description of Notes — Floating Rate Notes — Base Rates,” the interest rate payable on a floating rate may be subject to change after a Benchmark Transition Event (such change, a “Base Rate Modification”). It is possible that a Base Rate Modification will be treated as a deemed exchange of any such notes for new notes for U.S. federal income tax purposes, which may be a taxable event for U.S. holders. In addition, the potential for a Base Rate Modification may also affect the calculation of OID. U.S. holders should consult with their own tax advisors regarding the potential consequences of a Base Rate Modification.
Non-U.S. Holders
The following summary describes the principal U.S. federal income and estate tax consequences of the purchase, ownership and disposition of the notes by a Non-U.S. holder. In this prospectus supplement, we use the term “Non-U.S. holder” to refer to a beneficial owner of a note that, for U.S. federal income tax purposes, is neither a U.S. holder nor a partnership for U.S. federal income tax purposes. This summary is based on the Code and existing and proposed Treasury regulations, revenue rulings and judicial decisions. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders excepted from the discussion of U.S. holders above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and Non-U.S. holders that are owned or controlled by U.S. holders. Persons considering the purchase of notes should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable tax treaty.
Under present U.S. federal income tax law, and subject to the discussion below concerning backup withholding and FATCA:
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Payments of interest (including OID, if any) on the notes by us or by any of our paying agents to any Non-U.S. holder will not be subject to U.S. federal withholding tax under the “portfolio interest exemption,” provided that:

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the holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership, and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code;

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the beneficial owner of the note issued in registered form fulfills the statement requirement set forth in Section 871 (h) or Section 881(c) of the Code (described below) and the regulations thereunder;

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such interest is not contingent interest under Section 871(h)(4)(A) of the Code and the regulations thereunder; and

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such interest is not effectively connected with the conduct by the holder of a trade or business in the United States (or, in the case of an applicable tax treaty, is not attributable to the holder’s permanent establishment in the United States).

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A Non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange or other taxable disposition of a note, unless:

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in the case of a nonresident alien individual, the holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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the gain is, or is deemed to be, effectively connected with the conduct by the holder of a trade or business in the United States (and, in the case of an applicable tax treaty, is attributable to the holder’s permanent establishment in the United States).

In order to obtain the portfolio interest exemption described above, either the beneficial owner of the note or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (referred to in this discussion as a financial institution) and that is holding the note on behalf of the beneficial owner, file a statement with the withholding agent to the effect that the beneficial owner of the note is not a U.S. person. Under Treasury regulations, this requirement will be satisfied if the beneficial owner of a note certifies on the IRS Form W-8BEN or W-8BEN-E (or successor form), under penalties of perjury, that it is not a U.S. person and provides its name and address, or the beneficial owner holds its notes through certain foreign intermediaries and satisfies applicable certification requirements. Special certification rules may apply to holders that are entities rather than individuals.
Alternatively, payments to Non-U.S. holders which do not meet the requirements of the portfolio interest exemption described above and which are therefore subject to withholding of U.S. federal income tax may nevertheless be exempt from withholding or subject to withholding at a reduced rate if the beneficial owner of the note, or his agent, provides the withholding agent with the appropriate, properly executed IRS Form W-8BEN (or successor form) claiming an exemption from withholding or a reduced withholding rate under a tax treaty. Tax-exempt Non-U.S. holders are generally required to provide verification of their tax-exempt status on IRS Form W-8EXP (or successor form). We urge Non-U.S. holders to consult with their tax advisors regarding these rules.
If a Non-U.S. holder is engaged in a trade or business in the United States, and if interest (including OID and market discount) on the note or gain realized on its sale, exchange or other disposition is effectively connected with the conduct of this trade or business (and, in the case of an applicable tax treaty, is attributable to the holder’s permanent establishment in the United States), the Non-U.S. holder, although exempt from the withholding tax discussed above (provided the certification requirements discussed herein are satisfied), will generally be subject to regular U.S. federal income tax on interest (including OID and market discount) and on any gain realized on the sale, exchange or other disposition of a note in the same manner as if it were a U.S. holder (without regard to the Medicare tax described above). See “U.S. Holders” above. Such holder will be required to provide to the withholding agent a properly executed IRS Form W-8ECI (or a successor form) in order to claim an exemption from withholding tax. In addition, if the Non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30%, or a lower rate provided by an applicable treaty, of its effectively connected earnings and profits for the taxable year, subject to adjustments. For purposes of the branch profits tax, interest (including OID and market discount)

on, and any gain recognized on the sale, exchange or other disposition of, a note will be included in the effectively connected earnings and profits of the Non-U.S. holder if the interest or gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business in the United States.
Backup Withholding and Information Reporting
U.S. holders
A backup withholding tax and information reporting requirements generally apply to specified payments of principal, premium and interest (including OID) made to, and to the proceeds of sale before maturity by, U.S. holders (other than certain exempt recipients, such as corporations) who fail to provide and certify certain identifying information (e.g., the holder’s taxpayer identification number) in the required manner. Under current Treasury regulations, backup withholding will not apply to payments made on a note or proceeds from the sale of a note if the U.S. holder:
•
provides its U.S. taxpayer identification number (typically on IRS Form W-9 or a successor form), certifies that it is a U.S. person, and otherwise satisfies the requirements of the backup withholding rules; or

•
establishes an exemption from backup withholding.

Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability, provided that the holder timely furnishes the required information to the IRS.
Non-U.S. holders
In general, Non-U.S. holders will not be subject to backup withholding with respect to payments on the notes that we make provided that the Non-U.S. holder certifies, under penalties of perjury, that it is not a U.S. person (and we do not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.
Generally, we must report to the IRS and to each Non-U.S. holder the amount of interest (including OID) on a note paid to such Non-U.S. holder and the amount of tax, if any, withheld with respect to those interest payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. holder resides under the provisions of an applicable income tax treaty.
Payments on the sale, exchange or other disposition of a note, receipt or coupon made to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting, but generally not backup withholding, may apply to those payments if the broker is one of the following:
•
a U.S. person;

•
a controlled foreign corporation for U.S. federal income tax purposes;

•
a foreign person 50 percent or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•
a foreign partnership with certain connections to the United States.

In the above circumstances, information reporting will be required unless the broker has in its records documentary evidence that the beneficial owner is not a U.S. person and other conditions are met, or the beneficial owner otherwise establishes an exemption. Backup withholding may apply to any payment that the broker is required to report if the broker has actual knowledge that the payee is a U.S. person.
Payment of the proceeds of a sale of a note, receipt or coupon to or through the U.S. office of a U.S. or foreign broker will be subject to backup withholding and information reporting unless the holder certifies, under penalties of perjury, that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or otherwise establishes an exemption.

Withholding tax regulations provide presumptions under which a Non-U.S. holder is subject to information reporting and backup withholding unless we or our paying agents receive the required certification from the holder regarding its non-U.S. status. Foreign holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from withholding or reporting, and the procedure for obtaining an exemption, if available.
Backup withholding is not an additional tax. Any amounts withheld from a payment to a holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder timely furnishes the required information to the IRS.
FATCA
Pursuant to the Sections 1471 through 1474 of the Code and the U.S. Treasury regulations promulgated thereunder (“FATCA”), a U.S. withholding tax at the rate of 30% is imposed on payments of interest made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither we nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, holders may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for foreign holders in (or holders indirectly holding notes through financial institutions in) those countries. Holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the notes.
THE TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. BENEFIT PLANS
Each fiduciary of an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code, and entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each of the foregoing, a “Plan”) and plans or arrangements subject to provisions under any federal, state, local or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”) should consider the fiduciary standards of ERISA or Similar Laws (as applicable) in the context of the plan’s particular circumstances before authorizing an investment in notes.
General Fiduciary Duties
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the management or administration of such a Plan or any authority or control over the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is considered to be a fiduciary of such Plan.
In considering an investment in the notes with a portion of the assets of any Plan, or any plan or arrangement subject to Similar Laws, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary’s duties including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition or holding of notes by a Plan with respect to which we or our affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”), that may apply to the acquisition and holding of the notes. Included among these exemptions are: Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for certain transactions between a Plan and persons who are parties in interest or disqualified persons solely by reason of providing services to the Plan or being affiliated with such service providers; PTCE 96-23, regarding transactions effected by “in-house asset managers”; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 90-1, regarding investments by insurance company pooled separate accounts; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers.” There can be no assurance that these or any other exemption will be available with respect to any particular transaction involving the notes and prospective purchasers that are Plans should consult with their legal advisors regarding the applicability of any such exemption.
Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption. The notes should not be purchased or held by any person investing assets of a plan or arrangement that is subject to Similar Laws, unless such purchase and holding will not constitute or result in a violation of any applicable Similar Laws.

Representation
By acquiring or holding a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold a note constitutes assets of any Plan or assets of a plan or arrangement that is subject to Similar Laws, or (ii) the purchase and holding of the notes by such purchaser or transferee will not, in the case of a Plan, constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code because such purchase and holding satisfies the conditions for relief under an applicable statutory, class or individual prohibited transaction exemption (or in the case of a plan or arrangement that is subject to Similar Laws, such purchase and holding will not constitute or result in a violation of any applicable Similar Laws).
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan or assets of a plan or arrangement subject to Similar Laws, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.
The sale of notes to a Plan, or to a plan or arrangement that is subject to Similar Laws, is in no respect a representation by us, any of our affiliates or any other person that such an investment meets all relevant legal requirements with respect to investments by such plans or arrangements generally or any particular plan or arrangement or that such an investment is appropriate for such plan or arrangements generally or any particular plan or arrangement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)
We are offering the notes on a continuous basis through U.S. Bancorp Investments, Inc., Barclays Capital Inc., BMO Capital Markets Corp., BNP Paribas Securities Corp., BofA Securities, Inc., Capital One Securities, Inc., CIBC World Markets Corp., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, PNC Capital Markets LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC, which we refer to individually as an “agent” and, together, as the “agents,” who have agreed to use reasonable efforts to solicit offers to purchase these notes. We may also appoint other agents in the future. Unless otherwise agreed between us and the agents, we will have the sole right to accept offers to purchase these notes and may reject any offer in whole or in part. Each agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an agent, in connection with sales of these notes resulting from a solicitation that an agent made or an offer to purchase that an agent received, a commission as agreed between us and an agent at the time of such sale. Actual commissions payable in respect of any sale of such notes will be specified in the applicable pricing supplement. We and the agent will negotiate commissions for notes with a maturity of 30 years or greater at the time of sale.
We may also sell these notes to an agent as principal for its own account at discounts to be agreed upon at the time of sale. That agent may resell these notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that agent determines and as we will specify in the applicable pricing supplement. An agent may offer the notes it has purchased as principal to other dealers. That agent may sell the notes to any dealer at a discount and, unless the applicable pricing supplement specifies otherwise, the discount allowed to any dealer will not be in excess of the discount that agent will receive from us. After the initial public offering of notes that an agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession and discount. We have also reserved the right to sell notes directly on our own behalf, in which case no commission will be payable to the agents.
Each of the agents may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agents have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agents for specified expenses.
We estimate that we will spend approximately $350,000 for printing, rating agency, trustee’s and legal fees and other expenses allocable to the establishment of this program to offer notes on a continuous basis.
No notes will have an established trading market when originally issued. Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of these notes on a national securities exchange, but the agents of any series of notes may make a market in such notes, as applicable laws and regulations permit. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. Additionally, certain of the agents may be restricted in their market-making activities. No assurance can be given as to the liquidity of any trading market for the notes.
To facilitate the offering of these notes, the agents may engage in transactions that stabilize, maintain or otherwise affect the price of these notes. Specifically, the agents may overallot in connection with any offering of these notes, creating a short position in these notes for their own accounts. In addition, to cover overallotments or to stabilize the price of these notes, the agents may bid for, and purchase, these notes in the open market. Finally, in any offering of these notes through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing these notes in the offering if the syndicate repurchases previously distributed notes in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of these notes above independent market levels. The agents are not required to engage in these activities, and may end any of these activities at any time.
In the course of their respective businesses, our agents and certain of their affiliates have engaged and may in the future engage in commercial banking and/or investment banking transactions, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities with us and with our affiliates. Some of the agents and their affiliates may also be customers of, engage in transactions with and perform services for us, including our subsidiaries, in the ordinary course of business. They have received and may continue to receive customary fees and commissions for these transactions. Citibank, N.A., our trustee, is an affiliate of one of the agents.
In addition, in the ordinary course of their various business activities, the agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the agents or their affiliates has a lending relationship with us, certain of these agents or their affiliates routinely hedge, and certain others of these agents or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The agents and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Concurrently with the offering of these notes through the agents, we may issue other debt notes under the indentures referred to in this prospectus supplement.
Conflicts of Interest
Our affiliate, U.S. Bancorp Investments, Inc., is a member of FINRA and may participate in sales of the notes. In such event, U.S. Bancorp Investments, Inc. will have a conflict of interest within the meaning of FINRA Rule 5121. Any offer and sale of notes by U.S. Bancorp Investments, Inc. or any of our other affiliates will comply with the requirements of Rule 5121 regarding the underwriting of securities of affiliates. U.S. Bancorp Investments, Inc. and any other dealer with a conflict of interest under Rule 5121 may not execute a transaction in the notes in a discretionary account without the specific prior written approval of the account holder.
Selling Restrictions
Notice to Prospective Investors in Australia
No prospectus or other disclosure document (as defined in the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”)) in relation to the program or any notes has been or will be lodged with the Australian Securities & Investments Commission (“ASIC”) or any other governmental agency or the Australian Securities Exchange operated by ASX Limited (“ASX”) or any other stock exchange licensed under the Corporations Act. This document has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:
(a)   you confirm and warrant that you are either:
(i)   a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;
(ii)   a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;
(iii)   a person associated with us under section 708(12) of the Corporations Act; or
(iv)   a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)   you warrant and agree that you will not offer any of the notes for resale in Australia within 12 months of the notes being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.
Notice to Prospective Investors in Canada
The notes are unsecured and are not and will not be savings accounts, deposits, obligations of, or otherwise guaranteed by, U.S. Bank National Association or any other bank. The notes do not evidence deposits of U.S. Bank National Association or any of our other banking affiliates. The notes are not insured by the Federal Deposit Insurance Corporation, the Canada Deposit Insurance Corporation or any other insurer or governmental agency or instrumentality. U.S. Bancorp is not regulated as a financial institution in Canada. However, U.S. Bank National Association’s Canada branch is listed on Schedule III to the Bank Act (Canada) and is subject to regulation by the Office of the Superintendent of Financial Institutions (Canada).
The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the attached prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the agents are not, and will not be, required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in EEA — Prohibition of Sales to EEA Retail Investors
Unless the relevant pricing supplement in respect of any notes specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, the notes which are the subject of the offering contemplated by this prospectus supplement as completed by the relevant pricing supplement in relation thereto may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II;

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the EU Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

If the relevant pricing supplement specifies the “Prohibition of Sales to EEA Retail Investors” as “Not Applicable”, then, in relation to each Member State, no offer of notes which are the subject of the offering contemplated by this prospectus supplement as completed by the relevant pricing supplement in relation thereto to the public may be made in that Member State other than:

(a)
to any legal entity which is a qualified investor as defined in the EU Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Regulation), subject to obtaining the prior consent of the relevant agent or agents nominated by U.S. Bancorp for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of notes shall require us or any agent to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.
United Kingdom — Prohibition of Sales to UK Retail Investors
Unless the relevant pricing supplement in respect of any notes specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, the notes which are the subject of the offering contemplated by this prospectus supplement as completed by the relevant pricing supplement in relation thereto may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA;

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

If the pricing supplement specifies the “Prohibition of Sales to UK Retail Investors” as “Not Applicable”, then, in relation to the UK, no offer of notes which are the subject of the offering contemplated by this prospectus supplement as completed by the relevant pricing supplement in relation thereto to the public may be made in the United Kingdom other than:
(a)
to any legal entity which is a qualified investor as defined in the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in the UK Prospectus Regulation), subject to obtaining the prior consent of the relevant agent or agents nominated by U.S. Bancorp for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of notes shall require us or any agent to publish a prospectus pursuant to Section 85 of the FSMA.
For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom — Other Regulatory Restrictions
Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by us.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Notice to Prospective Investors in Hong Kong
The contents of the attached prospectus, this prospectus supplement and each other applicable supplement have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of the attached prospectus, this prospectus supplement or any other applicable supplement, they should obtain independent professional advice.
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong) (“SFO”) other than (i) to “professional investors” as defined in the SFO, and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (“C(WUMP)O”), or which do not constitute an offer to the public within the meaning of C(WUMP)O.
No advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. Non-insured Product: The notes are not insured by any governmental agency. The notes are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.
Notice to Prospective Investors in Israel
The attached prospectus, this prospectus supplement and each other applicable supplement do not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Israeli Securities Law, and have not been filed with or approved by the Israel Securities Authority. In the State of Israel, the attached prospectus, this prospectus supplement and any other applicable supplement are being distributed only to, and are directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to Prospective Investors in Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, “Financial Instruments and Exchange Law”) and accordingly, the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in the People’s Republic of China
The agents have represented and undertaken that the offer of the notes is not an offer of securities within the meaning of the PRC Securities Law or other pertinent laws and regulations of the PRC and the notes are not being offered or sold and may not be offered or sold, directly or indirectly, in the PRC (for such purposes, not including the Hong Kong and Macau Special Administrative Regions or Taiwan), except as permitted by the securities laws of the PRC.
Notice to Prospective Investors in Singapore
This offering circular has not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)   a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except: (1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust), (2) where no consideration is or will be given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA, or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, all relevant persons (as defined in Section 309A of the SFA) are hereby notified that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA‑N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in South Korea
The notes have not been and will not be registered with the Financial Services Commission of South Korea under the Financial Investment Services and Capital Markets Act and the decrees and regulations thereunder (the “FSCMA”) and the notes have been and will be offered in South Korea as a private placement under the FSCMA. Accordingly, the notes may not be offered, sold or delivered, directly or indirectly, in South Korea or to, or for the account or benefit of, any resident of South Korea (as defined in the Foreign Exchange Transactions Law of South Korea and the decrees and regulations thereunder (the “FETL”)) or to others for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea, except as otherwise permitted by applicable laws and regulations of South Korea, including the FSCMA and the FETL. In addition, for a period of one year from the issue date of the notes, any acquirer of the notes who was solicited to buy the notes in South Korea is prohibited from transferring any of the notes to another person in any way other than as a whole to one transferee. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the notes.
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.
Notice to Prospective Investors in the United Arab Emirates
The offering of the notes has not been approved or licensed by the UAE Central Bank, the UAE Securities and Commodities Authority (“SCA”), the Dubai Financial Services Authority (“DFSA”) or any other relevant licensing authorities in the United Arab Emirates (“UAE”), and accordingly does not constitute a public offer of securities in the UAE in accordance with the commercial companies law, Federal Law No. 2 of 2015 Concerning Commercial Companies (as amended), and SCA Resolution No. 3 R.M. of 2017 Regulating Promotions and Introductions or otherwise. The notes may not be offered to the public in the UAE (including the Dubai International Financial Centre). This prospectus supplement is being issued to a limited number of institutional and individual investors:
(a)   who meet the criteria of a “Qualified Investor” as defined in the SCA Board of Directors Decision No. 3 R.M. of 2017 (but excluding subparagraph 1(d) in the “Qualified Investor” definition relating to natural persons);

(b)   upon their request and confirmation that they understand that the notes have not been approved or licensed by or registered with the UAE Central Bank, the SCA, DFSA or any other relevant licensing authorities or governmental agencies in the UAE; and
(c)   upon their confirmation that they understand that the prospectus supplement must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose.

LEGAL MATTERS
The validity of the notes will be passed upon for us by Mayer Brown LLP, Chicago, Illinois, and for the agents by Sidley Austin LLP, New York, New York.

PROSPECTUS
U.S. BANCORP
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units
The securities of each class may be offered and sold from time to time by us and/or by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement (including any underlying supplement and/or product supplement, the “prospectus supplement”) carefully before you invest in the securities described in the applicable prospectus supplement.
This prospectus, together with the applicable prospectus supplement describing the terms of the specific securities being offered and sold and the relevant pricing supplement, if any, may be used by our affiliates, including U.S. Bancorp Investments, Inc., in connection with market-making offers and sales of such securities in the secondary market as described above. These affiliates may act as principal or agent in such transactions. Such secondary market sales will be made at prices related to prevailing market prices at the time of sale. We will not receive any of the proceeds of such sales. Our affiliates, including U.S. Bancorp Investments, Inc., do not have any obligation to make a market in the above referenced securities and may discontinue their market-making activities at any time without notice, in their sole discretion. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.
U.S. Bancorp Investments, Inc. is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the securities referred to above. Accordingly, because U.S. Bancorp Investments, Inc. has a conflict of interest pursuant to FINRA Rule 5121, such participation in the offerings of such securities will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121.
Our common stock is listed on the New York Stock Exchange under the symbol “USB.”
Investing in the securities involves risks. Potential purchasers of the securities should consider the information set forth in the “Risk Factors” section in the applicable prospectus supplement and the discussion of risk factors contained in our annual and quarterly reports filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.
None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation (the “FDIC”) or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
These securities will be our equity securities or unsecured obligations and are not savings accounts, deposits, or other obligations of any bank or non-bank subsidiary of ours. These securities are not guaranteed by U.S. Bancorp, or any other bank, and are not insured by the FDIC or any other government agency or instrumentality.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
The date of this prospectus is March 10, 2023.

You should rely only on the information provided in this prospectus and any prospectus supplement, pricing supplement and free writing prospectus we have authorized describing the terms of the specific securities being offered pursuant to this prospectus and any such prospectus supplement, pricing supplement or free writing prospectus. U.S. Bancorp has not authorized anyone to provide you with any other information, and U.S. Bancorp takes no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus, or in any prospectus supplement, pricing supplement or free writing prospectus we have authorized is accurate as of any date other than the date of the applicable document. This prospectus is not an offer to sell these securities, or a solicitation of an offer to buy these securities, in any jurisdiction where offers and sales are not permitted.
The words “we,” “our,” “ours” and “us” refer to U.S. Bancorp, unless otherwise indicated or unless the context requires otherwise.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public on the SEC’s web site at http://www.sec.gov and may be accessed through our web site at https://ir.usbank.com/investor-relations/financial-information/sec-and-other-filings. Information on our web site is not a part of or incorporated by reference into this prospectus or any accompanying prospectus supplement, pricing supplement or free writing prospectus.
The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus. We incorporate by reference the following documents listed below and all documents we subsequently file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment, prior to the termination of the offering of securities under this prospectus:
•
Our Annual Report on Form 10-K for the year ended December 31, 2022, filed on February 27, 2023.

•
Our Current Reports on Form 8-K filed on January 24, 2023 and March 8, 2023 and Form 8-K/A filed on February 16, 2023.

•
Exhibit 99.1 to our Current Report on Form 8-K filed on January 25, 2023.

•
The description of our common stock set forth in Exhibit 4.2 of our Annual Report on Form 10-K for the year ended December 31, 2022, and any other amendment or reports filed for the purpose of updating such description.

Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not, and will not be, incorporated by reference.
We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to:
U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Investor Relations Department
(866) 775-9668

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U.S. BANCORP
We are a financial services holding company headquartered in Minneapolis, Minnesota, serving millions of local, national and global customers. We are registered as a bank holding company under the Bank Holding Company Act of 1956 (the “BHC Act”), and have elected to be treated as a financial holding company under the BHC Act. We provide a full range of financial services, including lending and depository services, cash management, capital markets, and trust and investment management services. We also engage in credit card services, merchant and ATM processing, mortgage banking, insurance, brokerage and leasing. We are the parent company of U.S. Bank National Association.
Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB.” Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and the contact telephone number is (866) 775-9668.
We refer you to the documents incorporated by reference into this prospectus, as described in the section “Where You Can Find More Information,” for more information about us and our businesses.
SECURITIES WE MAY OFFER
We may use this prospectus to offer securities in one or more offerings. One or more prospectus supplements, which we will provide each time we offer securities, or the relevant pricing supplement, if any, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement or any relevant pricing supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling securityholders to be identified in the future.
We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject, in whole or in part, any proposed purchase of our securities. Each prospectus supplement or the relevant pricing supplement, if any, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement or the relevant pricing supplement, if any, and any applicable fee, commission or discount arrangements with them.
This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement or supplements.
Debt Securities
We may sell our unsecured debt securities, which may be senior or subordinated in priority of payment. We will provide one or more prospectus supplements and a relevant pricing supplement, if any, that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.
Common Stock
We may sell our common stock, par value $0.01 per share. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.
Preferred Stock and Depositary Shares
We may sell shares of our preferred stock, par value $1.00 per share, in one or more series. We also may issue preferred stock that will be represented by depositary shares. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of

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calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the liquidation preference of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a share of preferred stock represented by each depositary share, whether we will list the preferred stock or depositary shares on a securities exchange and any other specific terms of the series of preferred stock or depositary shares.
Warrants
We may sell warrants to purchase our senior notes, subordinated notes, shares of our common stock, shares of our preferred stock or depositary shares. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.
Purchase Contracts
We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our senior notes, subordinated notes, common stock, preferred stock or depositary shares.
Units
We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future subsidiaries, repayment of maturing obligations and refinancing of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness. We will not receive any proceeds from the sales of any securities by selling securityholders.
VALIDITY OF SECURITIES
Unless otherwise indicated in the applicable prospectus supplement or the relevant pricing supplement, if any, the validity of the securities offered by this prospectus will be passed upon for us by our counsel, Mayer Brown LLP, Chicago, Illinois. Certain legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement or the relevant pricing supplement.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of our internal control over financial reporting as of December 31, 2022, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Deloitte & Touche LLP, an independent auditor, has audited the consolidated financial statements of MUFG Union Bank, N.A. as of and for the year ended December 31, 2021 incorporated by reference in this prospectus by reference to U.S. Bancorp’s Current Report on Form 8-K/A filed on February 16, 2023, as stated in its reports. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

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U.S. Bancorp
MEDIUM-TERM NOTES, SERIES CC (SENIOR)
MEDIUM-TERM NOTES, SERIES DD (SUBORDINATED)
Due Nine Months or More from Date of Issue

PROSPECTUS SUPPLEMENT

U.S. Bancorp Investments, Inc.
Barclays
BMO Capital Markets
BNP PARIBAS
BofA Securities
Capital One Securities
CIBC Capital Markets
Citigroup
Deutsche Bank Securities
Goldman Sachs & Co. LLC
HSBC
J.P. Morgan
Morgan Stanley
PNC Capital Markets LLC
RBC Capital Markets
TD Securities
UBS Investment Bank
Wells Fargo Securities
April 21, 2023